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The Scotts Miracle-Gro Company

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The Scotts Miracle-Gro Company
Proxy Statement for 2024 Annual Meeting of Shareholders

14111 Scottslawn Road
Marysville, Ohio 43041

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on Monday, January 22, 2024

NOTICE IS HEREBY GIVEN by The Scotts Miracle-Gro Company (the “Company”) that the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) will be held on Monday, January 22, 2024, at 9:00 A.M., Eastern Time. The Annual Meeting is a virtual meeting of shareholders which means that you are able to participate in the Annual Meeting, and vote and submit your questions during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/SMG2024. Because the Annual Meeting is virtual and being conducted electronically, shareholders may not attend the Annual Meeting in person.

The Annual Meeting is being held for the following purposes:

1.    To elect four directors, each to serve for a three-year term expiring at the 2027 Annual Meeting of Shareholders.

2.    To conduct an advisory vote on the compensation of the Company’s named executive officers.

3.    To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2024.

4.    To approve an amendment and restatement of The Scotts Miracle-Gro Company Long-Term Incentive Plan to increase the maximum number of common shares available for grant to participants.

5.    To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Proxy Statement accompanying this Notice of Annual Meeting describes each of these items in detail. The Company has not received notice of any other matters that may be properly presented at the Annual Meeting.

Only shareholders of record at the close of business on Monday, November 27, 2023, the date established by the Company’s Board of Directors as the record date, are entitled to receive notice of, and to vote at, the Annual Meeting.

On or about December 13, 2023, the Company is first mailing to shareholders either: (1) a copy of the accompanying Proxy Statement, a form of proxy and the Company’s 2023 Annual Report; or (2) a Notice of Internet Availability of Proxy Materials, which indicates how to access the Company’s proxy materials and 2023 Annual Report on the Internet.

Your vote is very important. Please vote as soon as possible.

By Order of the Board of Directors,

JAMES HAGEDORN
Chairman of the Board, Chief Executive Officer & President
December 13, 2023

Proxy Statement for
Annual Meeting of Shareholders of
THE SCOTTS MIRACLE-GRO COMPANY
To Be Held on Monday, January 22, 2024

14111 Scottslawn Road
Marysville, Ohio 43041

PROXY STATEMENT
for
Annual Meeting of Shareholders
To Be Held on Monday, January 22, 2024

GENERAL INFORMATION ABOUT VOTING

This Proxy Statement and the accompanying form of proxy are being furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of The Scotts Miracle-Gro Company (the “Company”) for use at the Company’s 2024 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Monday, January 22, 2024, at 9:00 A.M., Eastern Time, and at any adjournment or postponement thereof. This Proxy Statement and the accompanying form of proxy are first being sent on or about December 13, 2023. The Annual Meeting is a virtual meeting of shareholders, which means that the Annual Meeting will be conducted live via the Internet and that you will be able to participate in the Annual Meeting, and vote and submit your questions during the Annual Meeting, by visiting
www.virtualshareholdermeeting.com/SMG2024. If you do not have your 16-digit control number that is printed on your Notice of Internet Availability of Proxy Materials or your form of proxy (if you received a paper or electronic copy of the proxy materials), you will only be able to listen to the Annual Meeting. Each reference in this Proxy Statement to a “fiscal” year is to our fiscal year ended or ending, as applicable, on September 30 of the referenced year. Because the Annual Meeting is virtual and being conducted electronically, shareholders may not attend the Annual Meeting in person.

Only holders of record of the Company’s common shares (the “Common Shares”) at the close of business on Monday, November 27, 2023 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, there were 56,679,088 Common Shares outstanding. Holders of Common Shares as of the Record Date are entitled to one vote for each Common Share held. There are no cumulative voting rights.

The Company is furnishing proxy materials over the Internet as permitted under the rules of the Securities and Exchange Commission (the “SEC”). Under these rules, many of the Company’s shareholders will receive a Notice of Internet Availability of Proxy Materials instead of a paper copy of the Notice of Annual Meeting of Shareholders, this Proxy Statement, a form of proxy and the Company’s 2023 Annual Report. The Notice of Internet Availability of Proxy Materials contains instructions on how to access the proxy materials over the Internet and how shareholders can receive a paper copy of such materials. Shareholders who do not receive a Notice of Internet Availability of Proxy Materials will receive a paper or electronic copy of the proxy materials. The Company believes this process conserves natural resources and reduces the costs of printing and distributing proxy materials. Shareholders who receive a Notice of Internet Availability of Proxy Materials are reminded that the Notice itself is not a form of proxy.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders To Be Held on January 22, 2024: The Notice of Annual Meeting of Shareholders, this Proxy Statement and the Company’s 2023 Annual Report are available at www.proxyvote.com. At www.proxyvote.com, shareholders can view the proxy materials, cast their vote and request to receive proxy materials in paper form by mail or electronically by e-mail on a going-forward basis.

If you received a copy of the proxy materials by mail, a form of proxy, also known as a proxy card, for use at the Annual Meeting was included. You may ensure your representation at the Annual Meeting by completing, signing, dating and promptly returning the form of proxy. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. Alternatively, if you received a copy of the proxy materials by mail or electronically by e-mail or if you received the Notice of Internet Availability of Proxy Materials, as applicable, you may transmit your voting instructions electronically at www.proxyvote.com or by using the toll-free telephone number stated on the form of proxy or the Notice of Internet Availability of Proxy Materials. The deadline for transmitting voting instructions electronically or telephonically before the Annual Meeting is 11:59 P.M., Eastern Time, on January 21, 2024. You may also vote during the Annual Meeting via the Internet by going to www.virtualshareholdermeeting.com/SMG2024 and following the instructions printed on your form of proxy or Notice of Internet Availability of Proxy Materials. The Internet and telephone voting procedures are designed to authenticate shareholders’ identities, allow shareholders to give voting instructions and confirm that such voting instructions have been properly recorded.

If you are a registered shareholder, you may revoke your proxy at any time before it is voted at the Annual Meeting by: (i) giving written notice of revocation to the Corporate Secretary of the Company; (ii) revoking via the Internet site stated on the Notice of Internet Availability of Proxy Materials; (iii) using the toll-free telephone number stated on the form of proxy or the Notice of Internet Availability of Proxy Materials and electing “revocation” as instructed; or (iv) participating in the Annual Meeting virtually and voting again. If you are a registered shareholder, you may change your vote at or prior to the Annual Meeting by: (1) executing and returning to the Company a later-dated form of proxy; (2) submitting a later-dated electronic vote through the Internet site stated on the Notice of Internet Availability of Proxy Materials; (3) voting by telephone at a later date; or (4) participating in the Annual Meeting virtually and voting again.

If you hold your Common Shares in “street name” with a broker/dealer, financial institution or other nominee or holder of record, you are urged to carefully review the information provided to you by the broker/dealer, financial institution or other nominee or holder of record. This information will describe the procedures you must follow to instruct the holder of record how to vote your Common Shares held in “street name” and how to revoke any previously-given voting instructions. If you do not provide voting instructions to your broker/dealer, financial institution or other nominee or holder of record within the required time frame before the Annual Meeting, your Common Shares will not be voted by the broker/dealer, financial institution or other nominee or holder of record on any matters considered non-routine, including the election of directors, the advisory vote on the compensation of the Company’s named executive officers, and the approval of the amendment and restatement of The Scotts Miracle-Gro Company Long-Term Incentive Plan. Your broker/dealer, financial institution or other nominee or holder of record will have discretion to vote your Common Shares on routine matters, including the ratification of the selection of the Company’s independent registered public accounting firm.

The Company will bear the costs of soliciting proxies on behalf of the Board and tabulating your votes. The Company has retained Broadridge Financial Solutions, Inc. to assist in distributing the proxy materials. Directors, officers and certain employees of the Company may solicit your votes personally, by telephone, by e-mail or otherwise, in each case without additional compensation. If you provide voting instructions or participate in the Annual Meeting through the Internet, you may incur costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which the Company will not reimburse. The Company will reimburse its transfer agent, EQ Shareowner Services, as well as broker/dealers, financial institutions and other custodians, nominees and fiduciaries, for forwarding proxy materials to shareholders, according to certain regulatory fee schedules.

If you participate in The Scotts Company LLC Retirement Savings Plan (the “RSP”), a qualified 401(k) plan, and Common Shares have been allocated to your account in the RSP, you are entitled to instruct the trustee of the RSP how to vote such Common Shares. You may receive your form of proxy with respect to your RSP Common Shares separately. If you do not give the trustee of the RSP voting instructions, the trustee will not vote such Common Shares at the Annual Meeting.

If you participate in The Scotts Miracle-Gro Company Discounted Stock Purchase Plan (the “Discounted Stock Purchase Plan”), you are entitled to vote the number of Common Shares credited to your custodial account. If you do not vote, the custodian under the Discounted Stock Purchase Plan will vote the Common Shares credited to your custodial account in accordance with any stock exchange or other rules governing the custodian in the voting of Common Shares held for customer accounts.

Under the Company’s Code of Regulations, the presence, in person or by proxy, of the holders of a majority of the outstanding Common Shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Common Shares represented by properly executed forms of proxy, including proxies reflecting abstentions, which are returned to the Company prior to the Annual Meeting or represented by properly authenticated voting instructions timely recorded through the Internet or by telephone will be counted toward the establishment of a quorum. Broker non-votes, where broker/dealers, financial institutions or other nominees or holders of record who hold their beneficial shareholder customers’ Common Shares in “street name” sign and submit proxies for such Common Shares but fail to vote on non-routine matters because they were not given instructions from their customers, are also counted for the purpose of establishing a quorum.

The results of shareholder voting at the Annual Meeting will be tabulated by or under the direction of the inspector of election appointed by the Board for the Annual Meeting.

Common Shares represented by properly executed forms of proxy returned to the Company prior to the Annual Meeting or represented by properly authenticated voting instructions timely recorded through the Internet or by telephone will be voted as specified by the shareholder. Common Shares represented by valid proxies timely received prior to the Annual Meeting that do not specify how the Common Shares should be voted will, to the extent permitted by applicable law, be voted by the proxies:

1.FOR the election as directors of the Company of each of the four nominees of the Board listed below under the caption “PROPOSAL NUMBER 1 — ELECTION OF DIRECTORS”;

2.FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers as described below under the caption “PROPOSAL NUMBER 2 — ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”)”;

3.FOR the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2024 as described below under the caption “PROPOSAL NUMBER 3 — RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM”; and

4.FOR the approval of the amendment and restatement of The Scotts Miracle-Gro Company Long-Term Incentive Plan to increase the maximum number of common shares available for grant to participants under the plan as described below under the caption “PROPOSAL NUMBER 4 — APPROVAL OF AMENDMENT AND RESTATEMENT OF THE SCOTTS MIRACLE-GRO COMPANY LONG-TERM INCENTIVE PLAN.”

No appraisal rights exist for any action proposed to be taken at the Annual Meeting.

THE BOARD OF DIRECTORS

Current Composition

There are currently twelve individuals serving on the Board, which is divided into three classes, with each class serving a three-year term on a staggered basis. The Class II directors hold office for terms expiring at the Annual Meeting, the Class III directors hold office for terms expiring in 2025 and the Class I directors hold office for terms expiring in 2026.

Experiences, Skills and Qualifications

The Nominating and Governance Committee (the “Governance Committee”) is responsible for identifying candidates to become directors and recommending director nominees to the Board. In reviewing Board candidates, the Governance Committee evaluates a candidate’s overall credentials and background but does not have any specific eligibility requirements or minimum qualifications. In general, directors are expected to have the education, business and other experience and current insight necessary to contribute to the Board’s performance of its functions, the interest and time to be actively engaged with the Company’s management team, and the functional skills, leadership, diversity, experience and other attributes that the Board believes will contribute to the development and expansion of the Board’s knowledge and capabilities.

The strength of the Board is its combined experiences and its collaborative and engaged spirit. The Board includes professionals with a range of experiences including business and military leaders, bankers, regulators and advertisers.

Set forth below is a general description of the types of experiences the Board and the Governance Committee believe are particularly relevant to the Company:

•Leadership Experience — Directors who have significant leadership experience in major organizations over an extended period of time, such as corporate or governmental senior executives, provide the Company with valuable insights gained through years of managing complex organizations. These individuals understand both the day-to-day operational responsibilities that senior management handles and the role directors play in overseeing the affairs of large organizations. Almost every current director has significant experience leading complex organizations.

•Marketing — Directors with experience understanding consumers’ desires and preferences and the rapidly changing ways in which consumers — young and old alike — receive information, as well as form and convey those preferences, deliver valuable marketing insights that can benefit the Company’s performance, especially as consumers shift to non-traditional media and formats.

•Retail Experience — Directors with significant experience in the retail industry bring valuable insights that can assist the Company in managing its relationships with its largest retail customers. In addition, directors with experience and insight on traditional and developing routes to the consumer can help the Company excel.

•Innovation and Technology Experience — Directors with innovation and technology experience add significant value to the Board, especially in light of the Company’s continued focus on driving innovation in product development and design, communications, and business operations.

•Financial Experience — Directors with an understanding of accounting, finance and financial reporting processes, particularly as they relate to a large, complex business, are critical to the Company. Accurate financial reporting is a cornerstone of the Company’s success, and directors with financial expertise help provide effective oversight of the Company’s financial measures and processes.
•Governmental Experience — Directors with governmental experience are beneficial because our industry is heavily regulated and is directly affected by actions and decisions of federal, state, local, and other governmental agencies. The Company recognizes the importance of working constructively with governments, and directors with governmental experience offer valuable insight in this regard.

•Consumer Industry Experience — Directors with experience identifying and developing products that are desirable to consumers in an evolving marketplace and in emerging product categories, including the hydroponic and indoor growing space, bring valuable skills that can positively impact the Company’s performance.

A description of the most relevant experiences, skills, attributes and qualifications that qualify each director to serve as a member of the Board is included in the director biographies.

Diversity

The Board believes that diversity is one of many important considerations in board composition. When identifying and evaluating potential candidates for the Board, the Governance Committee will consider any combination of desirable qualities including, without limitation: independence; judgment; character, ethics and integrity; diversity (including diversity of race, ethnicity, gender, education, experience, viewpoints, background and skills); business or other relevant experience, skills and knowledge useful to the oversight of the Company’s business, experience with businesses and organizations of comparable size or scope, experience as an executive of, or adviser to, a publicly-traded or private company, experience, skills and knowledge relative to other Board members, and specialized experience, skills or knowledge; and such other factors deemed appropriate, in each case, in light of the Board’s needs. The Governance Committee will actively seek to identify minorities and women to include in the pool of potential candidates for the Board.

The Governance Committee believes that the Company’s current directors, as a group, reflect a diverse mix of skills, experiences, backgrounds and opinions helpful to foster an effective decision-making environment and promote the Company’s culture. Board member experiences cover a wide range of industries and sectors, including consumer products, manufacturing, technology, financial services, military, media, regulatory and consulting. Three of the twelve directors are women, one of whom chairs one of the Board’s five standing committees: the Finance Committee (Katherine Hagedorn Littlefield) with Ms. Littlefield also having served as Vice Chair of the Board since 2013. In addition, Brian E. Sandoval self-identifies as Hispanic/Latino, Edith Avilés self-identifies as Hispanic/Latina and Mark D. Kingdon self-identifies as Native American.

Leadership Structure

The Company’s governance documents provide the Board with flexibility to select the leadership structure that the Board believes is most appropriate for and in the best interests of the Company and its shareholders. The Board regularly evaluates the Company’s leadership structure and has concluded that the Company and its shareholders are best served by not having a formal policy regarding whether the same individual should serve as both Chairman of the Board and Chief Executive Officer (“CEO”). This approach allows the Board to elect the most qualified director as Chairman of the Board, while maintaining the ability to separate the Chairman of the Board and CEO roles when deemed appropriate.

Currently, the Company is led by James Hagedorn, who has served as CEO since May 2001, Chairman of the Board since January 2003 and President since October 2023. The Board believes that combining the roles of Chairman of the Board and CEO is in the best interests of the Company and its shareholders at this time as this structure fully utilizes the talent and experience of Mr. Hagedorn. The Board believes its decision to appoint Mr. Hagedorn to lead the Board promotes unification and direction, allowing for increased operational effectiveness and strong, efficient leadership. Given our recent financial covenant pressures, the Board believes facilitating a seamless and regular flow of information has been advantageous to the Company and Mr. Hagedorn is best positioned to accomplish this objective.

In addition to Mr. Hagedorn, the Board is currently comprised of eleven non-employee directors, nine of whom qualify as independent. In accordance with the Company’s Corporate Governance Guidelines and applicable sections of the New York Stock Exchange (“NYSE”) Listed Company Manual (the “NYSE Rules”), the non-employee directors of the Company regularly meet in executive session. These meetings allow non-employee directors to discuss issues of importance to the Company, including the business and affairs of the Company as well as matters concerning management, without any member of management present. In addition, the independent directors of the Company meet in executive session at least annually and more frequently as matters appropriate for their consideration arise.

The directors elected Peter E. Shumlin to serve as the Company’s Lead Independent Director in November 2023. As Lead Independent Director, Mr. Shumlin:

•has the ability to call meetings of independent and/or non-employee directors;

•presides at meetings of non-employee and/or independent directors;

•consults with the Chairman of the Board and CEO with respect to appropriate agenda items for meetings of the Board;

•serves as a liaison between the Chairman of the Board and the independent directors;

•has the ability, in consultation with the Vice Chair, to approve the retention of outside advisors and consultants who report directly to the Board on critical issues;

•has the ability to approve the retention of outside advisors and consultants who report directly to the independent directors of the Board on critical issues, as needed or deemed appropriate;

•can be contacted directly by shareholders; and

•performs such other duties as the Board may delegate to him from time to time.

In addition, the directors have elected Ms. Littlefield to serve as Vice Chair of the Board in each year since 2013. As Vice Chair, Ms. Littlefield:

•presides at meetings of the Board in the Chairman of the Board’s absence;

•presides at meetings of the shareholders in the Chairman of the Board’s absence;

•has the ability, in consultation with the Lead Independent Director, to approve the retention of outside advisors and consultants who report directly to the Board on critical issues; and

•performs such other duties as the Board may delegate to her from time to time.

The Board has established five standing committees to assist with its oversight responsibilities: (1) the Audit Committee; (2) the Compensation and Organization Committee (the “Compensation Committee”); (3) the Governance Committee; (4) the Finance Committee; and (5) the Innovation and Technology Committee. Each of the Audit Committee, Compensation Committee, and Governance Committee is comprised entirely of independent directors.

The Board believes that its current leadership structure — including combined Chairman of the Board and CEO roles, a Lead Independent Director, a Vice Chair of the Board, and key committees comprised solely of independent directors — provides an appropriate balance among strategy development, operational execution and independent oversight, and is in the best interests of the Company and its shareholders.

Board Role in Risk Oversight

It is management’s responsibility to develop and implement the Company’s strategic plans and to identify, evaluate, manage and mitigate the risks inherent in those plans. It is the Board’s responsibility to oversee the Company’s strategic plans and to ensure that management is taking appropriate action to identify, evaluate, manage and mitigate the associated risks. The Board administers its risk oversight responsibilities through active review and discussion of enterprise-wide risks and by delegating certain risk oversight responsibilities to Board committees for further consideration and evaluation. The decision to administer the Board’s oversight responsibilities in this manner significantly impacts the Board’s leadership and committee structure.

As the roles of Chairman of the Board and CEO are combined, the directors annually elect a Lead Independent Director to enhance oversight of management and the potential risks facing the Company. In addition, the Board is comprised of predominantly independent directors and all members of the Board’s required committees — the Audit Committee, the Compensation Committee, and the Governance Committee — are independent. The checks and balances provided by our leadership structure help to ensure that key decisions made by the Company’s senior management, up to and including the CEO, are reviewed and overseen by independent directors of the Board.

In some cases, risk oversight is addressed by the full Board as part of its engagement with the CEO and other members of senior management. For example, the full Board conducts a comprehensive annual review of the Company’s overall strategic plan and the plans for each of the Company’s business units, including associated risks. In connection with the Board’s risk oversight responsibilities, management periodically provides the Board with reports regarding the significant risks facing the Company and how the Company is seeking to control or mitigate those risks. The Board also has responsibility for ensuring that the Company maintains appropriate succession plans for its senior officers and conducts an annual review of succession planning. During the 2023 fiscal year through the filing of this Proxy Statement, the Company experienced management transitions involving its Chief Financial Officer, Chief Operating Officer, Chief Human Resources Officer and General Counsel. The Board believes its succession planning initiatives resulted in minimal disruptions of the Company’s operations as a result of these management transitions.

In other cases, the Board has delegated risk management oversight responsibilities to certain committees, each of which reports regularly to the full Board. The Board believes delegation of certain oversight responsibilities to committees allows the Company to benefit from the relevant expertise of the applicable committee as well as the responsive flexibility often realized through smaller groups.

The Audit Committee oversees the Company’s compliance with legal and regulatory requirements and its overall risk management process and has oversight responsibility for financial risks and cyber and information security risks. As part of its oversight role, the Audit Committee regularly reviews risks relating to the Company’s key accounting policies and receives reports regarding the Company’s most significant internal controls and compliance risks from the Company’s Chief Financial Officer as well as its internal auditors. Representatives of the Company’s independent registered public accounting firm attend each Audit Committee meeting, regularly make presentations to the Audit Committee, and comment on management presentations. In addition, the Company’s Chief Financial Officer and internal auditors, as well as representatives of the Company’s independent registered public accounting firm, individually meet in private session with the Audit Committee on a regular basis, affording ample opportunity to raise any concerns with respect to the Company’s risk management practices.

The Compensation Committee oversees risks relating to the Company’s compensation programs and practices. As discussed in more detail in the section captioned “Our Compensation Practices — Role of Outside Consultants” within the Compensation Discussion and Analysis, the Compensation Committee employs an independent compensation consultant to assist it in reviewing the Company’s compensation programs, including the potential risks created by and other impacts of these programs.

The Governance Committee oversees issues related to the Company’s governance structure and other corporate governance matters and processes and, in coordination with the Innovation and Technology Committee, ESG related initiatives. The Governance Committee is also charged with overseeing compliance with the Company’s Related Person Transaction Policy. The Governance Committee regularly reviews the Company’s key corporate governance documents, including the Corporate Governance Guidelines, the Related Person Transaction Policy and the Insider Trading Policy, to ensure the documents continue to comply with the changing legal and regulatory environment and appropriately enable the Board to fulfill its oversight responsibilities.

Information Security Matters

The Audit Committee, which is composed entirely of independent directors, is responsible for oversight of the Company’s cyber and information security program and receives reports regarding the program on at least a quarterly basis from the Company’s cybersecurity and information technology leadership as well as other members of management. The reports address significant threats facing the Company and mitigation efforts undertaken by management.

The Company executes a comprehensive approach to identify and mitigate information security risks. Specifically, the Company’s strategy implements several key elements of the NIST Cybersecurity framework (NIST-CSF) to establish a proactive defense against potential threats, including security event monitoring, incident response processes, access management controls, vulnerability identification and remediation processes, third-party risk monitoring and user awareness and training. The Company works with third party email and enterprise security vendors to regularly conduct simulated attack exercises to identify additional needs for training and overall program refinement. The Company’s information security team also provides regular security training and awareness content for all associates and mandates information and security and cyber-risk training for all newly hired associates. Further, the Company maintains an information security risk insurance policy designed to defray certain costs associated with a significant breach.

Information security consultants engaged by management perform periodic external assessments of the Company’s cybersecurity program applying recognized industry frameworks (e.g., NIST-CSF). In addition, the Company’s information security team monitors program maturity by, among other things, performing annual reviews to assess progress against the Capability Maturity Model Integration framework.

During the past three fiscal years, the Company has not experienced a material information security breach and has incurred no expenses with respect to material information security breaches during the periods in question. In April 2019, Aerogrow International, Inc., a then partially owned consolidated subsidiary, disclosed that an unauthorized person may have acquired, through the use of malicious code, the payment card information that users entered into an eCommerce vendor’s payment page.

PROPOSAL NUMBER 1

ELECTION OF DIRECTORS

At the Annual Meeting, four Class II directors will be elected. All four individuals nominated by the Board for election as directors at the Annual Meeting are currently serving as Class II directors — Thomas N. Kelly Jr., Brian E. Sandoval, Peter E. Shumlin and John R. Vines.

The individuals elected as Class II directors at the Annual Meeting will hold office for a three-year term expiring at the 2027 Annual Meeting and until their respective successors are duly elected and qualified, or until their earlier death, resignation or removal. The individuals designated as proxy holders in the form of proxy intend to vote the Common Shares represented by the proxies received under this solicitation for the Board’s nominees, unless otherwise instructed on the form of proxy or through the telephone or Internet voting procedures. The Board has no reason to believe that any of the nominees will be unable or unwilling to serve as a director of the Company if elected. If any nominee becomes unable to serve or for good cause will not serve as a candidate for election as a director, then the individuals designated as proxy holders reserve full discretion to vote the Common Shares represented by the proxies they hold for the election of the remaining nominees and for the election of any substitute nominee designated by the Board following recommendation by the Governance Committee. The individuals designated as proxy holders cannot vote for more than four nominees for election as Class II directors at the Annual Meeting.

The following information, as of December 8, 2023, with respect to the age, principal occupation or employment, other affiliations and business experience of each continuing director or nominee for election as a director, has been furnished to the Company by each such director or nominee.

Nominees Standing for Election to the Board of Directors

Class II — Terms to Expire at the 2024 Annual Meeting

Thomas N. Kelly Jr., age 76, Director of the Company since 2006

Mr. Kelly is a former director of GameStop Corp., where he also chaired the Compensation Committee. Mr. Kelly also served as Executive Vice President, Transition Integration of Sprint Communications (“Sprint”), a global communications company, from December 2005 until April 2006. He served as the Chief Strategy Officer of Sprint from August 2005 until December 2005. He served as the Executive Vice President and Chief Operating Officer of Nextel Communications, Inc., which became Sprint, from February 2003 until August 2005, and as Executive Vice President and Chief Marketing Officer of Nextel Communications, Inc. from 1996 until February 2003.

Our Corporate Governance Guidelines state that, in general, a director should not stand for re-election once he or she has reached the age of 72, but provides the Board with flexibility to nominate a director who is age 72 or older based on individual circumstances. Mr. Kelly turned 76 on April 29, 2023. The Board, in alignment with a recommendation from the Governance Committee, reviewed Mr. Kelly’s individual circumstances, Company priorities, Board needs, and Mr. Kelly’s experience and expertise and determined that nominating Mr. Kelly is in the best interests of the Company.

Having served at various times as Chief Strategy Officer, Chief Operating Officer and Chief Marketing Officer of Sprint, Mr. Kelly brings an extensive skill set to the Board. His blend of leadership, innovation and technology, international, marketing/consumer industry and financial experience make him a key advisor to the Board on a full range of consumer and strategy-related matters.

Committee Memberships: Innovation and Technology (Chair); Compensation; Finance

Brian E. Sandoval, age 60, Director of the Company since 2022

Mr. Sandoval has served as President of the University of Nevada, Reno since September 2020.

Mr. Sandoval served two terms as the 29th Governor of the State of Nevada, having held office from 2011 to 2019. Prior to serving as Governor, he served as a Judge of the U.S. District Court for the District of Nevada, Attorney General of Nevada and four years in the Nevada Assembly. He served as Chairman of the National Governors Association from 2017 to 2018. In addition, Mr. Sandoval was a member of the Board of Directors of Coeur Mining, Inc. from 2019 to 2020 where he also served on the Environmental, Health, Safety and Corporate Responsibility Committee and Audit Committee, and the President of Global Gaming Development of MGM Resorts International from 2019 to 2020. Mr. Sandoval was recommended to the Board by a non-management director.

As a former governor and current leader of a major educational institution, we believe Mr. Sandoval’s experience in ESG oversight, human capital management and leading large complex organizations benefits the Board and the Company’s shareholders.

Committee Memberships: Compensation (Chair); Governance

Peter E. Shumlin, age 67, Director of the Company since 2017 and Lead Independent Director since November 2023

Mr. Shumlin is a director at Putney Student Travel which provides educational summer programs for students around the globe. He is also a principal in numerous real estate partnerships specializing in commercial and residential properties.

Mr. Shumlin served three terms as the 81st Governor of the State of Vermont, having held office from 2011 to 2017. Prior to serving as Governor, he served two terms in the Vermont House of Representatives and 14 non-consecutive years in the Vermont Senate, serving on the Rules Committee, the Finance Committee, the Transportation Committee, the Appropriations Committee and as Senate President Pro Tempore.

Mr. Shumlin’s lengthy public service career provides in-depth knowledge of government, public policy, legal, finance, governance and leadership matters. We believe his unique experience and skill set make him a valuable asset to the Board.

Committee Memberships: Compensation; Governance

John R. Vines, age 74, Director of the Company since 2013

Lieutenant General (retired) Vines has been a partner of McChrystal Group since 2016 and was previously a Senior Advisor to McChrystal Group beginning in 2011. General Vines retired in 2007 from the U.S. Army after 35 years active service. He was in continuous command for his last six years of service, including as Commander, U.S. Army’s XVIII Airborne Corps and Multi-National Corps Iraq. In addition, he commanded the Combined Joint Task Force 180 Afghanistan. General Vines also served as the Senior Defense Representative to Afghanistan and Pakistan and previously commanded the 82nd Airborne Division, which included a year-long deployment in Afghanistan. Following retirement, General Vines acted as a Department of Defense Senior Mentor to U.S. Army and joint senior leadership and deploying combat units, a member of the Defense Service Board and a member of the Army DARPA Senior Advisory Group.

Our Corporate Governance Guidelines state that, in general, a director should not stand for re-election once he or she has reached the age of 72, but provides the Board with flexibility to nominate a director who is age 72 or older based on individual circumstances. General Vines turned 74 on June 2, 2023. The Board, in alignment with a recommendation from the Governance Committee, reviewed General Vines’ individual circumstances, Company priorities, Board needs, and General Vines’ experience and expertise and determined that nominating General Vines is in the best interests of the Company.

With more than 35 years of active military service and significant management consulting experience, General Vines brings extensive leadership, strategy and innovation experience to the Board.

Committee Memberships: Innovation and Technology; Governance

Class III — Terms to Expire at the 2025 Annual Meeting

David C. Evans, age 60, Director of the Company since 2018

Mr. Evans is a director of Cardinal Health Inc. (“Cardinal Health”), a global integrated healthcare services and products company. Mr. Evans serves on the Audit and Risk Oversight Committees at Cardinal Health.

Mr. Evans served as Executive Vice President & Interim Chief Financial Officer of the Company from August 2022 until November 2022.

Mr. Evans served as the Interim Chief Financial Officer of Cardinal Health from September 2019 until May 2020, after a transition role beginning in July 2019. Mr. Evans previously served as Executive Vice President and Chief Financial Officer of Battelle Memorial Institute (“Battelle”), a private research and development organization, from March 2013 until January 2018. Mr. Evans’ responsibilities at Battelle included strategy, information technology and cybersecurity. Prior to joining Battelle, Mr. Evans served in various managerial roles at the Company, including, most recently, Chief Financial Officer and Executive Vice President, Strategy and Business Development from September 2006 until February 2013.

Mr. Evans’ financial acumen and intimate familiarity with the Company and the lawn and garden industry makes him uniquely qualified to serve as a member of the Board. Mr. Evans qualifies as an “audit committee financial expert” as that term is defined in the applicable rules and regulations of the SEC (“SEC Rules”) and his financial experience, including capital markets, investor relations and cybersecurity, are particularly valuable to the Board in his service as Chair of the Audit Committee and member of the Finance Committee.

Committee Memberships: Audit (Chair); Finance

Adam Hanft, age 73, Director of the Company since 2010

Mr. Hanft is the founder and Chief Executive Officer of Hanft Ideas LLC (“Hanft Ideas”), a strategic consultancy that provides marketing and branding advice and insights to leading consumer and business-to-business companies, including many leading digital brands ranging from cybersecurity to artificial intelligence, digital health, fintech, foodtech and adtech. He writes broadly about the consumer culture for numerous publications, is a podcast co-host, and is the co-author of “Dictionary of the Future.” He is also a frequent commentator on marketing and branding issues. Mr. Hanft previously served as founder and Chief Executive Officer of Hanft Unlimited, Inc., a marketing organization created in 2004 that included an advertising agency, strategic consultancy and custom-publishing operation. Mr. Hanft also serves as a director for 1-800-FLOWERS.COM Inc., and sits on a number of start-up boards as well as advisory boards, including Sensory Cloud, named one of the Fast Company’s most innovative companies.

As the Chief Executive Officer of Hanft Ideas, Mr. Hanft brings his extensive leadership and experience in the marketing and advertising industry, as well as his digital technology experience to the Board. His knowledge of the consumer and retail landscape; the rapidly changing media environment including social media; agtech and the cannabis industry; the consumer acquisition ecosystem, ESG oversight, cybersecurity and human capital management have proven to be particularly valuable to the Board.

Committee Memberships: Finance; Innovation and Technology

Stephen L. Johnson, age 72, Director of the Company since 2010

Mr. Johnson is the President and Chief Executive Officer of Stephen L. Johnson and Associates Strategic Consulting, LLC (“Johnson and Associates”), a strategic provider of business, research and financial management and consulting services formed in 2009. Prior to forming Johnson and Associates, Mr. Johnson worked for the U.S. Environmental Protection Agency for 30 years, where he became the first career employee and scientist to serve as Administrator, a position he held from January 2005 until January 2009. Mr. Johnson serves as a director of Frederick Memorial Hospital and as a Trustee of Taylor University.

As President and Chief Executive Officer of Johnson and Associates and the former Administrator of the U.S. Environmental Protection Agency, as well as a lifelong scientist, Mr. Johnson brings considerable leadership in ESG oversight (including serving as the Board liaison to management on ESG matters), human capital management, and the innovation and technology arenas to the Board and fulfills the Board’s need for regulatory and environmental expertise as identified by the Governance Committee.

Committee Memberships: Governance (Chair); Compensation; Innovation and Technology

Katherine Hagedorn Littlefield, age 68, Director of the Company since 2000 and Vice Chair since 2013

Ms. Littlefield is a general partner of the Hagedorn Partnership, L.P. She also serves on the board for the Hagedorn Family Foundation, Inc., a charitable organization. She is the sister of James Hagedorn, the Company’s Chairman of the Board, CEO & President.

As a general partner and former Chair of the Hagedorn Partnership, L.P., the Company's largest shareholder, Ms. Littlefield brings a strong shareholder voice to the Board. She also has significant innovation and technology experience, having served on the Company's Innovation and Technology Committee (and its predecessors) since May 2004, as well as on the Innovation Advisory Board from its formation in 2001 until January 2014 when it was retired.

Committee Memberships: Finance (Chair); Innovation and Technology

Class I — Terms to Expire at the 2026 Annual Meeting

James Hagedorn, age 68, Director of the Company since 1995 and Chairman of the Board since 2003

Mr. Hagedorn has served as CEO of the Company since May 2001, as Chairman of the Board since January 2003, and as President of the Company since October 2023 as well as from October 2015 until February 2016. Mr. Hagedorn is the brother of Katherine Hagedorn Littlefield, a director of the Company.

Having joined the Company in 1987 and the Board in 1995, and with service as CEO and Chairman of the Board for nearly two decades, Mr. Hagedorn has more working knowledge of the Company and its products than any other individual. During his career at the Company, Mr. Hagedorn has developed extensive leadership, international, and marketing/consumer industry experience that has proven invaluable as he leads the Board through a wide range of issues.

Edith Avilés, age 58, Director of the Company since 2023
Ms. Avilés was a Managing Director, Global Investor Relations of Clayton, Dubilier & Rice (“CDR”), a private equity firm with offices in New York and London until March 2023. Prior to joining CDR in February 2022, Ms. Avilés served as Vice Chair and Executive Committee Member, Americas of Natixis, a French corporate and investment bank.

Ms. Avilés has over 30 years of experience in the finance industry, where she has cultivated key client relationships and executed growth strategies delivering strong financial performance across complex global organizations. While at Natixis, Ms. Avilés held several senior management roles including Global Co-Head of Financial Sponsor Coverage responsible for teams managing relationships with private equity clients across Europe, Asia and the USA. She was also Head of Coverage leading teams across the Americas and Canada in client development and diversification across industries. Before joining Natixis, Ms. Avilés held several senior management and investment banking positions at BNP Paribas, including Regional Head of Hispanic Latin America and Country Head of Mexico. Ms. Avilés’ extensive leadership experience at large financial and strategic organizations is expected to provide valuable benefits to the Board. Ms. Avilés qualifies as an “audit committee financial expert” as that term is defined in the applicable SEC Rules and her financial experience is particularly valuable to the Board in her role as a member of the Audit Committee and the Finance Committee.

Committee Memberships: Audit; Finance

Nancy G. Mistretta, age 69, Director of the Company since 2007

Ms. Mistretta is a retired partner of Russell Reynolds Associates (“Russell Reynolds”), an executive search firm, where she served as a partner from February 2005 until June 2009. She was a member of Russell Reynolds’ Not-For-Profit Sector and was responsible for managing executive officer searches for many large philanthropic organizations, with a particular focus on searches for presidents, deans and financial officers of educational institutions. Based in New York City, she also was active in the CEO/Board Services Practice of Russell Reynolds. Prior to joining Russell Reynolds, Ms. Mistretta was with JPMorgan Chase & Co. and its heritage institutions (collectively, “JPMorgan”) for 29 years and served as a Managing Director in Investment Banking from 1991 to 2005. Ms. Mistretta is a director of Worthington Steel, Inc. where she serves on the Audit Committee.

Throughout her nearly 30-year career at JPMorgan, Ms. Mistretta demonstrated a range of skills including leadership, international, marketing/consumer industry, retail and financial experience, including through roles as Managing Director responsible for Investment Bank Marketing and Communications, industry head responsible for the Global Diversified Industries group and industry head responsible for the Diversified, Consumer Products and Retail Industries group. Ms. Mistretta qualifies as an “audit committee financial expert” as that term is defined in the applicable SEC Rules and her financial experience, ESG oversight and human capital expertise is particularly valuable to the Board in her role as a member of the Audit Committee and the Compensation Committee.

Committee Memberships: Audit; Compensation

Mark D. Kingdon, age 60, Director of the Company since 2023

Mr. Kingdon is the founder of Quixotic Ventures and invests in early-stage consumer internet companies. Prior to establishing Quixotic Ventures in 2010, he served as CEO of Linden Lab, an early metaverse player, and Organic, Inc., a a web development and digital marketing firm.

Mr. Kingdon has over 30 years of business experience having held senior executive positions from president and CEO to founder of companies in the consumer, technology and digital spaces, among others. He has notable experience in finance, marketing, branding, innovation, business transformation and emerging technologies with a track record of achieving groundbreaking results.

Mr. Kingdon’s entrepreneurial and financial acumen coupled with his experience in digital marketing and emerging technologies are expected to provide value to the Board as the Company’s markets and consumers evolve. Mr. Kingdon qualifies as an “audit committee financial expert” as that term is defined in the applicable SEC Rules and his financial experience is particularly valuable to the Board in his role as a member of the Audit Committee, the Compensation Committee and the Finance Committee.

Committee Memberships: Audit; Compensation; Finance

Recommendation and Vote

Under Ohio law and the Company’s Code of Regulations, the four nominees identified above for election as Class II directors receiving the greatest number of votes FOR election will be elected as directors of the Company. Common Shares represented by properly executed and returned forms of proxy or properly authenticated voting instructions recorded through the Internet or by telephone will be voted FOR the election of the Board’s nominees, unless otherwise specified. Broker non-votes will not be counted toward the election of directors or toward the election of the individual nominees of the Board, as applicable.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF ALL OF THE ABOVE-NAMED CLASS II DIRECTOR NOMINEES.

MEETINGS AND COMMITTEES OF THE BOARD

Meetings of the Board and Board Member Attendance at Annual Meeting of Shareholders

The Board held eleven meetings during the 2023 fiscal year. During the 2023 fiscal year, each Board member attended at least 75% of the aggregate number of Board and applicable committee meetings except Brian D. Finn who attended 60% of such meetings prior to the expiration of his term at the 2023 Annual Meeting of Shareholders.

Although the Company does not have a formal policy regarding Board members attendance at annual shareholder meetings, the Company encourages all directors to attend each such annual meeting. With the exception of one director, all of our then current directors attended the 2023 Annual Meeting of Shareholders held on Monday, January 23, 2023.

Committees of the Board

The Board has established five standing committees to assist with its oversight responsibilities: (1) the Audit Committee; (2) the Compensation Committee; (3) the Governance Committee; (4) the Finance Committee; and (5) the Innovation and Technology Committee. Membership on each of these committees, as of December 13, 2023, is shown in the following chart:

Audit	Compensation and Organization	Nominating and Governance	Finance	Innovation and Technology
David C. Evans (Chair)	Brian E. Sandoval (Chair)	Stephen L. Johnson (Chair)	Katherine Hagedorn Littlefield (Chair)	Thomas N. Kelly Jr.(Chair)
Edith Avilés	Stephen L. Johnson	Brian E. Sandoval	Edith Avilés	Adam Hanft
Mark D. Kingdon	Thomas N. Kelly Jr.	Peter E. Shumlin	David C. Evans	Stephen L. Johnson
Nancy G. Mistretta	Mark D. Kingdon	John R. Vines	Adam Hanft	Katherine Hagedorn Littlefield
	Nancy G. Mistretta		Thomas N. Kelly Jr.	John R. Vines
	Peter E. Shumlin		Mark D. Kingdon

Audit Committee

The Audit Committee consists of David C. Evans (Chair), Edith Avilés, Mark D. Kingdon and Nancy G. Mistretta.

The Audit Committee, which was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is organized and conducts its business pursuant to a written charter adopted by the Board. A copy of the Audit Committee charter is posted under the “Corporate Governance” heading on the Company’s website at http://investor.scotts.com. At least annually, in consultation with the Governance Committee, the Audit Committee evaluates its performance, reviews and assesses the adequacy of its charter and recommends to the Board any proposed changes thereto as may be necessary or desirable.

The Audit Committee is responsible for: (1) overseeing the accounting and financial reporting processes of the Company, including the audits of the Company’s consolidated financial statements; (2) appointing, compensating and overseeing the work of the independent registered public accounting firm employed by the Company; (3) establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, auditing matters or other compliance matters; (4) assisting the Board in its oversight of (a) the integrity of the Company’s consolidated financial statements, (b) the Company’s compliance with applicable laws, rules and regulations, including applicable NYSE Rules, (c) the independent registered public accounting firm’s qualifications and independence, and (d) the performance of the Company’s internal audit function; (5) overseeing the Company’s risk management protocols including the establishment of policies and guidelines, the identification of major risk exposures and monitoring and mitigation efforts with respect to such risks; and (6) undertaking the other matters required by applicable NYSE Rules and SEC Rules.

Pursuant to its charter, the Audit Committee has the authority to engage and compensate such independent counsel and other advisors as the Audit Committee deems necessary to carry out its duties.

The Board has determined that each member of the Audit Committee satisfies the applicable independence requirements set forth in the NYSE Rules and under Rule 10A-3 promulgated by the SEC under the Exchange Act. The Board believes each member of the Audit Committee is qualified to discharge his or her duties on behalf of the Company and its subsidiaries and satisfies the financial literacy requirement of the NYSE Rules. The Board has determined that Edith Avilés, David C. Evans, Mark D. Kingdon, and Nancy G. Mistretta each qualify as an “audit committee financial expert” as that term is defined in the applicable SEC Rules. None of the current members of the Audit Committee serves on the audit committee of more than two other public companies.

The Audit Committee met eight times during the 2023 fiscal year.

The Report of the Audit Committee begins on page 95.

Compensation and Organization Committee

The Compensation Committee consists of Brian E. Sandoval (Chair), Stephen L. Johnson, Thomas N. Kelly Jr., Mark D. Kingdon, Nancy G. Mistretta and Peter E. Shumlin.

The Compensation Committee is organized and conducts its business pursuant to a written charter adopted by the Board. A copy of the Compensation Committee charter is posted under the “Corporate Governance” heading on the Company’s website located at http://investor.scotts.com. At least annually, in consultation with the Governance Committee, the Compensation Committee evaluates its performance, reviews and assesses the adequacy of its charter and recommends to the Board any proposed changes thereto as may be necessary or desirable.

The Compensation Committee is responsible for determining all elements of executive compensation and benefits for our CEO and other key executives of the Company and its subsidiaries, including the executive officers named in the Summary Compensation Table (the “NEOs”). As part of this process, the Compensation Committee determines the general compensation philosophy applicable to these individuals. In addition, the Compensation Committee advises the Board regarding executive officer organizational issues and succession plans. The Compensation Committee also acts upon all matters concerning, and exercises such authority as is delegated to it under the provisions of, any benefit or retirement plan maintained by the Company, and administers The Scotts Miracle-Gro Company Long-Term Incentive Plan (the “Long-Term Incentive Plan”), The Scotts Company LLC Executive Incentive Plan (the “EIP”), the Discounted Stock Purchase Plan and The Scotts Company LLC Executive Retirement Plan (the “ERP”).

Pursuant to its charter, the Compensation Committee has authority to retain special counsel, compensation consultants and other experts or consultants as it deems appropriate to carry out its functions and to approve the fees and other retention terms of any such counsel, consultants or experts. During the 2023 fiscal year, the Compensation Committee engaged Frederic W. Cook & Co., Inc. (“FW Cook”) as an independent compensation consultant to advise the Compensation Committee with respect to best practices and competitive trends in the area of executive compensation, as well as ongoing regulatory considerations. FW Cook provided guidance to assist the Compensation Committee in determining the compensation structure for our NEOs and other key management employees but did not provide any consulting services directly to management. The role of FW Cook is further described in the section captioned “Our Compensation Practices — Role of Outside Consultants” within the Compensation Discussion and Analysis.

The Board has determined that each member of the Compensation Committee satisfies the applicable independence requirements set forth in the NYSE Rules and under Rule 10C-1 promulgated by the SEC under the Exchange Act and as a non-employee director for purposes of Rule 16b-3 under the Exchange Act.

The Compensation Committee met ten times during the 2023 fiscal year.

The Compensation Discussion and Analysis begins on page 26. The Compensation Committee Report appears on page 47.

Nominating and Governance Committee

The Governance Committee consists of Stephen L. Johnson (Chair), Brian E. Sandoval, Peter E. Shumlin and John R. Vines.

The Governance Committee is organized and conducts its business pursuant to a written charter adopted by the Board. A copy of the Governance Committee charter is posted under the “Corporate Governance” heading on the Company’s website located at http://investor.scotts.com. At least annually, the Governance Committee evaluates its performance, reviews and assesses the adequacy of its charter and recommends to the Board any proposed changes thereto as may be necessary or desirable.

The Governance Committee recommends nominees for membership on the Board as well as policies regarding the composition of the Board generally. The Governance Committee also makes recommendations to the Board regarding committee selection, including committee chairs and rotation practices, the overall effectiveness of the Board and of management (in the areas of Board relations and corporate governance), director compensation and developments in corporate governance practices. The Governance Committee is responsible for developing a policy regarding the consideration of candidates recommended by shareholders for election or appointment to the Board and procedures to be followed by shareholders in submitting such recommendations, consistent with any shareholder nomination requirements that may be set forth in the Company’s Code of Regulations and applicable laws, rules and regulations. In considering potential nominees for election or appointment to the Board, the Governance Committee conducts its own search for available, qualified nominees and will consider candidates from any reasonable source, including shareholder recommendations. The Governance Committee is also responsible for developing and recommending to the Board corporate governance guidelines applicable to the Company and overseeing the evaluation of the Board. Finally, the Governance Committee is responsible for overseeing the Company’s corporate social responsibility programs and goals and the Company’s progress toward achieving those goals.

The Board has determined that each member of the Governance Committee satisfies the applicable independence requirements set forth in the NYSE Rules.

The Governance Committee met nine times during the 2023 fiscal year.

Finance Committee

The Finance Committee consists of Katherine Hagedorn Littlefield (Chair), Edith Avilés, David C. Evans, Adam Hanft, Thomas N. Kelly Jr. and Mark D. Kingdon.

The Finance Committee is organized and conducts its business pursuant to a written charter adopted by the Board. A copy of the Finance Committee charter is posted under the “Corporate Governance” heading on the Company’s website located at http://investor.scotts.com. At least annually, in consultation with the Governance Committee, the Finance Committee evaluates its performance, reviews and assesses the adequacy of its charter and recommends to the Board any proposed changes thereto as may be necessary or desirable.

The Finance Committee assists the Board in the oversight of the finance and investment functions of the Company, the Company’s capital structure and the financing and financial structure of proposed acquisitions and divestitures in which the Company engages as part of its business strategy from time to time. In discharging these duties, the Finance Committee oversees a broad range of financial matters, including the Company’s capital expenditures budget, investment policies, stock repurchase programs, dividend payments, cash management and corporate financing matters. The Finance Committee also advises the Board with respect to acquisitions, divestitures, other significant corporate transactions, and integration of acquired businesses and business development opportunities. Pursuant to its charter, and delegation approved by the Board, the Finance Committee is responsible for approving certain acquisition, divestiture and corporate financing transactions.

The Finance Committee met five times during the 2023 fiscal year.

Innovation and Technology Committee

The Innovation and Technology Committee consists of Thomas N. Kelly Jr. (Chair), Adam Hanft, Stephen L. Johnson, Katherine Hagedorn Littlefield and John R. Vines.

The Innovation and Technology Committee is organized and conducts its business pursuant to a written charter adopted by the Board. A copy of the Innovation and Technology Committee charter is posted under the “Corporate Governance” heading on the Company’s website located at http://investor.scotts.com. At least annually, in consultation with the Governance Committee, the Innovation and Technology Committee evaluates its performance, reviews and assesses the adequacy of its charter and recommends to the Board any proposed changes thereto as may be necessary or desirable.

The Innovation and Technology Committee assists the Board in its oversight of management’s activities and processes related to the development of the Company’s technology plans, commercial and technical innovation strategies, and in consultation with the Governance Committee, providing guidance with regard to the Company’s sustainability policies and practices as they relate to the Company’s existing and new product technologies and its marketing and branding programs.

The Innovation and Technology Committee met four times during the 2023 fiscal year.
Compensation and Organization Committee Interlocks and Insider Participation

With respect to the 2023 fiscal year and from October 1, 2023 through the date of this Proxy Statement, there were no interlocking relationships between any executive officer of the Company and any entity, one of whose executive officers served on the Company’s Compensation Committee or Board, or any other relationship required to be disclosed in this section under applicable SEC Rules.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

In accordance with applicable sections of the NYSE Rules, the Board has adopted Corporate Governance Guidelines to promote the effective functioning of the Board and its committees. The Board, with the assistance of the Governance Committee, periodically reviews the Corporate Governance Guidelines to ensure they remain in compliance with all applicable requirements and appropriately address evolving corporate governance issues.

The Corporate Governance Guidelines are posted under the “Corporate Governance” heading on the Company’s website located at http://investor.scotts.com.

Director Independence

In consultation with the Governance Committee, the Board has reviewed, considered and discussed the relationships, both direct and indirect, of each current director or nominee for election as a director with the Company and its subsidiaries, including those listed under the section captioned “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,” and the compensation and other payments each director and each nominee has, both directly and indirectly, received from or made to the Company and its subsidiaries, to determine whether such director or nominee satisfies the applicable independence requirements set forth in the NYSE Rules and the SEC Rules. As part of its independence analysis, the Board considers all commercial, industrial, banking, consulting, legal, accounting, charitable, familial or other business relationships any director or nominee may have with the Company.

Based upon the recommendation of the Governance Committee and its own review, consideration and discussion, the Board has determined that the following Board members serving at any time during the 2023 fiscal year satisfy the applicable independence requirements set forth in the NYSE Rules and the SEC Rules and are, therefore, “independent” directors:

(1) Edith Avilés	(7) Nancy G. Mistretta
(2) David C. Evans	(8) Brian E. Sandoval
(3) Brian D. Finn	(9) Peter E. Shumlin
(4) Stephen L. Johnson	(10) John R. Vines
(5) Thomas N. Kelly Jr.	(11) Gerald Volas
(6) Mark D. Kingdon

The Board determined that: (a) Mr. Hagedorn is not independent because he is the Company’s CEO & President; (b) Ms. Littlefield is not independent because she is the sister of Mr. Hagedorn; and (c) Mr. Hanft is not independent because he has received consulting compensation from the Company within the last three years that exceeds the applicable threshold for determining whether a director can be considered independent.

Nominations of Directors

The Board, taking into account the recommendations of the Governance Committee, selects nominees to stand for election to the Board. The Governance Committee considers candidates for the Board from any reasonable source, including current director, management and shareholder recommendations, and does not evaluate candidates differently based on the source of the recommendation. Pursuant to its written charter, the Governance Committee has the authority to retain consultants and search firms to assist in the process of identifying and evaluating director candidates and to approve the fees and other retention terms of any such consultant or search firm.

Shareholders may recommend director candidates for consideration by the Governance Committee by giving written notice of the recommendation to the Corporate Secretary of the Company. The recommendation must include the candidate’s name, age, business address and principal occupation or employment, as well as a description of the candidate’s qualifications, attributes and other skills. A written statement from the candidate consenting to serve as a director, if so elected, must accompany any such recommendation.

The Company’s Corporate Governance Guidelines specify that, in general, a director should not stand for re-election once he or she has reached the age of 72, but provide the Board with flexibility to nominate a director who is age 72 or older based on individual circumstances. As discussed under the section captioned “PROPOSAL NUMBER 1 — ELECTION OF DIRECTORS — Nominees Standing for Election to the Board of Directors,” the Board exercised its discretion under the Company’s Corporate Governance Guidelines to nominate (i) Mr. Kelly despite being 76 at the time of his nomination, and (ii) General Vines despite being 74 at the time of his nomination.

Communications with the Board

The Board believes it is important for shareholders and other interested persons to have a process pursuant to which they can send communications to the Board and its individual members, including the Lead Independent Director. Accordingly, shareholders and other interested persons who wish to communicate with the Board, the Lead Independent Director, the non-employee directors as a group, the independent directors as a group or any particular director may do so by addressing such correspondence to the name(s) of the specific director(s), to the “Lead Independent Director,” to the “Non-employee Directors” or “Independent Directors” as a group or to the “Board of Directors” as a whole, and sending it in care of the Company to the Company’s principal corporate offices at 14111 Scottslawn Road, Marysville, Ohio 43041. All such correspondence should identify the author as a shareholder or other interested person, explain such person’s interest and clearly indicate to whom the correspondence is directed. Correspondence marked “personal and confidential” will be delivered to the intended recipient(s) without opening. Copies of all correspondence will be circulated to the appropriate director or directors. There is no screening process in respect of communications from shareholders and other interested persons.

Code of Business Conduct and Ethics

All employees of the Company and its subsidiaries, including each NEO, and all directors of the Company are required to comply with the Company’s Code of Business Conduct and Ethics. The Sarbanes-Oxley Act of 2002 and the SEC Rules promulgated thereunder require companies to have procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The procedures for addressing these matters are set forth in the Company’s Code of Business Conduct and Ethics.

In accordance with applicable NYSE Rules and SEC Rules, the Board has adopted The Scotts Miracle-Gro Company Code of Business Conduct and Ethics, which is available under the “Corporate Governance” heading on the Company’s website located at http://investor.scotts.com.

NON-EMPLOYEE DIRECTOR COMPENSATION

This Non-Employee Director Compensation section provides our shareholders with an overview of our board compensation structure and key factors that are considered when determining the structure of our plan. For the 2023 fiscal year, the Company put an emphasis on reducing our leverage ratio and maintaining compliance with the financial covenants under our credit facility.

This decision led to a modification of our design and changes in reporting for the 2023 fiscal year including:

•Converting Annual Cash Retainer to Restricted Stock Units — As further described in this section, for the 2023 calendar year, the non-employee directors received a grant of restricted stock units in lieu of the normal cash retainer, to further help the Company maximize earnings and cash flow available to pay down debt.

•Director Compensation Table Reporting — Given our approach for converting the normal cash retainer to restricted stock units, our director compensation tables will reflect more than a full year’s compensation for certain Board members when combining cash compensation received for the fourth quarter of the 2022 calendar year with the restricted stock units delivered for the full 2023 calendar year.

Benchmarking Non-Employee Director Compensation

The Board believes that non-employee director compensation should be competitive with similarly situated companies and encourage high levels of ownership of Common Shares. To ensure that non-employee director compensation remains competitive, the Board periodically engages an independent outside consultant to conduct a benchmark study. The most recent benchmark study was conducted by ClearBridge Compensation Group LLC in 2021 (the “2021 Benchmark Study”) that compared each element of non-employee director compensation against the then-current peer group used to benchmark NEO compensation (the “Compensation Peer Group”). The Company used the 2021 Benchmark Study to establish overall compensation for our non-employee directors for the 2022 calendar year, and the compensation structure for the 2023 calendar year remains essentially static, subject to the changes noted in the following section. The current overall compensation for our non-employee directors compares at approximately the 75th percentile of the Compensation Peer Group, excluding the Lead Independent Director. For further discussion of the Compensation Peer Group, see the section of this Proxy Statement captioned “Our Compensation Practices — Compensation Peer Group” within the Compensation Discussion and Analysis. Although the Board establishes the non-employee director compensation on a calendar year basis, except as otherwise specifically provided, director compensation amounts are presented on a fiscal year basis in this Proxy Statement.

Non-Employee Director Compensation Structure for 2023

The annual Board retainer paid by the Company to the non-employee directors has historically consisted of a quarterly cash retainer and an annual grant of restricted stock units (“RSUs”). However, for the 2023 calendar year, the non-employee directors received a special grant of restricted stock units in lieu of the normal cash retainer (the “Special RSU Grant”) as part of the Company’s efforts to reduce its leverage ratio and maintain compliance with financial covenants under its credit facility. No additional compensation is provided for serving as a committee chair, serving as a committee member, or attending Board or committee meetings. The Lead Independent Director receives additional RSUs for serving in that role, as reflected in the table below.

The 2023 calendar year compensation structure for non-employee directors breaks down as follows:

	Pay Elements	Amount

Annual Board Retainer: (all non-employee directors)	Cash Retainer* ($28,750 per quarter)	$115,000
	Restricted Stock Units (annual)	$210,000
	Committee Chair/Membership Fees	N/A

Lead Independent Director: (supplemental compensation)	Additional Restricted Stock Units (annual)	$50,000

________________________

* Converted to RSUs for 2023, as explained in more detail below.

To better leverage the collective skills and experience of the Company’s non-employee directors, the Company expects each non-employee director to dedicate significant time beyond Board and committee meetings to Board service. In addition to participating at Board and committee meetings, the Company expects the non-employee directors to spend several days each year “in the field” immersing themselves in the Company’s business to gain additional insights and perspective regarding the Company’s operations, partners, customers and consumers. When determining the structure and overall magnitude of compensation for the non-employee directors, the Board considers the number of Board and committee meetings that are typically held each year, as well as the additional days the Company expects the non-employee directors to immerse in the business. Over the past several years, the engagement of each of our non-employee directors has remained high as our business has continued to face operational and financial challenges, and evolve in complexity. The Company believes its director compensation structure reflects the additional responsibilities that the Company expects each non-employee director to assume, facilitates the rotation of directors among the various Board committees and ensures that the Company continues to provide a competitive level of compensation to its non-employee directors. Given these factors, the Board concluded that the compensation levels for the 2023 calendar year are competitive and appropriately aligned with the time commitment required for service on our Board.

In addition to the cash and equity-based compensation elements, non-employee directors also receive reimbursement of all reasonable travel and other expenses for attending Board meetings, Board committee meetings or other Company-related functions. As circumstances permit, we also allow family members to accompany directors on business-related flights on the corporate aircraft. There is no incremental cost to the Company for such allowances.

Key Provisions of 2023 Board Compensation

Annual Cash Retainer Converted to Special RSU Grant for 2023: Each of the non-employee directors is normally paid an annual cash retainer in the amount of $115,000 that is paid in quarterly increments of $28,750 in February, April, July and October. However, as discussed above, for the 2023 calendar year, the non-employees directors received the Special RSU Grant in lieu of the normal cash retainer. The Special RSU Grant was made on February 3, 2023, and the underlying Common Shares and the related dividend equivalent units vested and were settled ratably in February, April, July and October 2023. Please note that the Special RSUs and related dividend equivalent units that settled in October 2023 represent the first quarter of the 2024 fiscal year compensation of the non-employee directors.

For the 2023 calendar year, the non-employee directors had the option to elect, in advance, to either receive the underlying Common Shares related to the Special RSU Grant in the 2023 calendar year as described above or defer payout of the underlying vested shares until on or after January 31, 2026. Mr. Sandoval and Mr. Shumlin made an election to defer payouts of their Special RSU Grant until 2026. Ms. Littlefield decided to voluntarily forgo all of her 2023 calendar year compensation and did not receive a Special RSU Grant. All of the other non-employee directors received quarterly payouts of their Special RSU Grant and related dividend equivalents in 2023.

Annual Equity-Based Retainer: Standard Restricted Stock Units: Each of the non-employee directors is normally paid an annual equity-based retainer, granted as restricted stock units having a grant date value of $210,000 (the “Standard RSU Grant” or the “Standard RSUs”), with no additional restricted stock units awarded for serving as Board committee chairs or members. The Lead Independent Director is granted additional restricted stock units having a grant date value of $50,000. The number of restricted stock units (and related dividend equivalents) granted to each non-employee director was calculated by dividing the aggregate value of restricted stock units granted to such non-employee director by the closing price of the Common Shares on the grant date and rounding any resulting fractional restricted stock unit up to the next whole restricted stock unit. Ms. Littlefield decided to voluntarily forgo all of her compensation in the 2023 calendar year and did not receive a Standard RSU Grant.

Each whole restricted stock unit, whether a Special RSU or Standard RSU, represents the right to receive one full Common Share at the time and in the manner described in the Restricted Stock Unit Award Agreement for non-employee directors (with related dividend equivalents) evidencing the award. Each dividend equivalent represents the right to receive additional restricted stock units (rounded to the nearest whole restricted stock unit) in respect of dividends that are declared and paid during the period beginning on the grant date and ending on the settlement date with respect to the Common Shares represented by the related restricted stock units.

In general, the Standard RSUs, including any restricted stock units received in respect of dividend equivalents on or prior to the vesting date, will generally become 100% vested on the first anniversary of the grant date (the “Vesting Date”). Any Standard RSUs received in respect of dividend equivalents following the Vesting Date will be 100% vested on the date they are credited to the non-employee director. If a non-employee director ceases to be a member of the Board as a result of their death or becoming totally disabled, then all of the non-employee director’s Standard RSUs (and related dividend equivalents) will become 100% vested as of the date the non-employee director’s service on the Board terminates. If a non-employee director ceases to be a member of the Board prior to the Vesting Date for any reason other than a change in control of the Company (except as provided above for death or disability), the non-employee director’s Standard RSUs (and related dividend equivalents) are subject to forfeiture.

The vested Standard RSUs (and related dividend equivalents) will be settled in a lump sum as soon as administratively practicable following the earliest to occur of (a) termination, (b) death, (c) disability, or (d) the third anniversary of the grant date; unless the non-employee director elected, in advance, to defer settlement of the Standard RSUs to a later date. Whole Standard RSUs (and related dividend equivalents) will be settled in full Common Shares of the Company and any fractional Standard RSUs will be settled in cash, determined based on the fair market value of a Common Share on the settlement date.

If there is a Change in Control (as defined in the Long-Term Incentive Plan), each non-employee director’s Standard RSUs (and related dividend equivalents) will become 100% vested on the date of the Change in Control and will be settled within 30 days of the Change in Control.

Aligning Non-Employee Director Compensation and Shareholder Interests

Our non-employee director compensation program contains several design elements intended to strengthen the alignment between the interests of our non-employee directors and our shareholders:

Design Element	How it Aligns to Shareholder Interests
• Approximately 2/3 of annual compensation is normally equity based, but this temporarily increased to 100% in 2023	• Significant portion of director pay is directly linked to long-term share price performance
• Deferred settlement of equity-based compensation	• Mandatory two-year holding period for Standard RSU Grant after vesting aligns our directors with a long-term view
• Mandatory share-based dividend equivalents on equity awards granted to directors	• Dividend equivalents automatically convert to additional Common Shares rather than paid in cash
• Robust stock ownership guidelines (5x cash retainer)	• Directors must retain 50% of each Standard RSU Grant until the stock ownership guidelines have been met to ensure that our directors maintain a significant investment in the Company

Non-Employee Director Stock Ownership Guidelines

The Board believes that ownership of Common Shares strengthens our directors’ commitment to the long-term future of the Company and further aligns their interests with those of the Company’s shareholders. Accordingly, the Board has adopted robust stock ownership guidelines applicable to all non-employee directors. Under the stock ownership guidelines, each non-employee director is expected to own Common Shares having a value of at least five times the normal annual cash retainer. For purposes of determining compliance with the stock ownership guidelines, the value of beneficially-owned Common Shares is determined as follows:

•100% of the value of Common Shares directly registered to the director and/or held in a brokerage account;

•60% of the “in-the-money” portion of any non-qualified stock option (“NSO”), whether vested or unvested; and

•60% of the value of unsettled full-value awards (e.g., DSUs and RSUs), whether vested or unvested.

The stock ownership guidelines require each non-employee director to retain 50% of any individual equity-based awards, except the Special RSUs, until the ownership guideline has been achieved.

Non-Employee Director Compensation Table

The following table sets forth the compensation awarded to, or earned by, each of the non-employee directors of the Company during the 2023 fiscal year. Please note that the following table reflects more than a full year’s compensation for Board members who served the entire 2023 fiscal year. For those non-employee directors, the table shows: (1) cash compensation received in the first quarter of the 2023 fiscal year that was attributable to the 2022 calendar year non-employee director compensation structure; plus (2) the full year compensation amount attributable to the 2023 calendar year non-employee director compensation structure, which was delivered in the form of RSUs. The 2023 calendar year board compensation structure is discussed in more detail in the section captioned “Non-Employee Director Compensation Structure for 2023.”

Mr. Hagedorn did not receive any additional compensation for his services as a director or as Chairman of the Board. Mr. Evans served as the Company’s Executive Vice President & Interim Chief Financial Officer during part of the 2023 fiscal year and received additional compensation that is separate from the compensation reported below for his service as a non-employee director. Accordingly, Mr. Hagedorn’s compensation as well as the compensation that Mr. Evans received in connection with his interim assignment is reported in the section captioned “EXECUTIVE COMPENSATION” and is not included in the table below.

Non-Employee Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)(2)(3)		Total ($)
Edith Avilés	—		325,049		325,049
David C. Evans	—		325,049		325,049
Brian D. Finn	28,750		—	(4)	28,750
Adam Hanft	28,750	(5)	325,049		353,799
Stephen L. Johnson	28,750		325,049		353,799
Thomas N. Kelly Jr.	28,750		325,049		353,799
Mark D. Kingdon	28,750	(6)	105,044	(7)	133,794
Katherine Hagedorn Littlefield	28,750		—	(8)	28,750
Nancy G. Mistretta	28,750		325,049		353,799
Brian E. Sandoval	28,750		325,049		353,799
Peter E. Shumlin	28,750		325,049		353,799
John R. Vines	32,500	(9)	375,233	(10)	407,733
Gerald Volas	28,750		325,049	(11)	353,799

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(1)    Reflects the cash-based retainer earned for services rendered during the 2023 fiscal year, paid at a rate of $28,750 for the period from October 1, 2022 to December 31, 2022. With respect to Mr. Finn’s and Mr. Shumlin’s elections to defer 100% of their cash-based retainer for the 2022 calendar year, the amount reported reflects cash fees from October 1, 2022 through December 31, 2022 that were deferred and awarded in the form of fully vested DSUs on October 1, 2022. Mr. Evans did not receive a cash-based retainer for the period of October 1, 2022 to December 31, 2022 because he was serving as interim CFO during this period.

(2)    Reflects the aggregate grant date fair value of RSUs granted during the 2023 fiscal year. The grant date fair value of each RSU was determined using the value of the underlying Common Shares on the applicable date of grant and was calculated in accordance with the equity compensation accounting provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”), without respect to forfeiture assumptions.

(3)    The aggregate number of Common Shares subject to RSUs and related dividend equivalents (including both vested and unvested) and vested DSUs and related dividend equivalents outstanding as of September 30, 2023 was as follows:

Name	Aggregate Number of Common Shares Subject to Stock Awards Outstanding as of September 30, 2023
Edith Avilés	2,998
David C. Evans	5,542
Brian D. Finn	—
Adam Hanft	5,542
Stephen L. Johnson	5,672
Thomas N. Kelly Jr.	5,542
Mark D. Kingdon	1,516
Katherine Hagedorn Littlefield	2,544
Nancy G. Mistretta	5,542
Brian E. Sandoval	5,521
Peter E. Shumlin	8,165
John R. Vines	6,612
Gerald Volas	2,998
(4)    On November 4, 2022, Brian D. Finn informed the Company and the Board that he would not stand for re-election following the expiration of his term at the 2023 Annual Meeting of Shareholders. Accordingly, Mr. Finn’s term expired January 23, 2023. Mr. Finn did not receive any compensation for the 2023 calendar year.
(5)    In addition to the cash-based retainer and RSUs granted to Mr. Hanft for his service on the Board, he earned an additional $300,000 in cash-based consulting fees for the provision of strategic marketing consulting services to the Company for the period of October 1, 2022 through January 31, 2023. Mr. Hanft’s consulting agreement ended January 31, 2023.
(6)    Reflects a cash-based retainer for Mr. Kingdon for his service on the Board from July 13, 2023 through September 30, 2023. The Board chose a cash-based retainer rather than a Special RSU grant due to the date Mr. Kingdon began his Board service.

(7)    Reflects the aggregate grant date fair value of the Standard RSUs granted to Mr. Kingdon when he joined the Board on July 13, 2023. The amount reported reflects approximately 50% of the normal annual equity-based retainer awarded to other non-employee directors for the full calendar year.

(8)    Ms. Littlefield decided to voluntarily forgo her non-employee director retainer for the 2023 calendar year.

(9)    With respect to General Vines, reflects an additional cash-based retainer of $3,750 for his service as the Company’s Lead Independent Director from October 1, 2022 through December 31, 2022.

(10)    Reflects an additional grant of $50,000 in Standard RSUs for General Vines’ service as the Company’s Lead Independent Director from January 1, 2023 through November 3, 2023, and was not otherwise reduced given the length of time he served in the role.

(11)    Although Mr. Volas resigned from the Board, effective July 11, 2023, the Board elected to permit vesting of his 2023 annual Board retainer so that he did not forfeit any RSUs.

EXECUTIVE OFFICERS

The executive officers of the Company who are not directors, their positions and, as of December 8, 2023, their ages and years with the Company (and its predecessors) are set forth below. Information for Mr. Hagedorn, our Chairman of the Board, Chief Executive Officer & President, can be found under “PROPOSAL NUMBER 1 — ELECTION OF DIRECTORS.”

Name	Age	Position(s) Held	Years with Company
Nathan E. Baxter	51	Executive Vice President & Chief Operating Officer	1
Matthew E. Garth	49	Executive Vice President, Chief Financial Officer & Chief Administrative Officer	1
Dimiter Todorov	51	Executive Vice President, General Counsel, Corporate Secretary & Chief Compliance Officer	15
Christopher J. Hagedorn	39	Division President	12
Julie A. DeMuesy	53	Senior Vice President, Chief Human Resources Officer & Chief Ethics Officer	13

Executive officers serve at the discretion of the Board and pursuant to executive severance agreements or other arrangements. The business experience of each of the individuals listed above during at least the past five years is as follows:
Mr. Baxter was named Executive Vice President & Chief Operating Officer of the Company in August 2023. Prior to this appointment, Mr. Baxter served as Executive Vice President, Technology & Operations, a position he held since April 2023. Previously, Mr. Baxter served as President of Tokyo Electron U.S. Holdings, a semiconductor manufacturing equipment company.
Mr. Garth was named Executive Vice President, Chief Financial Officer & Chief Administrative Officer of the Company in October 2023. Prior to this appointment, Mr. Garth served as Executive Vice President & Chief Financial Officer, a position he held since December 2022. Previously, Mr. Garth served as Senior Vice President, Finance and Treasury, and Chief Financial Officer for Mineral Technologies Inc., a specialty mineral company.
Mr. Todorov was named Executive Vice President, General Counsel, Corporate Secretary & Chief Compliance Officer of the Company in December 2022. Prior to this appointment, Mr. Todorov served as Vice President, Legal, a position he held since June 2015.
Mr. C. Hagedorn was named Division President of the Company in January 2021. Prior to this appointment, Mr. C. Hagedorn served as Senior Vice President & General Manager, Hawthorne, a position he held since January 2017. Mr. C. Hagedorn is the son of Mr. Hagedorn, the Chairman of the Board, Chief Executive Officer & President of the Company.
Ms. DeMuesy was named Senior Vice President, Chief Human Resources Officer & Chief Ethics Officer of the Company in October 2023. Prior to this appointment, Ms. DeMuesy served as Senior Vice President, HR Operations from November 2021 until September 2023. Previously, Ms. DeMuesy served as Vice President, HR Operations from July 2018 until November 2021. Prior to July 2018, Ms. DeMuesy held several senior leadership positions at the Company since rejoining the Company in 2016 after a ten-year absence.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Discussion and Analysis (the “CD&A”) provides insight to our shareholders regarding our executive compensation philosophy, the structure of our executive compensation programs and the factors that we consider when making compensation decisions for the executive officers named in the Summary Compensation Table (“NEOs”).

This CD&A will convey that:

•The Company pays for performance and our compensation practices reflect that. None of our NEOs received an incentive payout for the 2023 fiscal year because the Company did not achieve its pre-defined performance goals.
•Our executive compensation structure aligns with business goals. The Company undertook several initiatives across the enterprise during the 2023 fiscal year to maximize earnings and cash flow available to pay down debt and maintain compliance with the financial covenants under our credit facility. Our compensation programs for the 2023 fiscal year were designed to support these initiatives through several temporary stop-gap measures and a long-term incentive aligned to leverage ratio compliance.
•The proxy rules for reporting on our stop-gap measures distorted the pay levels for our NEOs shown in the Summary Compensation Table. A Pro Forma Summary Compensation Table has been included in this Proxy Statement to more accurately reflect the compensation received by our NEOs.

Executive Summary

The Company believes its compensation practices and overall level of executive compensation are competitive when compared with our Compensation Peer Group and reflect fair pay relative to the Company’s financial performance. Our compensation programs align our NEOs’ interests with those of our shareholders by rewarding performance that meets or exceeds the targets the Compensation Committee establishes with the objective of increasing shareholder value. We also recognize that the leadership qualities demonstrated by our NEOs drive business performance and should be rewarded along with financial results. Finally, the Compensation Committee strives to ensure that our executive compensation levels are competitive with companies of a like nature. In short, we pay for performance: our NEOs receive higher incentive payouts when financial targets and leadership objectives are met or exceeded, and lower incentive payouts, if any, when financial targets and leadership objectives are not met.

The Company was facing significant financial covenant pressures when its executive compensation program for the 2023 fiscal year was established. As a result, Company management, the Compensation Committee, and the Board of Directors determined that it was necessary to structure the executive compensation program for the 2023 fiscal year to help the Company maximize earnings and cash flow available to pay down debt. The Company believes that the structure of its executive compensation program for the 2023 fiscal year helped position the Company to return to financial strength in the coming years. It is important that our shareholders and other key stakeholders consider the financial covenant pressures the Company faced, the appropriateness of the Company’s response, and how the Company emerged from the 2023 fiscal year in a position of greater financial stability when evaluating our executive compensation program for the 2023 fiscal year. We believe our compensation approach was responsible, appropriate and in the best interests of our shareholders given these circumstances.

Despite their efforts to stabilize and improve our financial condition and results of operations in the 2023 fiscal year, the NEOs did not receive any payouts under the annual incentive plan for the 2023 fiscal year because the pre-defined performance goals were not achieved.

“PROPOSAL NUMBER 2 — ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”),” on page 76 of this Proxy Statement, provides shareholders an opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs as set forth in this Proxy Statement, a so-called “Say-on-Pay” vote. At our 2023 Annual Meeting of Shareholders held on January 23, 2023, approximately 98% of the votes cast by our shareholders were in favor of our “Say-on-Pay” vote. Accordingly, the Compensation Committee believes that shareholders support our approach to executive compensation. None of the changes to our compensation structure in the 2023 fiscal year were attributable to the “Say-on-Pay” vote, but instead are part of our continuous efforts to evaluate and improve our compensation programs or were in response to our financial covenant pressures as noted above, or both.

How our Compensation Programs were Temporarily Adapted in 2023 Due to Financial Covenant Pressures

In the 2023 fiscal year, our Company faced continuing significant financial covenant pressures brought about by a number of factors. Some of these factors were macro in nature and attributable to the post-COVID-19 economy and unfavorable weather conditions. Other factors arose from our operating decisions, such as investing heavily during the COVID-19 years to meet record demand in our consumer and Hawthorne businesses and deliver record growth. To navigate the financial challenges arising from these factors, we focused on tightly managing all aspects of the business, operating within our bank obligations, strengthening our retailer relationships, reducing debt, generating a combined total of $1 billion in free cash flow in fiscal years 2023 and 2024, aggressively reducing expenses under our Project Springboard cost-savings initiative, and continuing to return cash to our shareholders via quarterly dividends. The Company believes that Project Springboard, which was launched during the 2022 fiscal year and continued into the 2023 fiscal year, will result in more than $300 million in annualized cost savings, much of which has been achieved by strategically reducing our workforce and brick-and-mortar facilities in the areas of the business that we rapidly expanded to meet the demand of the COVID-19 years.

The Compensation Committee aligned incentive targets for the 2023 fiscal year with financial covenant compliance to prioritize compliance with the Company's quarterly financial covenant requirements. Our measurable progress during the 2023 fiscal year included a $681 million improvement in free cash flow compared to the 2022 fiscal year, driven primarily by inventory reduction of more than $450 million, and debt paydown in excess of $350 million. These improvements were partially fueled by the Project Springboard cost savings. We also successfully negotiated and entered into an amended credit facility that gives the Company more financial flexibility by relaxing the near-term leverage ratio requirements and extending the period the Company has to return to its historical leverage ratios. We believe that our actions improved our financial flexibility and helped position the Company to return to financial strength and deliver positive shareholder returns in the future.

Structuring Compensation Programs for Retention and to Maximize Earnings and Cash Flow

Certain elements of our executive compensation program for the 2023 fiscal year deviate from our historical practices. However, we believe the stop-gap adjustments to our executive compensation program were necessary and appropriate for the financial covenant pressures that the Company was facing when it established the program and were in the best interests of our shareholders. Given the state of our business in the 2023 fiscal year and the financial constraints under which the Company was required to operate, we needed to structure our executive compensation programs for the 2023 fiscal year to support the stabilization of our business while also providing meaningful retention opportunities for the key associates we were relying on to help improve the Company’s financial situation. To this end, the Compensation Committee made certain design decisions intended to:

•Help the Company maximize earnings and cash flow available to pay down debt, and ensure compliance with our financial covenants, through the conversion of a significant amount of cash compensation to equity compensation;

•Change our operating focus from an annual and long-term approach to a quarter-by-quarter approach in alignment with our quarterly financial covenant requirements; and

•Align all associates to the shared goal of maintaining compliance with our financial covenant requirements.

Both the Company and Board continued to act in the best interests of our shareholders and adapted our compensation approach as necessary to maintain the flexibility required to remain compliant with our financial covenant requirements. Finally, shareholders should note that some aspects of our compensation programs are temporary in nature; we intend to return to our historical practices but preserve flexibility in our programs until we are assured that we have returned to a normal state of operations, which we expect by the close of the 2024 fiscal year.

Detailing the Stop-gap Compensation Design Elements

To support of the Company’s prioritization of financial covenant compliance, the Compensation Committee made certain stop-gap design changes to the Company’s annual and long-term incentive plans for the 2023 fiscal year to directly align the variable pay opportunities for our NEOs to financial covenant compliance and components of the leverage ratio calculations, specifically earnings and free cash flow generation to prioritize debt reduction. The primary adjustments that the Compensation Committee made to the elements of our executive compensation program for the 2023 fiscal year included:

•Converting Certain Cash Compensation to Equity. To maximize earnings and cash flow available to pay down debt, the Compensation Committee converted the annual cash-based target incentive opportunity for approximately 200 of our highest paid associates, including our NEOs, to equity in the form of a performance unit award. As a result, the impacted associates received a performance unit grant on November 11, 2022 (the “FY23 Equity Incentive Grant”) that was intended to cover incentive payouts up to a 100% target payout level under the annual incentive plan, with any payout above target payable in cash. The FY23 Equity Incentive Grant value was enhanced versus the annual target cash incentive opportunity, valued as of the date of grant, that was designed to provide additional upside opportunity and protect the value of the forgone cash incentive payout for our associates. We believe our associates were motivated and engaged by the potential to realize higher than normal payouts if the Company achieved its financial goals and our share price appreciated over the 2023 fiscal year. Further, the FY23 Equity Incentive Grant provided a strong retention inducement for associates to continue with the Company despite the uncertainty surrounding our business. The FY23 Equity Incentive Grant resulted in the conversion of potential cash compensation expense to equity compensation expense and helped maintain compliance with our credit facility because equity compensation expense does not impact the leverage ratio calculation (as prescribed in our credit facility). The conversion, however, required increased share utilization and contributed to the Company’s higher-than-typical dilution percentage. The Company will continue to rely on converting annual cash incentive compensation to equity in the 2024 fiscal year to further maximize earnings and cash flow available to pay down debt and help reach the other financial goals in our operating plan. The design approved by the Compensation Committee is structured so the 2024 fiscal year equity incentive grant, if any, will be made following year-end with limited enhancement of the payout opportunity, as part of the Company’s transition back to more normalized incentive payout opportunities. Notwithstanding, we will continue to use our Common Shares more quickly than is typical in the 2024 fiscal year, and we are seeking shareholder approval to replenish our share pool. See section captioned “PROPOSAL NUMBER 4 — APPROVAL OF AMENDMENT AND RESTATEMENT OF THE SCOTTS MIRACLE-GRO COMPANY LONG-TERM INCENTIVE PLAN,” found on page 79.

•Incorporating Quarterly Leverage Goals or Drivers into the Annual Incentive Plan. With the exception of the NEOs and other executive officers, all incentive plan participants (approximately 1,400 associates) had an opportunity to receive quarterly incentive payouts during the 2023 fiscal year that were tied to either: (1) achieving compliance with our quarterly financial covenant requirements; (2) achieving pre-determined quarterly financial covenant improvement goals; or (3) driving the level of quarterly sales achievement necessary to reach or exceed the quarterly financial covenant compliance goals. The Compensation Committee believes this design was instrumental in the Company achieving quarterly financial covenant compliance. The incentive plan design approved by the Compensation Committee for the 2024 fiscal year eliminates quarterly payment opportunities and all payouts will be tied to achieving the applicable full-year earnings and free cash flow goals.

•One-Year Performance Period for Long-Term Performance Unit Awards. The NEOs and other executive officers received almost 60% of their intended Long-Term Incentive (“LTI”) mix in the form of a performance unit grant (the “2023 Performance Unit Awards”), which are subject to a one-year performance period (calendar 2023) and a three-year service-based vesting requirement. The Compensation Committee recognized that a one-year performance period is outside the normal standard for a long-term incentive award but believed that, given the nature of the Company’s near-term financial covenant pressures, the quarter-by-quarter focus was both prudent and in the best interest of shareholders. Given the Company’s need to maintain compliance with the quarterly financial covenant requirements and the potential short- and long-term ramifications of noncompliance, the Compensation Committee chose to place a material portion of each executive officer’s pay at risk if the Company failed to comply with the applicable quarterly leverage ratio requirements for the 2023 calendar year. Based on the design of the 2023 Performance Unit Awards, each executive officer could earn 25% of the target shares granted (subject to also achieving the service requirement) for each quarter during the 2023 calendar year that the Company achieved compliance with the applicable quarterly leverage ratio requirements. In no case could an executive officer achieve a payout in excess of the target shares granted; however, they stood to lose 25% of the target shares granted for each quarter of noncompliance. As part of the Company’s transition back to more normalized compensation structure, the Compensation Committee intends to incorporate a three-year performance-based incentive component into the LTI design for the 2024 fiscal year that is aligned to the Company’s long-term financial objectives.

Understanding How the Stop-Gap Measures Appear in the Proxy Disclosure

Given the approach to convert the cash incentive payout opportunity to equity, the NEOs received a performance unit grant in the 2023 fiscal year, with an enhanced grant value as noted above, that was intended to cover potential payouts under the annual Executive Incentive Plan, in shares, up to a 100% target payout. Although no payouts were ultimately received by our NEOs related to the FY23 Equity Incentive Grant, proxy reporting rules require that the applicable grant date value of the stock award must be reported in the Summary Compensation Table without regard to whether or not the Common Shares were paid out. This reporting significantly distorts the reported compensation of each of our NEOs shown in the Summary Compensation Table because the underlying Common Shares have since been cancelled. See table captioned “Pro Forma Summary Compensation for 2023 Fiscal Year.”

We Believe in Linking Pay to Shareholder Value Creation

Linking executive pay to shareholder value creation and attracting and retaining top performers are central to the design of our executive compensation programs. The Compensation Committee strives to achieve these goals through our short-term and long-term compensation plans and exercises its discretion to make adjustments to the design of our programs to ensure that our executives are rewarded fairly, over time, relative to the shareholder value they help create. We believe shareholder value is ultimately created by sustained profitability growth, increased cash flow and demonstrated leadership by our NEOs. To that end, our compensation programs for the 2023 fiscal year include a mix of profitability and cash flow metrics, directly linking executive pay to key drivers of shareholder value creation over both a short-term and a long-term horizon. But more importantly, these metrics were also aligned with the components of the Company’s leverage ratio calculations, which was at the center of the Company’s key financial goals for the year, as explained in more detail above. Our NEOs are directly aligned with, and invested in, the success of our business because the majority of their compensation is impacted positively or negatively by our business results and share price. Specifically, an average of approximately 75% of the normal annual total direct compensation opportunity for our NEOs, including the CEO, is tied directly to both short-term and long-term financial performance or long-term share price performance, directly aligning the interests of the NEOs with our shareholders.

Executive Compensation Reflects Financial Performance and Fair Target Setting

The pre-defined performance goals for the 2023 fiscal year were established by the Compensation Committee amidst uncertainties about the health of the consumer and the declining profitability of our Hawthorne business unit. Despite overall business conditions at the time, the Company was optimistic about the potential for meaningful unit growth in our most profitable fertilizer and grass seed categories. Based on these factors, the Compensation Committee set what it believed to be reasonable goals for the threshold and target levels of performance; and, consistent with past practice, set aggressive goals for the maximum performance level by requiring a 33% growth in earnings over the prior year.

Consistent with our executive compensation program design and pay-for-performance philosophy, our compensation program results* for the 2023 fiscal year reflect the fact that the Company did not achieve its predefined financial goals. Accordingly, none of our NEOs received an incentive payout for the 2023 fiscal year.

•The target performance level for the 2023 fiscal year annual incentive plan was set based on an expectation that the Company would achieve a Non-GAAP Adjusted EBITDA (defined below) level of earnings growth of approximately 8.7% compared to the prior year, which correlates to the Company’s internal operating plan for the 2023 fiscal year. The target level of performance for the Non-GAAP Free Cash Flow metric (defined below) was set at a level requiring an increase of $842.5 million compared to the prior fiscal year.

•Non-GAAP Adjusted EBITDA, weighted at 75% under the annual incentive plan for the 2023 fiscal year, declined by over 14% compared to the prior year, to $485.4 million, which was below the minimum performance goal of $585.0 million. In addition, the Company delivered $438.2 million in Non-GAAP Free Cash Flow, weighted at 25% under the annual incentive plan for the 2023 fiscal year, which was below the minimum performance goal of $550.0 million. Therefore, our NEOs did not receive any payout of the FY23 Equity Incentive Grant.
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*    Plan results are derived from financial measures that are not calculated in accordance with the U.S. generally accepted accounting principles (“GAAP”). A reconciliation of the non-GAAP measures to the most directly comparable GAAP measures are presented further herein. There may be differences between the Company’s reported financial results and the amounts used for purposes of calculating incentive payments under the annual incentive compensation program since the calculations reflect currency translation based on budgeted, rather than actual, exchange rates and other adjustments the Compensation Committee may make based on individual facts and circumstances.

Compensation Design Reflects Key Market Practices

We believe our compensation design and practices align our executive compensation with our shareholders’ interests and generally reflect current market practices, including:

•Performance-Based Pay: Performance should be the primary driver of compensation decisions. Consistent with this philosophy, an average of approximately 75% of the annual total direct compensation opportunity at target for our NEOs, including our CEO, is delivered in the form of variable pay tied to financial and/or share price performance.

•No Employment Agreements: The Company does not maintain employment agreements with any of the NEOs. Severance benefits for our CEO are provided under a separate severance agreement, and severance benefits for all other NEOs are generally provided under an executive severance plan. The Company has entered into arbitration agreements with our NEOs and other associates as a means to address certain potential employment issues that may arise.

•Limited Executive Perquisites: The Company does not offer cash-based executive perquisites, such as car allowances and financial planning services.

•Double-Trigger Change in Control Provisions: Our plans include “double-trigger” change in control provisions for equity-based awards that are assumed or substituted in the change in control transaction or that continue in effect after the transaction if there is an involuntary termination of employment within 24 months after a change in control. We believe that a double-trigger provision is appropriate because it provides protection for our impacted executives while protecting the interests of shareholders.

•Clawback Provisions: All of our equity-based awards and annual incentive awards include provisions designed to recoup such awards for violation of non-compete covenants or other post-employment obligations to the Company, or otherwise engaging in certain conduct that is detrimental to the Company. In addition, our Dodd-Frank-compliant executive compensation clawback policy requires the Company to recover any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure in the event of a required accounting restatement due to material non-compliance with any applicable financial reporting requirement.

•Stock Ownership Guidelines: We require our NEOs to meet stock ownership guidelines. Our stock ownership guidelines are designed to align the interests of each NEO with the long-term interests of the shareholders by ensuring that a material amount of each NEO’s accumulated wealth is maintained in the form of Common Shares. The ownership guidelines, which are competitive with the guidelines maintained by our Compensation Peer Group, are: 10 times base salary for the CEO, 5 times base salary for the COO and 3 times base salary for all other NEOs.

•No Repricing or Backdating: We do not reprice underwater stock options or backdate options.

•No Excess Benefit Retirement Plan: Our excess benefit plan was frozen effective December 31, 1997 and the only NEO who was enrolled in this plan before it was frozen is our CEO.

•Independent Consultants: Our Compensation Committee engages independent consultants to advise with respect to executive compensation levels and practices. The consultants provide no services to management and had no prior relationship with any of our NEOs.

•Anti-Hedging Policy: Our Insider Trading Policy prohibits all Company employees, including our NEOs, and members of the Board, from engaging in certain hedging transactions relating to Company securities held by them, including short sales, the purchase of puts, calls or listed options and hedging transactions such as prepaid variable forwards, equity swaps, caps, collars and exchange funds.

Our Compensation Philosophy and Objectives

Philosophy: Our executive compensation philosophy is based on the following principles:

•Align our executives’ interests with the long-term interests of our shareholders;

•Performance should be the primary driver of compensation decisions;

•Place greater emphasis on variable pay versus fixed pay; and

•Each NEO is benchmarked within a reasonable range of the median of our Compensation Peer Group (the “Competitive Market Range”). While we view the Competitive Market Range as a guide for positioning total compensation levels for our NEOs, our NEOs’ current and historic job performance, unique knowledge of the Company and our business, organizational impact and expected contribution to future success ultimately drive our compensation decisions.

Objectives: The culture of our Company is based on a strong bias for action aimed at delivering sustainable results and driving value to our shareholders. Our compensation programs are structured to promote accountability and to promote our business objectives and shareholder alignment by:

•Attracting, retaining and motivating high-caliber leadership;

•Linking compensation to Company, functional and individual achievements;

•Emphasizing pay-for-performance to motivate both short-term and long-term performance for the benefit of shareholders; and

•Providing the opportunity for meaningful wealth accumulation over time, tied directly to shareholder value creation.

Setting Pay Levels and Pay Mix: The Compensation Committee exercises its discretion to position individual pay levels and pay mix (i.e., how much of the pay opportunity is allocated among base salary, target incentive opportunity and long-term value) relative to the Competitive Market Range based on a subjective assessment of individual facts and circumstances, including:

•The relative degree of organizational impact and strategic importance of the role (what we refer to as “role-based pay”);

•The executive’s capability, experience, skill level and overall contribution to the success of our business; and

•The overall level of personal performance, both historic and current, and the potential to make significant contributions to the Company in the future.

Elements of Executive Compensation

To best promote the objectives of our executive compensation program, the Compensation Committee has selected a mix consisting of the following five principal short-term and long-term compensation elements:

•Base salary;

•Annual cash incentive compensation (which was converted to equity for the 2023 fiscal year);

•Long-term equity-based incentive awards;

•Executive perquisites and other benefits; and

•Retirement plans and deferred compensation benefits.

The Compensation Committee has responsibility for determining all elements of compensation granted to our NEOs and other key management employees. On an annual basis, the Compensation Committee reviews the relative mix or weighting between short-term and long-term compensation elements to ensure that the structure of our executive compensation is consistent with our compensation philosophy and objectives.

Base Salary (short-term compensation element)

Base salary is the primary fixed element of total compensation and serves as the foundation of the total compensation structure, since most of the variable compensation elements are linked directly or indirectly to the base salary level. Base salaries of the NEOs are reviewed on an annual basis. The Compensation Committee exercises its discretion to position individual base salary levels for the NEOs relative to the Competitive Market Range based on a subjective assessment of organizational and individual qualities and characteristics, including the strategic importance of the individual’s job function to the Company, as well as an NEO’s capability, experience, skill level, overall contribution to the success of our business and the potential of the individual to make significant contributions to the Company in the future.

The Company undertook several initiatives across the enterprise during the 2023 fiscal year to reduce expenses, reduce our leverage ratio and help ensure compliance with the financial covenants under our credit facility. In connection with these initiatives, Mr. Hagedorn decided to voluntarily forgo approximately 40% of his annual base salary and his Company-paid deferred compensation contributions ($480,000 and $416,000, respectively) during the 2023 fiscal year to help the Company maximize earnings and cash flow available to pay down debt. The Compensation Committee was supportive of Mr. Hagedorn’s voluntary decision given the near-term financial covenant pressures the Company was facing at that time.

Annual Cash Incentive Compensation (short-term compensation element)

Key points to understand about The Scotts Company LLC Executive Incentive Plan (“EIP”) for the 2023 fiscal year are:

•Designed around key drivers of shareholder value creation — earnings and cash flow;
•Due to our financial covenant pressures, we converted cash incentive payout opportunity to equity;
•Because of our equity-based compensation approach, proxy reporting rules require that the Summary Compensation Table show grants that were not achieved and subsequently cancelled as compensation for our NEOs, distorting their pay levels. A Pro Forma Summary Compensation Table has been included in this Proxy Statement to more accurately reflect the compensation received by our NEOs; and
•Consistent with our pay-for-performance philosophy, none of our NEOs received an incentive payout for the 2023 fiscal year.

The EIP provides annual cash incentive compensation opportunities for our NEOs and other key management employees. For the 2023 fiscal year, the Compensation Committee selected Non-GAAP Adjusted EBITDA and Non-GAAP Free Cash Flow as the financial measures, because we believe these performance measures drive shareholder value. But more importantly, these metrics were also aligned with the components of the Company’s leverage ratio calculations, which was at the center of the Company’s key financial goals for the year, as explained in more detail above. Beyond the components selected for determining the payout under the EIP, the Compensation Committee may adjust an NEO’s payout, in its discretion, based on individual facts and circumstances.

EIP Business Performance Factors: Payouts based on the Business Performance Factors range from 0% to 250% of the incentive target set by the Compensation Committee. For the 2023 fiscal year, the incentive awards were based on a combination of Non-GAAP Adjusted EBITDA (75% weighting) and Non-GAAP Free Cash Flow (25% weighting), calculated at the consolidated Company level, as follows:

•Non-GAAP Adjusted EBITDA as set forth in our credit facility — This measure is calculated as net income (loss) before interest, taxes, depreciation and amortization as well as certain other items, such as non-recurring or non-cash items affecting net income (loss). This calculation is intended to be consistent with the calculation of that measure as required by the Company's borrowing arrangements.

•Non-GAAP Free Cash Flow — This measure is calculated as net cash provided by operating activities minus investments in property, plant and equipment and further adjusted to exclude discontinued operations, certain impairment, restructuring and other one-time charges, subject to further plus or minus adjustments at the discretion of the Compensation Committee based on the facts and circumstances.

The Compensation Committee establishes challenging and demanding performance goals for the Business Performance Factors, while responsibly balancing the known risks associated with anticipated business conditions or customer changes. As reflected in the table below:

•A threshold payout of 50% of target could be achieved at a Non-GAAP Adjusted EBITDA level that reflects a 3.1% growth over prior year, and correlates to the earnings needed for compliance with the then-current full-year leverage ratio of 6.25.

•A target payout of 100% could be achieved at a Non-GAAP Adjusted EBITDA level that reflects an 8.7% growth over prior year, and correlates to the Company’s internal operating plan for the 2023 fiscal year, which assumes flat Consumer unit volume, except for Fertilizer and Seed products with an expectation of +10% in units, and Hawthorne sales down slightly vs. the prior year.
•A maximum payout of 250% of target could be achieved at a Non-GAAP Adjusted EBITDA level that reflects a 33% growth over prior year. The Compensation Committee set the maximum performance goals at levels that it believed to be achievable under optimal business conditions with superior leadership and execution across all levels of the enterprise.

•For Non-GAAP Free Cash Flow, the threshold, target and maximum targets correlate to free cash flow received by achieving the respective threshold, target and maximum Non-GAAP Adjusted EBITDA levels, plus additional benefit of reducing inventory levels.

The consolidated Company-level performance goals for the EIP Business Performance Factors and actual performance results for the 2023 fiscal year (with dollars in millions) were:

	Metric Weighting	Payout Level (in millions)					Performance Results*	Weighted Payout %
Metric		50.0%	100.0%	150.0%	200.0%	250.0%
Non-GAAP Adjusted EBITDA	75%	$585.0	$617.0	$680.0	$717.0	$755.0	$485.4	0%
Non-GAAP Free Cash Flow	25%	$550.0	$600.0	$670.0	$715.0	$760.0	$438.2	0%
Total								0%
________________________

*    The Compensation Committee believes that the performance metrics should not be influenced by currency fluctuations and, therefore, where applicable, the EIP metrics reflect currency translation based on budgeted exchange rates, which is in contrast to actual exchange rates employed for currency conversions used for GAAP reporting. In addition, the Compensation Committee exercises its discretion to adjust the amounts used for purposes of calculating incentive payouts under the EIP based on individual facts and circumstances. As a result, there could be a difference between the Company’s reported financial results and the amounts shown in this Proxy Statement. Reconciliations of Non-GAAP Adjusted EBITDA and Non-GAAP Free Cash Flow to the most directly comparable GAAP measures are presented in the following tables:

Year ended September 30, 2023 (in millions)
Net loss (GAAP)	$(380.1)
Impairment, restructuring and other charges	466.0
Interest expense	178.1
Amortization expense	25.2
Equity in loss of unconsolidated affiliates	101.1
Income tax benefit from continuing operations	(73.2)
Depreciation	67.3
Interest income	(6.4)
Share-based compensation expense	68.9
Other	38.5
Adjusted EBITDA (Non-GAAP)	$485.4

Year ended September 30, 2023
Net cash provided by operating activities (GAAP)	$531.0
Investments in property, plant and equipment	(92.8)
Free Cash Flow (Non-GAAP)	$438.2

Temporary Stop-Gap Measure — Converting Cash Incentive Payout Opportunity to Equity for the 2023 Fiscal Year: To help improve Non-GAAP Adjusted EBITDA, the earnings measure prescribed in our credit facility for purposes of calculating the leverage ratio (which excludes equity-based compensation), the Compensation Committee, with the support of our banks, converted the target annual cash-based incentive opportunity for approximately 200 of our highest paid associates, including our NEOs, to equity in the form of a performance unit award. The impacted associates received the FY23 Equity Incentive Grant that was intended to cover incentive payouts up to 100% of target payout level under the annual incentive plan, with any payout above target payable in cash. The Compensation Committee enhanced the grant date value of the FY23 Equity Incentive Grant versus the annual target cash incentive opportunity, valued as of the date of grant, to provide additional upside opportunity and protect the value of the forgone cash incentive payout for our associates. Our associates were motivated and engaged by the potential to realize higher than normal payouts if the Company achieved its financial goals and our share price appreciated over the fiscal year. Further, this provided a strong retention inducement for associates to continue with the Company despite the uncertainty surrounding our business. The FY23 Equity Incentive Grant resulted in the conversion of potential cash compensation expense to equity compensation expense and helped maintain compliance with our credit facility because equity compensation expense does not impact the leverage ratio calculation (as prescribed in our credit facility). The conversion, however, required increased share utilization and contributed to the Company’s higher-than-typical dilution percentage. The Company will continue to rely on converting annual cash incentive compensation to equity in the 2024 fiscal year to further maximize earnings and cash flow available to pay down debt and reaching the other financial goals in our operating plan. The design approved by the Compensation Committee is structured so the 2024 fiscal year equity incentive grant, if any, will be made following year-end with limited enhancement of the payout opportunity, as part of the Company’s transition back to more normalized incentive payout opportunities. Notwithstanding, we will continue to use our Common Shares more quickly than is typical in the 2024 fiscal year, and we are seeking shareholder approval to replenish our share pool.

Funding Trigger: Payouts under the EIP for all incentive participants, including the NEOs, are subject to the Company remaining in compliance with the quarterly financial covenant requirements under its credit facility. This requirement was met for the 2023 fiscal year; however, no payouts were achieved by the NEOs based on the EIP results.

Personal Performance Factor (“PPF”): To ensure we recognize and reward desired behaviors and not just financial results, the EIP typically includes a discretionary PPF; however, the Compensation Committee temporarily suspended this feature of the EIP for the 2023 fiscal year. When applicable, the PPF is a multiplier on each NEO’s calculated annual cash incentive payout amount and is intended to reward and motivate our top performers by facilitating a meaningful differentiation of payouts based on personal goal achievement and demonstrated leadership and cultural attributes. The Compensation Committee considers financial results along with a qualitative assessment of effective leadership attributes such as team development, embodiment of the Company’s culture and personal development and growth, to determine the PPF multiplier for each NEO, which can range from 0% to 150%. After applying the PPF, an individual participant could receive a total incentive payout that differs from the payout calculated based solely on achievement of the Business Performance Factors under the EIP.

No NEO Incentive Payouts for the 2023 Fiscal Year: Despite the work in the 2023 fiscal year to position the Company to return to financial strength in the coming years, the NEOs ultimately received no payouts under the EIP since the pre-defined full-year Non-GAAP Adjusted EBITDA and Non-GAAP Free Cash Flow performance goals were not achieved. Due to the interim nature of his assignment, Mr. Evans was not a participant in the EIP for the 2023 fiscal year.

Summary Compensation Table Reporting for the 2023 Fiscal Year: Given the approach to convert the cash incentive payout opportunity to equity for the 2023 fiscal year as noted above, the NEOs received a performance unit grant in the 2023 fiscal year, with an enhanced grant value as explained above, that was intended to cover potential payouts under the EIP, in Common Shares, up to a 100% target payout. Although no payouts were ultimately received by our NEOs, proxy reporting rules require that the applicable grant date value of the stock award must be reported in the Summary Compensation Table (“SCT”), without regard to whether or not the Common Shares were paid out. We believe this required reporting significantly distorts the reported compensation for each of our NEOs in the Summary Compensation Table, as reflected below, in that the FY23 Equity Incentive Grant has since been cancelled because plan results were not achieved. See table captioned “Pro Forma Summary Compensation for 2023 Fiscal Year” that adjusts for this reporting requirement and therefore we believe this provides a more accurate look at the pay received by our NEOs in the 2023 fiscal year.

NEO	Enhanced Target Incentive Opportunity*	SCT Reportable Grant Value**	Actual Payout Realized
Mr. Hagedorn	$3,150,000	$4,281,523	$—
Mr. Garth	$1,132,812	$1,132,823	$—
Mr. Baxter	$761,301	$761,367	$—
Mr. Lukemire	$1,350,000	$1,834,984	$—
Ms. Stump	$877,500	$1,192,752	$—
Mr. Evans	n/a	n/a	n/a
________________________

*     Reflects the enhanced 2023 fiscal year target incentive opportunity for each NEO determined by the Compensation Committee. For Mr. Hagedorn, Mr. Lukemire and Ms. Stump, the Enhanced Target Incentive Opportunity was converted to performance units based on the Company’s average closing share price for the 30 days ending on the November 11, 2022 grant date ($47.02), rounded up to the next whole share. While the Compensation Committee chose to use a 30-day average share price to determine the number of performance units to be granted pursuant to the FY23 Equity Incentive Grant, we are required to report in the Summary Compensation Table using the grant date fair market value of a share ($63.91). As a result, the Summary Compensation Table Reportable Grant Value is higher for Mr. Hagedorn, Mr. Lukemire and Ms. Stump than the Enhanced Target Incentive Opportunity determined by the Compensation Committee. By the time Mr. Garth and Mr. Baxter were hired, the Company had reverted to using the actual grant date closing share price to determine the number of performance units to be granted. Therefore, for Mr. Garth and Mr. Baxter, the Enhanced Target Incentive Opportunity was converted to performance units based on the actual grant date closing share price of $55.23 on December 1, 2022 for Mr. Garth and $66.81 on April 28, 2023 for Mr. Baxter.

**    Reflects the number of performance units granted to each NEO pursuant to the FY23 Equity Incentive Grant, valued at the actual closing share price on the applicable grant date of November 11, 2022 ($63.91) for Mr. Hagedorn, Mr. Lukemire and Ms. Stump, December 1, 2022 ($55.23) for Mr. Garth and April 28, 2023 ($66.81) for Mr. Baxter.

Long-Term Equity-Based Incentive Awards (long-term compensation element)

Key points to understand about our long-term equity-based incentive awards for the 2023 fiscal year are:

•We pulled non-qualified stock option grants forward to help with retention;

•Almost 60% of the long-term incentive grant value for our NEOs was awarded as performance units tied to achieving leverage ratio covenant compliance — creating a penalty for non-compliance; and

•Due to the FY23 Equity Incentive Grant being included with the normal equity awards granted in the 2023 fiscal year, it is reported in the Summary Compensation Table even though it was not achieved and subsequently cancelled, which distorts the compensation levels of our NEOs. A Pro Forma Summary Compensation Table has been included in this Proxy Statement to more accurately reflect the compensation received by our NEOs.

Long-term incentive compensation is an integral part of total compensation for Company executives and directly ties rewards to performance that creates and enhances shareholder value. Consistent with the Company’s performance-based pay philosophy, the Compensation Committee exercises its discretion to position the target grant value of individual equity-based incentive awards relative to the Competitive Market Range based on a subjective assessment of organizational and individual qualities and characteristics, including the strategic importance of the individual’s job function to the Company, as well as an NEO’s capability, experience, skill level, overall contribution to the success of our business and the potential of the individual to make significant contributions to the Company in the future.

For the 2023 fiscal year, almost 60% of the normal target annual long-term incentive value granted to the NEOs was performance-based and awarded in performance units (“PUs”), with the remainder of the long-term grant value awarded in NSOs.

NEO	2023 NSO Grant Value	2023 PU Grant Value	Normal LTI Grant Value*	% Perf. Based
Mr. Hagedorn	$2,740,931	$3,600,053	$6,340,984	57%
Mr. Garth	$638,044	$900,034	$1,538,078	59%
Mr. Baxter	$638,041	$900,064	$1,538,105	59%
Mr. Lukemire	$913,648	$1,200,072	$2,113,720	57%
Ms. Stump	$342,625	$450,017	$792,642	57%
Mr. Evans	n/a	n/a	n/a	n/a
________________________

*    Normal LTI Grant Value does not include the grant date value of the FY23 Equity Incentive Grant that is also reported in the Stock Awards column of the Summary Compensation Table since this is not part of the normalized target annual LTI value for the NEOs.

How the Company’s Financial Covenant Pressures Impacted the Performance Unit Design for the 2023 Fiscal Year: In support of the Company’s priority focus to ensure compliance with the then-current leverage ratio requirements of the Company’s credit facility, the Compensation Committee made certain changes to the Company’s long-term incentive plans for the 2023 fiscal year (in addition to the stop-gap measures described above for the EIP), that align the long-term incentive payout opportunities for our NEOs directly to metrics that comprise the Company’s leverage ratio. As a result, each of the NEOs received a portion of their normal long-term incentive grant value in the form of a performance unit grant (the “2023 Performance Unit Awards”), which are subject to a one-year performance period (the “Calendar 2023 Performance Period”) and a three-year service-based vesting requirement. Given the Company’s need to maintain compliance with the quarterly leverage ratio requirements of the credit facility, and the potential short- and long-term ramifications in the event of noncompliance, the Compensation Committee determined it was in the best interest of the Company’s shareholders to put a material portion of each NEO’s compensation at risk (almost 60% of the normal LTI grant value) if the Company failed to remain in compliance with the applicable quarterly leverage ratio covenant requirements of the credit facility for the Calendar

2023 Performance Period. Based on the design of the 2023 Performance Unit Awards, each executive officer could earn 25% of the target shares granted for each quarter during the Calendar 2023 Performance Period that the Company achieved compliance with the then-current quarterly leverage ratio covenant requirements (subject to also achieving the service requirements). In no case could the NEOs achieve a payout in excess of the target shares granted; however, they stood to lose 25% of the target shares granted for each quarter of noncompliance during the Calendar 2023 Performance Period.

The Compensation Committee recognized that a one-year performance period is a departure from our normal practice but believed this approach was appropriate given the Company’s leverage ratio position and in the best interest of shareholders. Further, there is a meaningful long-term element to the design in that the performance units granted to the NEOs during the 2023 fiscal year are subject to a three-year time-based cliff vesting requirement, with a provision for accelerated vesting in the event of retirement, death or disability. The Compensation Committee is committed to incorporating a three-year performance-based incentive component into the LTI design for the 2024 fiscal year that is aligned to the Company’s long-term financial objectives.

Calendar 2023 PU Performance Goals: The table below shows the performance metrics and goals established by the Compensation Committee for purposes of determining payouts of the 2023 Performance Unit Awards, and actual results achieved through the end of the 2023 fiscal year. The Company has satisfied the performance goals for each of the quarters in the 2023 calendar year completed as of the date of this Proxy Statement:

Leverage Ratio Compliance**	Qtr. Ending 4/1/23	Qtr. Ending 7/1/23	Qtr. Ending 9/30/23*	Qtr. Ending 12/31/23*
Applicable Leverage Ratio Goal	6.50x	6.50x	7.75x	8.25x
Actual Leverage Ratio Achievement	6.01x	6.15x	6.57x	TBD
________________________

*    Pursuant to the amendment of the credit facility in July 2023, the original 9/30/23 goal of 6.25x was revised to 7.75x and the original 12/31/23 goal of 6.25x was revised to 8.25x. At the time the performance goals were established for the Calendar 2023 Performance Period on January 26, 2023, the Compensation Committee contemplated the potential for the credit facility to be amended and made a determination that it was in the best interest of the Company’s shareholders to ensure that the Company maintained compliance with the then-current quarterly financial covenant requirements as of each quarter end.

** Leverage Ratio Covenant Compliance: Determined as of the end of each fiscal quarter calculated as average total indebtedness as of the end of each of the prior four quarters, divided by the Company’s cumulative Non-GAAP Adjusted EBITDA for the prior four quarters. Therefore, where the Actual Leverage Ratio Achievement number is lower than the Applicable Leverage Ratio Goal, the Company satisfied the performance goals.

Each PU granted to the NEOs in the 2023 fiscal year also includes a dividend equivalent right entitling the NEO to receive an amount in cash equal to the dividends declared and paid by the Company during the period beginning on the grant date and ending on the settlement date, which is generally the third anniversary of the grant date.

Failure to achieve the specified Leverage Ratio Covenant Compliance goals for the Calendar 2023 Performance Period would result in forfeiture of the PUs and the related dividend equivalent rights, even if the service-based vesting requirements are ultimately satisfied.

Non-Qualified Stock Option Grants: During the 2023 fiscal year, each NEO, other than Mr. Evans, received a grant of non-qualified stock options (“NSOs”) structured to promote retention and continuity (with a grant date value that approximated 40% of the applicable normal target annual LTI value determined for each NEO) and which was pulled forward as explained in the following paragraph. The NSOs align our NEOs interests with those of our shareholders since value realization is dependent on future sustained share price appreciation. The NSOs are subject to three-year time-based cliff vesting, with a provision for accelerated vesting in the event of retirement, death or disability.

Temporary Stop-Gap Measure: Pulling Forward Timing of NSO Grants for the 2023 Fiscal Year: The Company typically grants equity-based awards at the Compensation Committee meeting in January and the grant date is the second or third trading day following the Company’s first quarter earnings release. However, the 2023 fiscal year was not typical. During the 2023 fiscal year as part of the Company’s stop-gap compensation measures discussed above and to further promote retention and continuity, the Compensation Committee pulled forward approximately 40% of the normal target long-term incentive value for Mr. Hagedorn, Mr. Lukemire and Ms. Stump, as well as approximately 50 key management employees, that would normally be granted in February 2023 to November 2022 (the “Pull Forward LTI Value). The Pull Forward LTI Value was granted in the form of NSOs on November 4, 2022 as discussed in more detail in the section captioned “Long-Term Equity-Based Incentive Awards (long-term compensation element).” The Company's historical practice to determine the number of Common Shares subject to a grant is to utilize the grant date fair value of the option estimated using a Black-Scholes model. For the NSOs, the Company continued to use the grant date fair value estimated using a Black-Scholes model, but departed from historical practice by adjusting the current stock price assumption to instead use the average closing share price for the 30 trading days ending on October 24, 2022 to determine the number of NSOs. The decision to use the 30-day average price was intended to give more certainty to the number of Common Shares required to be reserved against the Company’s Long-Term Incentive Plan share pool, which was running low at the time, pending shareholder approval to replenish the pool which was subsequently obtained at the 2023 Annual Meeting of Shareholders.

Summary Compensation Table Reporting for the 2023 Fiscal Year: For purposes of reporting the value of all equity-based grants in the Summary Compensation Table for the 2023 fiscal year, the grant date value of 2023 Performance Unit Awards is combined with the grant date value of the FY23 Equity Incentive Grant (described above in the section captioned “Annual Cash Incentive Compensation (short-term compensation element)”), as well as any additional one-time service-based grants, and reported in the Stock Awards column of the Summary Compensation Table for the 2023 Fiscal Year as reflected in the table below. Due to proxy reporting rules, we are required to disclose the grant value of the FY23 Equity Incentive Grant, which is non-recurring, despite the fact that no payout was achieved and the grant was subsequently cancelled because the plan performance goals were not achieved. Were it not for this reporting requirement, the Summary Compensation Table would reflect only the grant date value of the 2023 Performance Unit Awards that was a component of the normal annual compensation opportunity for the NEOs plus any additional one-time service-based grants. See table captioned “Pro Forma Summary Compensation for 2023 Fiscal Year” that corrects for this reporting requirement and provides a more accurate look at the pay received by our NEOs in the 2023 fiscal year.

NEO	SCT Stock Award Value	FY23 Equity Incentive Grant Value*	Pro Forma Stock Award Value
Mr. Hagedorn	$7,881,576	$(4,281,523)	$3,600,053
Mr. Garth	$2,782,880	$(1,132,823)	$1,650,057
Mr. Baxter	$3,911,473	$(761,367)	$3,150,106
Mr. Lukemire	$3,035,056	$(1,834,984)	$1,200,072
Ms. Stump	$1,642,769	$(1,192,752)	$450,017
Mr. Evans	n/a	n/a	n/a
________________________

*    Amounts shown in this column were not earned and were subsequently cancelled.

One-Time Restricted Stock Unit Grants: In connection with his hiring as Executive Vice President & Chief Financial Officer, Mr. Garth received a one-time grant of RSUs, with a grant date value of $750,023 on December 1, 2022 (the “Garth Sign-On Grant”). The Garth Sign-On Grant was made to mitigate value Mr. Garth stood to lose by leaving his prior employer. The Garth Sign-On Grant is generally subject to ratable vesting and settlement on the first and second anniversary of the grant date, with a provision for accelerated vesting of any unvested shares in the event of an involuntary termination, without Cause, prior to the second anniversary of the grant date. The Garth Sign-On Grant also includes a dividend equivalent right entitling him to receive an amount in cash equal to the dividends declared and paid by the Company during the period beginning on the grant date and ending on the applicable settlement date.

In connection with his hiring as Executive Vice President, Technology & Operations, Mr. Baxter received a one-time grant of RSUs, with a grant date value of $750,009 on April 28, 2023 (the “Baxter Sign-On Grant”). The Baxter Sign-On Grant was made to mitigate value Mr. Baxter stood to lose by leaving his prior employer. The Baxter Sign-On Grant is generally subject to ratable vesting and settlement on the first and second anniversary of the grant date, with a provision for accelerated vesting of any unvested shares in the event of an involuntary termination, without Cause, prior to the second anniversary of the grant date. The Baxter Sign-On Grant also includes a dividend equivalent right entitling him to receive an amount in cash equal to the dividends declared and paid by the Company during the period beginning on the grant date and ending on the applicable settlement date.

In connection with his appointment as Executive Vice President & Chief Operating Officer, Mr. Baxter received a one-time promotional grant of RSUs, with a grant date value of $1,500,033 on September 2, 2023 (the “Baxter Promotional Grant”). The Baxter Promotional Grant is generally subject to cliff vesting on the third anniversary of the grant date, with a provision for accelerated vesting in the event of termination due to death or disability prior to the third anniversary of the grant date. The Baxter Promotional Grant also includes a dividend equivalent right entitling him to receive an amount in cash equal to the dividends declared and paid by the Company during the period beginning on the grant date and ending on the settlement date, which is generally the third anniversary of the grant date.

Information regarding our equity grant practices, including the determination of exercise price, can be found in the section captioned “Other Executive Compensation Policies, Practices and Guidelines — Practices Regarding Equity-Based Awards.”

Executive Perquisites and Other Benefits (short-term compensation element)

The Company maintains traditional health and welfare benefit plans and The Scotts Company LLC Retirement Savings Plan (the “RSP”), a qualified 401(k) plan, which are generally offered to all employees (subject to basic plan eligibility requirements) and are consistent with the types of benefits offered by other similar corporations. With the exception of a Company-paid annual physical examination and limited personal use of Company aircraft as provided below, none of the NEOs other than the CEO receive executive perquisites or benefits beyond those generally offered to all employees. From time to time, family members of the NEOs are accommodated as passengers on business-related flights on Company aircraft. There is no incremental cost to the Company for this perquisite.

All of the NEOs, with the exception of Mr. Evans, are entitled to limited personal use of Company aircraft at their own expense. Specifically, Mr. Hagedorn has an option to purchase up to 150 flight hours per year for personal use at the Company’s incremental direct operating cost per flight hour. Mr. Lukemire is entitled to purchase up to 50 flight hours per year, and all other NEOs are entitled to purchase up to 25 flight hours per year. There is no incremental cost to the Company for this perquisite other than the partial loss of a tax deduction of certain aircraft-related costs as a result of personal use of Company aircraft. Since Company aircraft are used primarily for business travel, the determination of the direct operating cost per flight hour excludes the fixed costs that do not change based on usage, such as pilots’ salaries, the purchase cost of Company aircraft and the cost of maintenance not related to personal trips.

Given the unique nature of Mr. Evans’ interim appointment, he was eligible for limited Company-paid commuting and personal flights on Company aircraft. His eligibility for this limited perquisite was subject to the approval of the Chief Executive Officer on a flight-by-flight basis and required Mr. Evans to bear any tax consequences associated with any approved personal flights. Mr. Evans did not take any personal flights during the 2023 fiscal year. As part of their respective relocation benefits provided in connection with their hiring during the 2023 fiscal year, Mr. Garth and Mr. Baxter were entitled to limited Company-paid commuting flights on Company aircraft. During the 2023 fiscal year, the Company incurred $248,685 in direct operating costs associated with Mr. Garth’s commuting flights and $144,795 associated with Mr. Baxter’s commuting flights. The respective amounts have been reported as additional compensation to Mr. Garth and Mr. Baxter in the All Other Compensation column of the Summary Compensation Table for the 2023 Fiscal Year. Both Mr. Garth and Mr. Baxter are responsible for the personal income tax consequences of the limited commuting benefit, which has now been discontinued.

As an additional perquisite, Mr. Hagedorn has access to the services of the Company’s aviation mechanics and pilots in circumstances involving commuting flights on his personal aircraft. Since the Company’s aviation mechanics and pilots are paid on a salary basis, there is no incremental cost to the Company for this perquisite. To the extent Mr. Hagedorn utilizes the Company’s aviation mechanics and pilots in connection with non-commuting flights on his personal aircraft, he reimburses the Company for a pro-rata portion of their salaries and fringe benefit costs. For further discussion, see section captioned “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.”

Retirement Plans and Deferred Compensation Benefits (long-term compensation element)

Executive Retirement Plan

The Scotts Company LLC Executive Retirement Plan (the “ERP”) is a non-qualified deferred compensation plan that provides executives the opportunity to: (1) defer compensation with respect to salary and amounts received in lieu of salary; and (2) defer compensation with respect to any Performance Award (as defined in the ERP). The ERP consists of the following five parts:

•Compensation Deferral, which allows continued deferral of up to 75% of salary and amounts received in lieu of salary;

•Performance Award Deferral, which allows the deferral of up to 100% of any cash incentive compensation earned under the EIP;

•Retention Awards, which reflect the Company’s contribution to the ERP for retention awards;

•Supplemental Retirement Awards, which reflect Company directed contributions to the ERP, subject to the approval of the Compensation Committee; and

•Crediting of Company matching contributions on qualifying deferrals.

The Supplemental Retirement Awards (“SRA”) provide a tax deferred approach to award additional compensation to the NEOs and other key management employees of the Company. The SRA contributions, which are subject to the discretion of the Compensation Committee, are funded on a monthly basis. While the awards are fully vested at the time of contribution, the SRA account balance cannot be distributed to the recipient for a minimum of six months following the termination of employment. During the 2023 fiscal year, the Compensation Committee awarded the following SRAs:

•Mr. Hagedorn was entitled to receive an annualized SRA contribution of $1.0 million (payable in monthly installments of $83,333), awarded in January 2014 in connection with the negotiation of the severance agreement between The Scotts Company LLC (“Scotts LLC”) and Mr. Hagedorn (the “Hagedorn Severance Agreement”). To assist the Company in ensuring compliance with the financial covenants under our credit facility, Mr. Hagedorn decided to voluntarily forgo $416,667 of the $1.0 million SRA contribution the Company would otherwise have made on his behalf during the 2023 fiscal year.

•Mr. Lukemire has received an annualized SRA contribution of $300,000 (payable in monthly installments of $25,000), since January 2019. However, effective August 1, 2023, the Compensation Committee decided to reallocate Mr. Lukemire’s $25,000 monthly SRA value to his base salary and his monthly SRA contributions were discontinued as of July 31, 2023. As a result of this change, the salary amount reported in the Summary Compensation Table for 2023 Fiscal Year for Mr. Lukemire is $50,000 higher than the prior year, but this is offset by the corresponding reduction in the reported value of his “All Other Compensation” attributed to discontinuing his monthly SRA contributions.

•Ms. Stump has received an annualized SRA contribution of $310,000 (payable in monthly installments of $25,833), since May 2018 in conjunction with the approval of the Stump Retention Agreement, which is described in more detail below. However, effective August 1, 2023, the Compensation Committee decided to reallocate Ms. Stump’s $25,833 monthly SRA value to her base salary and her monthly SRA contributions were discontinued as of July 31, 2023. As a result of this change, the salary amount reported in the Summary Compensation Table for 2023 Fiscal Year for Ms. Stump is $51,666 higher than the prior year, but this is offset by the corresponding reduction in the reported value of her “All Other Compensation” attributed to discontinuing her monthly SRA contributions.

The Company matching contributions to the ERP were based on the same contribution formulae as those used for the RSP. Specifically, the Company will match participant contributions at a rate of 200% for the first 3% of eligible earnings contributed to the ERP and 50% for the next 3% of eligible earnings contributed to the ERP. As a result, if a participant contributes at least 6% of their pay to the ERP, the Company matching contribution would be equal to 7.5%. Company matching contributions to the ERP are not funded until the first quarter of the subsequent calendar year, provided the individual is actively employed by the Company as of December 31.

All accounts under the ERP are bookkeeping accounts and do not represent claims against specific assets of the Company. Each participant may select one or more investment funds, including a Company stock fund, against which to benchmark such participant’s ERP accounts. The investment options under the ERP are substantially consistent with the investment options permitted under the RSP. Accordingly, there were no above-market or preferential earnings on investments associated with the ERP for any of the NEOs for the 2023 fiscal year.

Other Retirement and Deferred Compensation Plans

The Scotts Company LLC Excess Benefit Plan for Non Grandfathered Associates (the “Excess Pension Plan”) is an unfunded plan that provides benefits that cannot be provided under The Scotts Company LLC Associates’ Pension Plan (the “Associates’ Pension Plan”) due to specified statutory limits. The Associates’ Pension Plan and related Excess Pension Plan were frozen effective December 31, 1997 and, therefore, no additional benefits have accrued after that date under either plan. However, continued service taken into account for vesting purposes under the Associates’ Pension Plan is recognized with respect to the entitlement to, and the calculation of, subsidized early retirement benefits under the Excess Pension Plan. Based on their tenure, Mr. Hagedorn and Mr. Lukemire are the only NEOs who participate in the Associates’ Pension Plan. Based on his tenure, Mr. Hagedorn is the only NEO who participates in the Excess Pension Plan. For further details regarding the Excess Pension Plan, see section captioned “EXECUTIVE COMPENSATION TABLES — Pension Benefits Table.”

Our Compensation Practices

Determining Executive Officer Compensation

The Compensation Committee is responsible for determining all elements of compensation for our NEOs and other key executives, and may consider a wide variety of factors in doing so. As explained more fully below, in determining our NEOs’ compensation, the Compensation Committee considers individual performance, Company performance against pre-determined performance goals, the level of their compensation when compared to the Competitive Market Range for their role, and other factors specific to the individual and role such as their unique knowledge of our Company and business. With respect to the annual incentive compensation plan, the Compensation Committee has responsibility for approving the overall plan design as well as the performance metrics, performance goals and payout levels.

The Compensation Committee is also responsible for administering or overseeing all equity-based incentive plans. Under the terms of these plans, the Compensation Committee has sole discretion and authority to determine the size and type of all equity-based awards, as well as the period of vesting and all other key terms and conditions of the awards.

Role of Outside Consultants

During the 2023 fiscal year, the Compensation Committee engaged Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant to advise the Compensation Committee with respect to best practices and competitive trends in the area of executive compensation, as well as ongoing regulatory considerations. FW Cook provided guidance to assist the Compensation Committee in determining the compensation structure for our NEOs and other key management employees but did not provide any consulting services directly to management. The Compensation Committee assessed the independence of FW Cook as required by NYSE Rules and SEC Rules and concluded that FW Cook’s work for the Compensation Committee did not raise any conflict of interest.

During the 2023 fiscal year, the Company engaged various compensation consultants, including Mercer Global, Willis Towers Watson and Aon Consulting, Inc. to work directly with management to advise the Company on best practices and competitive trends, as well as ongoing regulatory considerations with respect to executive compensation. None of the consulting firms engaged by management provided consulting services directly to the Compensation Committee or the Board.

Compensation Peer Group

For the purpose of enabling the Company to benchmark our compensation practices, as well as the total compensation packages of our NEOs, the Company uses a customized Compensation Peer Group, established by the Compensation Committee with its independent compensation consultant. The Compensation Committee believes that the companies chosen for the Compensation Peer Group (listed below) reflect the types of highly regarded consumer products-oriented companies with which the Company typically competes to attract and retain executive talent. The following Compensation Peer Group was utilized to benchmark our compensation practices for the 2023 fiscal year:

Central Garden & Pet Company	Church & Dwight Co., Inc.	The Clorox Company
Constellation Brands, Inc.	Energizer Holdings, Inc.	FMC Corporation
Herbalife Nutrition Ltd.	Masco Corporation	Nu Skin Enterprises, Inc.
Newell Brands, Inc.	Rollins, Inc.	RPM International, Inc.
The J. M. Smucker Company	Spectrum Brands Holdings, Inc.	The Toro Company
Molson Coors Beverage Company	The Boston Beer Company, Inc.

The Compensation Committee believes this Compensation Peer Group reflects the pay practices of the broader consumer products industry and is reflective of the size and complexity of the Company. The Compensation Peer Group includes companies that ranged between $1.9 billion and $10.7 billion of annual revenues at the time they were selected, with a median annual revenue of approximately $5.2 billion.

Looking ahead to the 2024 fiscal year, the Compensation Committee made certain changes to the Compensation Peer Group to ensure the Compensation Peer Group continues to reflect the Company’s size and business profile. Specifically, The Boston Beer Company, Inc., Constellation Brands, Inc., and Molson Coors Beverage Company will be removed from the group and Edgewell Personal Care Company, Griffon Corporation, Helen of Troy Limited, Reynolds Consumer Products Inc. and Prestige Consumer Healthcare Inc. will be added to the group.

Role of Management in Compensation Decisions

The Compensation Committee is responsible for establishing performance objectives for our CEO and completing an annual assessment of his performance. Our CEO is responsible for establishing performance objectives and conducting annual performance reviews for all of the other NEOs. The Compensation Committee believes that performance evaluation and goal-setting are critical to the overall compensation-setting process because the personal performance level of each NEO is one of the most heavily weighted factors considered by the Compensation Committee when making compensation decisions.

In conjunction with the Company’s outside consultants from Willis Towers Watson and Aon Consulting, Inc., management conducts annual market surveys of the base salary levels, short-term incentives and long-term incentives for each of our NEOs, with the goal of helping to ensure that executive compensation levels remain competitive with the benchmark compensation data, which facilitates our ability to retain and motivate key executive talent. The benchmark compensation data provided by Willis Towers Watson and Aon Consulting, Inc. reflects several hundred general industry companies, representing a wide range of annual revenue, who voluntarily participate in the surveys and are not selected by the Company. To account for the wide range of companies included in the surveys, the data is statistically adjusted by the Company’s compensation consultants to more closely reflect the relative size of the Company based on revenue.

Setting Compensation Levels for CEO and Other NEOs

The compensation structure for our CEO and our other NEOs, other than Mr. Evans, is designed to deliver approximately 75% of the target annual compensation opportunity (without respect to the impact of temporary stop-gap measures described above) in the form of variable pay (i.e., annual incentive compensation and long-term equity-based compensation) and the remainder in the form of fixed pay (i.e., base salary and SRA contributions). The Compensation Committee believes that the pay mix and overall levels of pay are generally in line with the pay mix for similar positions within our Compensation Peer Group.

Once a year, the Compensation Committee completes an evaluation of our CEO’s performance with respect to the Company’s goals and objectives and makes a report of its evaluation to the Board. When evaluating potential changes to Mr. Hagedorn’s total level of compensation, the Compensation Committee considers Mr. Hagedorn’s personal performance against pre-established goals and objectives, the Company’s performance and relative shareholder return, and the compensation of CEOs at comparable companies, as reflected in the benchmark compensation data.

Based on their assessment of the competitive market trends and the individual performance level of each NEO, our CEO and the Executive Vice President, Global Human Resources make specific recommendations to the Compensation Committee with respect to each element of compensation for each of the other NEOs. In evaluating these compensation recommendations, the Compensation Committee considers information such as the Company’s financial performance as well as the compensation of similarly situated executive officers as determined by the Competitive Market Range for each role. The Compensation Committee strives to deliver a competitive level of total compensation to each of them by evaluating and balancing the strategic importance of the position within our executive ranks, the overall performance level and expected contribution of the individual to the Company’s business results, industry compensation practices (including companies within our Compensation Peer Group), internal pay equity, and our executive compensation structure and philosophy.

Consistent with our role-based pay approach, which is intended to distinguish the overall level of and mix of pay for those roles that have a higher degree of organizational impact and influence, the Compensation Committee determines the overall pay levels for the CEO and each of the other NEOs relative to the Competitive Market Range to reflect the impact they believe that each of these individuals brings to our Company. In its determination of pay, the Compensation Committee also considers the personal performance of each of the NEOs as well as the extended time that certain NEOs have served in their respective roles.

After applying the above guidelines and considering the financial covenant pressures the Company faced, the Compensation Committee decided to maintain the existing annualized total direct compensation structure for the 2023 fiscal year for Mr. Hagedorn, Mr. Lukemire and Ms. Stump as reflected in the table below (without respect to the impact of temporary stop-gap measures described above). The annualized total direct compensation in the table below for Mr. Garth and Mr. Baxter reflect their annualized total direct compensation at the time of their respective hiring and does not include one-time compensation elements such as one-time signing bonuses or one-time equity grants. The annualized total direct compensation indicated in the table below for Mr. Evans reflects the annualized value of the monthly salary he received in connection with his interim appointment as CFO, which ended as of November 30, 2022, in connection with Mr. Garth assuming the CFO role. Consistent with our pay-for-performance philosophy, the ability for our NEOs to realize the LTI value is dependent on future business results and share price. The annualized amounts reported below for each NEO reflect the components of their annualized TDC structure and differ from the actual compensation paid in the 2023 fiscal year as reported in the Summary Compensation Table.

		Fixed Elements of Compensation			Variable Elements of Compensation				Total Direct Compensation (TDC)(4)
					Annual Bonus		Target Annual Long-Term Incentive Value(3)
		Base Salary	Other Comp(1)	Fixed % of TDC	Target %	Target $(2)		Variable % of TDC
Mr. Hagedorn	2023 TDC	$1,200,000	$1,000,000	21%	175%	$2,100,000	$6,000,000	79%	$10,300,000
	2022 TDC	$1,200,000	$1,000,000	21%	175%	$2,100,000	$6,000,000	79%	$10,300,000

Mr. Garth	2023 TDC	$725,000	$—	23%	125%	$906,250	$1,500,000	77%	$3,131,250

Mr. Baxter	2023 TDC	$950,000	$—	26%	125%	$1,187,500	$1,500,000	74%	$3,637,500

Mr. Lukemire	2023 TDC	$720,000	$300,000	26%	125%	$900,000	$2,000,000	74%	$3,920,000
	2022 TDC	$720,000	$300,000	26%	125%	$900,000	$2,000,000	74%	$3,920,000

Ms. Stump	2023 TDC	$650,000	$310,000	42%	90%	$585,000	$750,000	58%	$2,295,000
	2022 TDC	$650,000	$310,000	42%	90%	$585,000	$750,000	58%	$2,295,000

Mr. Evans (5)	2023 TDC	$1,687,500	$—	100%	—%	$—	$—	—%	$1,687,500
	2022 TDC	$1,687,500	$—	61%	—%	$—	$1,075,000	39%	$2,762,500
________________________

(1)    Other Compensation reflects the annualized values of the SRA contributions, applicable to each NEO, as noted in the section captioned “Elements of Executive Compensation — Retirement Plans and Deferred Compensation Benefits (long-term compensation element).” The amounts reflected in the Base Salary and Other Comp columns for Mr.

Lukemire and Ms. Stump do not reflect the decision made by the Compensation Committee to reallocate the value of their respective monthly SRA contributions to their base salaries effective August 1, 2023.

(2)    The Target Annual Bonus amount reported reflects the annualized cash-based target incentive opportunity. For the 2023 fiscal year, the amount excludes the one-time enhancement that was applied for the 2023 fiscal year in connection with the Compensation Committee’s decision to convert the cash incentive payout opportunity to equity to help the Company maximize earnings and cash flow available to pay down debt.

(3)    The actual grant value awarded to each of the NEOs, other than Mr. Evans, during the 2023 fiscal year was granted in the form of PUs and NSOs. For additional details on grant values, see section captioned “Elements of Executive Compensation — Long-Term Equity-Based Incentive Awards (long-term compensation element).”

(4)    TDC reflects the annualized total direct compensation opportunity at target approved by the Compensation Committee in January 2023 for the 2023 fiscal year for Mr. Hagedorn, Mr. Lukemire and Ms. Stump. The TDC for Mr. Garth and Mr. Baxter reflects the annualized total direct compensation opportunity at target established at the time of their respective hires in December 2022 and April 2023. The TDC for Mr. Evans reflects the annualized value of his monthly salary in connection with his interim appointment as CFO. Due to the interim nature of his assignment, Mr. Evans did not receive an additional long-term incentive award in the 2023 fiscal year.

(5)    The Compensation Committee believes the TDC structure for Mr. Evans was appropriate given the interim nature of his assignment when it began in August 2022. The structure was designed to provide cash compensation at an annualized rate appropriate for the CFO role, and Mr. Evans was not eligible to participate in our annual incentive program.

The Compensation Committee believes that each element of total direct compensation reflected above, as well as the overall level of compensation for each of the NEOs, suitably recognizes their personal performance and unique skill sets and is appropriate relative to the Competitive Market Range for their respective roles.

Other Executive Compensation Policies, Practices and Guidelines

Practices Regarding Equity-Based Awards

In general, all employees are eligible to receive grants of equity-based awards; however, the Compensation Committee typically limits participation to the NEOs and other key management employees at the Director level and above (approximately 200 participants). The decision to grant equity-based awards to certain key management employees reflects competitive market practice and serves to reward those individuals for their past and anticipated future positive impact on our business results.

The Company typically grants equity-based awards at the Compensation Committee meeting in January and the grant date is the second or third trading day following the Company’s first quarter earnings release. However, as explained above in the section captioned “Elements of Executive Compensation — Long-Term Equity-Based Incentive Awards (long-term compensation element),” the Company granted NSOs in November 2022 as part of a strategy to pull forward a portion of the normal equity grants to our NEOs and approximately 50 key management employees. The Company's historical practice to determine the number of Common Shares subject to a grant is to utilize the grant date fair value of the option estimated using a Black-Scholes model. For the NSOs, the Company continued to use the grant date fair value estimated using a Black-Scholes model, but departed from historical practice by adjusting the current stock price assumption to instead use the average closing share price for the 30 trading days ending on October 24, 2022 to determine the number of NSOs. The decision to use the 30-day average price was intended to give more certainty to the number of Common Shares required to be reserved against the Company’s Long-Term Incentive Plan share pool, which was running low at the time, pending shareholder approval to replenish the pool, which was obtained at the 2023 Annual Meeting of Shareholders.

The exercise price for NSOs, when granted, is equal to the actual closing price of a Common Share on NYSE on the grant date, regardless of whether the number of NSOs associated with a grant is determined based on a single closing price or an average price over a specified time period. If the grant date is not a trading day on NYSE, the exercise price is equal to the closing price on the next trading day.

Stock Ownership Guidelines

The Compensation Committee has established stock ownership guidelines that each NEO must meet. The purpose of these guidelines is to align the interests of each NEO with the long-term interests of the shareholders by ensuring that a material amount of each NEO’s accumulated wealth is maintained in the form of Common Shares. The minimum target levels of stock ownership are as follows:

CEO	10 times base salary
COO	5 times base salary
Other NEOs	3 times base salary

The Compensation Committee believes that these stock ownership guidelines reflect the practices of our Compensation Peer Group and are even more stringent for our CEO. For purposes of determining compliance with the stock ownership guidelines, the value of beneficially-owned Common Shares is determined as follows:

•100% of the value of Common Shares directly registered to the NEO and/or held in a brokerage account;

•100% of the value of Common Shares or stock-settled units held in retirement plans such as the RSP, the Discounted Stock Purchase Plan or the ERP;

•60% of the “in-the-money” portion of an NSO, whether vested or unvested; and

•60% of the value of unsettled full-value awards (e.g., RSUs, performance units, etc.).

The stock ownership guidelines require each NEO to retain 50% of the net Common Shares realized from equity-based awards (after covering any exercise cost and the required tax withholding obligations) until the applicable ownership guideline has been achieved. The Company’s Insider Trading Policy prohibits any person subject to the policy, which includes all NEOs, among others, from engaging in short sales of the Company’s securities.

Recoupment/Clawback Policies

To protect the interests of the Company and its shareholders, subject to applicable law, all equity-based awards and all amounts paid under the EIP contain recoupment provisions (known as clawback provisions) designed to enable the Company to recoup amounts earned or received under such awards or the EIP based on subsequent events, such as violation of non-compete covenants or engaging in conduct that is deemed to be detrimental to the Company (as outlined in the underlying plan and/or award agreement).

Consistent with the terms of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the Compensation Committee approved an Executive Compensation Recovery Policy on September 22, 2010 and approved an updated and revised version effective October 2, 2023 (the “Compensation Recovery Policy”) to comply with the final rules promulgated by the SEC and NYSE in 2023. The Compensation Recovery Policy is intended to supplement the existing recoupment provisions contained within the equity award agreements and the EIP. The Compensation Recovery Policy requires the Company to recover any compensation made to covered executives that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure in the event of a required accounting restatement due to material non-compliance with any financial reporting requirement under U.S. securities laws. The Compensation Recovery Policy provides for the mandatory recovery of incentive amounts in excess of what would have been paid under the restated financial statements.

The Compensation Recovery Policy is applicable to all current and former executive officers, within a qualifying three-year look-back period.

Guidelines with Respect to Tax Deductibility and Accounting Treatment

The Internal Revenue Code of 1986, as amended (the “IRC”) § 162(m) generally disallows a federal income tax deduction to publicly-traded companies for compensation in excess of $1.0 million per year paid to an individual who served as the company’s chief executive officer or chief financial officer, or was one of the company’s three other most highly compensated executives, in each case, at any time since 2017. For the 2023 fiscal year, all of the NEOs had compensation in excess of $1.0 million, attributed to their respective cash-based compensation levels and the settlement of equity-based compensation granted in prior years, if applicable.

The Company accounts for equity-based compensation, including option awards and stock awards, in accordance with GAAP. Prior to making decisions to grant equity-based awards, the Compensation Committee reviews pro forma expense estimates for the awards as well as an analysis of the potential dilutive effect such awards could have on existing shareholders. Where appropriate, the proposed level of the equity-based awards may be adjusted to balance these objectives.

Decisions regarding the design, structure and operation of the Company’s incentive plans, including the EIP and the equity-based incentive plans, contemplate an appropriate balance between the underlying objectives of each plan and the resulting accounting and tax implications to the Company.

Risk Assessment in Compensation Programs

The Company strives to ensure its compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. To that end, management and the Compensation Committee evaluate the compensation plans and arrangements that represent material sources of variable pay.

•Annual cash incentive compensation plans — The Company’s annual incentive compensation program incorporates a funding trigger that conditions payout on meeting the leverage ratio covenants in the Company’s credit facility. This trigger is designed to mitigate the potential risks to the Company and its shareholders resulting from the short- and long-term impacts of noncompliance.

•Equity-based compensation plans — The Company generally utilizes a mix of performance-based and service-based equity awards, which helps ensure that management maintains a responsible level of sensitivity to the impact of decision-making on share price. Since the equity-based awards are generally subject to three-year time-based cliff vesting or performance-based vesting criteria, the Company believes the risks of focusing on short-term share price increases rather than long-term value creation are mitigated.

Based on the foregoing, we believe that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company as a whole and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.

Anti-Hedging Policy

Our Insider Trading Policy prohibits all Company employees, including our NEOs and members of the Board, from engaging in certain hedging transactions relating to Company securities held by them, including short sales, the purchase or sale of puts, calls or listed options and hedging transactions such as prepaid variable forwards, equity swaps, caps, collars and exchange funds.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors (and the Board of Directors approved) that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors of the Company:

Brian E. Sandoval, Chair
Stephen L. Johnson
Thomas N. Kelly Jr.
Mark D. Kingdon
Nancy G. Mistretta
Peter E. Shumlin

EXECUTIVE COMPENSATION TABLES

The Company’s NEOs for the 2023 fiscal year are as follows:

•James Hagedorn, the Company’s Chairman of the Board, Chief Executive Officer & President;

•Matthew E. Garth, the Company’s Executive Vice President, Chief Financial Officer & Chief Administrative Officer, who joined the Company on December 1, 2022;

•Nathan E. Baxter, the Company’s Executive Vice President & Chief Operating Officer, who joined the Company on April 28, 2023;

•Michael C. Lukemire, the Company’s President (departed effective October 1, 2023);

•Denise S. Stump, the Company’s Executive Vice President, Global Human Resources & Chief Ethics Officer (departed effective October 1, 2023); and

•David C. Evans, the Company’s former Executive Vice President & Interim Chief Financial Officer, who served from October 1, 2022 to November 30, 2022.

Summary Compensation Table

The following table summarizes the total compensation paid to, awarded to or earned by each of the NEOs for the fiscal years shown. The amounts shown include all forms of compensation provided to the NEOs, including amounts that may have been deferred. Since the table includes equity-based compensation costs and changes in the actuarial present value of the NEOs’ accumulated pension benefits, the total compensation amounts may be greater than the compensation that was actually paid to the NEOs during each of the fiscal years.

Summary Compensation Table for 2023 Fiscal Year

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(6)		All Other Compensation ($)(8)	Total ($)(9)

James Hagedorn Chairman of the Board, Chief Executive Officer & President	2023	720,000	—	7,881,576	2,740,931	—	—	(7)	652,059	11,994,566
	2022	1,104,000	—	6,000,143	—	—	—	(7)	1,065,718	8,169,861
	2021	1,200,000	—	2,500,122	2,400,932	3,465,000	—	(7)	1,147,858	10,713,912

Matthew E. Garth Executive Vice President, Chief Financial Officer & Chief Administrative Officer	2023	604,167	700,000	2,782,880	638,044	—	—		927,510	5,652,601

Nathan E. Baxter Executive Vice President & Chief Operating Officer	2023	395,833	700,000	3,911,473	638,041	—	—		288,670	5,934,017

Michael C. Lukemire President	2023	770,000	—	3,035,056	913,648	—	—	(7)	316,209	5,034,913
	2022	720,000	—	2,000,225	—	—	—	(7)	462,172	3,182,397
	2021	720,000	—	875,161	840,323	1,485,000	—	(7)	599,553	4,520,037

Denise S. Stump Executive Vice President, Global Human Resources and Chief Ethics Officer	2023	701,667	—	1,642,769	342,625	—	—		304,057	2,991,118
	2022	650,000	—	750,184	—	—	—		424,895	1,825,079
	2021	650,000	—	310,091	297,739	877,500	—		516,449	2,651,779

David C. Evans Former Executive Vice President & Interim Chief Financial Officer	2023	281,250	—	—	—	—	—		22,875	304,125
	2022	153,606	—	1,075,015	—	—	—		—	1,228,621

________________________

(1)    Reflects the amount of base salary received by each NEO for the applicable fiscal years. Due to the timing of pay changes, the amount reported may be less than the base salary rate as of the end of each fiscal year. For Mr. Hagedorn, the amount reported reflects his decision to voluntarily forgo $480,000 of his base salary during the 2023 fiscal year. For Mr. Lukemire and Ms. Stump, amount reflects the Company’s decision to reallocate monthly deferred compensation contributions to base pay beginning August 1, 2023.

(2)    Reflects the cash value of the sign-on bonuses paid to Mr. Garth and Mr. Baxter in connection with their respective hiring events in the 2023 fiscal year. The sign-on bonuses were provided to mitigate value Mr. Garth and Mr. Baxter stood to lose by leaving their prior employers.

(3)    The grant date fair value of the PUs and service-based RSUs was determined using the value of the underlying Common Shares on the date of grant and were calculated in accordance with the equity compensation accounting provisions of FASB ASC Topic 718, without respect to forfeiture assumptions. Pursuant to applicable SEC Rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of these amounts are included in Note 1 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the 2023 fiscal year.

PUs granted to each NEO as part of the standard annual grant in the 2023 fiscal year assume the underlying applicable performance criteria will be satisfied at target. As required, the value noted for the FY23 Equity Incentive Grant includes the grant date fair value of the PUs granted, however, the FY23 Equity Incentive Grants did not achieve the performance criteria and these grants were subsequently cancelled. Additional information on the impact of the FY23 Equity Incentive Grant reporting is reflected in the section captioned “Pro Forma Summary Compensation Table for 2023 Fiscal Year.”

(4)    Reflects the aggregate grant date fair value of NSOs granted to each NEO. The value of the NSOs granted is determined using a binomial option valuation on the date of the grant computed in accordance with the equity compensation accounting provisions of FASB ASC Topic 718. Pursuant to applicable SEC Rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of the amounts shown are included in Note 13 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the 2023 fiscal year.

(5)    Reflects the EIP payouts awarded to the NEOs by the Compensation Committee for the 2021 fiscal year, calculated pursuant to the terms of the EIP. No incentive payouts were awarded to any of the NEOs for the 2022 fiscal year or 2023 fiscal year.

(6)    Participant account balances in the ERP are credited to one or more benchmark funds that are substantially consistent with the investment options available under the RSP. Accordingly, there are no above-market or preferential earnings on amounts deferred under the ERP. The Associates’ Pension Plan and the Excess Pension Plan were frozen as of December 31, 1997; therefore, no service credits have been earned since that date by Mr. Hagedorn or Mr. Lukemire. No other NEOs were eligible for either the Associates’ Pension Plan or the Excess Pension Plan. For additional information, see table below captioned “Pension Benefits at 2023 Fiscal Year-End.”

(7)    Reflects the actuarial present value of accumulated benefit for the respective fiscal year under both the Associates’ Pension Plan and the Excess Pension Plan for Mr. Hagedorn and under the Associates’ Pension Plan for Mr. Lukemire. With respect to the 2023 fiscal year, the accumulated benefit decreased for both Mr. Hagedorn $(18,090) and Mr. Lukemire $(236); however, based on applicable SEC guidance, amounts reported in this table cannot be negative.

(8)    Please see table below captioned “All Other Compensation” for information regarding the components of the “All Other Compensation” column.

(9)    For Mr. Evans, the amounts shown reflect only compensation that he earned in his role as Interim Chief Financial Officer.

All Other Compensation Table

The following table provides additional detail regarding the amounts included in the column captioned “All Other Compensation” of the Summary Compensation Table for 2023 Fiscal Year:

All Other Compensation

Name	Defined Contribution Plans ($)(1)	Deferred Compensation Plans ($)(2)	Relocation Expenses ($)(3)	Commuting ($)(4)	Total ($)
James Hagedorn	23,400	628,659	—	—	652,059
Matthew E. Garth	29,281	—	649,544	248,685	927,510
Nathan E. Baxter	20,020	—	123,855	144,795	288,670
Michael C. Lukemire	35,008	281,201	—	—	316,209
Denise S. Stump	19,813	284,244	—	—	304,057
David C. Evans	22,875	—	—	—	22,875
________________________

(1)    Reflects Company matching contributions made under the RSP at the applicable Company matching rate. Additional details about the Company matching formula can be found in the “Elements of Executive Compensation — Retirement Plans and Deferred Compensation Benefits (long-term compensation element) — Executive Retirement Plan” within the CD&A.

The RSP provides eligible associates, including the NEOs, the opportunity to contribute up to 75% of eligible earnings on a tax deferred and/or Roth basis through payroll deductions up to the specified statutory limits under the IRC. The matching contributions, and any earnings on them, are immediately 100% vested. Beginning January 1, 2023, the Company changed the timing of its match funding to semiannual, in January and July, versus the prior practice of funding the match after each pay period. As a result, amounts reflected in this column do not include the following estimated matching contributions with respect to NEO eligible compensation and contributions that were made to the RSP for pay dates between July 1, 2023 and September 30, 2023 that will be funded in January 2024: Mr. Hagedorn, $1,350; Mr. Garth, $0; Mr. Baxter, $0; Mr. Lukemire, $450; Ms. Stump, $6,469; and Mr. Evans, $0.

(2)    Reflects Company matching contributions and discretionary SRA contributions made to the ERP with respect to each NEO during the 2023 fiscal year as follows:

	ERP Match	SRA Contribution	Total
James Hagedorn	$45,325	$583,333	$628,659
Matthew E. Garth	—	—	—
Nathan E. Baxter	—	—	—
Michael C. Lukemire	31,201	250,000	281,201
Denise S. Stump	25,911	258,333	284,244
David C. Evans	—	—	—

Mr. Hagedorn decided to voluntarily forgo $416,667 of his SRA contribution for the 2023 fiscal year. Company matching contributions to the ERP for a particular calendar year are not allocated until the first quarter of the subsequent calendar year. As a result, amounts reflected in this column do not include the following estimated Company matching contributions with respect to NEO contributions that were made to the ERP between January 1, 2023 and September 30, 2023: Mr. Hagedorn, $19,690; Mr. Garth, $68,531; Mr. Baxter, $0; Mr. Lukemire, $19,500; Ms. Stump, $15,688; and Mr. Evans, $0. Additional details with respect to non-qualified deferred compensation provided for under the ERP are shown in the table captioned “Non-Qualified Deferred Compensation for 2023 Fiscal Year” and the accompanying narrative.

A description of the SRA contributions is set forth in the section captioned “Elements of Executive Compensation — Retirement Plans and Deferred Compensation Benefits (long-term compensation element) — Executive Retirement Plan” within the CD&A.

(3)     Reflects a tax-gross up in the amount of $128,603 for Mr. Garth and $63,879 for Mr. Baxter associated with their taxable relocation expenses. Amounts also include additional relocation expenses incurred by the Company during the 2023 fiscal year, including expenses for moving, storage, customary closing costs in connection with a home sale (for Mr. Garth) and customary closing costs in connection with a new home purchase, temporary housing and living expenses. Mr. Baxter has not yet completed his relocation and the Company will incur additional relocation expenses in the 2024 fiscal year.

(4)    Amounts listed reflect direct operating costs for the limited Company-paid commuting flights provided to Mr. Garth and Mr. Baxter as part of their respective relocation benefits provided in connection with their hiring during the 2023 fiscal year. The incremental cost for use of corporate aircraft for personal travel was calculated based on the total personal travel flight hours, including any deadheads, multiplied by the estimated hourly aircraft operating costs for the 2023 fiscal year (including fuel, maintenance, staff travel expenses and other variable costs, but excluding fixed capital costs for the aircraft, hangar facilities and salaries).

Pro Forma Summary Compensation Table for 2023 Fiscal Year

The following table is intended to supplement the disclosures contained in the Summary Compensation Table for 2023.

To help the Company maximize earnings and cash flow available to pay down debt and operate within its credit facility, the Company converted the target annual cash incentive payout opportunity to equity, as more fully described in the section captioned “Temporary Stop-Gap Measure — Converting Cash Incentive Payout Opportunity to Equity for the 2023 Fiscal Year.” Proxy reporting rules require that the applicable grant date value of a stock award must be reported in the Summary Compensation Table without regard to whether the Common Shares were paid out. Although no payout was achieved for the FY23 Equity Incentive Grant, and the grant was subsequently cancelled, we are required to report the grant date fair value of the FY23 Equity Incentive Grants in the Summary Compensation Table. We believe that this reporting approach distorts the compensation reported for the NEOs. Had circumstances allowed us to maintain a cash-based incentive for the 2023 fiscal year, no payout would be reportable within the Summary Compensation Table, and the table would more accurately reflect the total compensation received by each NEO, as well as provide a more comparable view of year over year compensation for Mr. Hagedorn, Mr. Lukemire and Ms. Stump.

The following table reflects that no payout was made under our annual incentive plan and therefore provides a more accurate view of compensation delivered to each of our NEOs during the 2023 fiscal year.

Pro Forma Summary Compensation for 2023 Fiscal Year

Name	Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)(1)

James Hagedorn	2023	720,000	—	3,600,053	(1)	2,740,931	—	—	652,059	7,713,043
	2022	1,104,000	—	6,000,143		—	—	—	1,065,718	8,169,861
	2021	1,200,000	—	2,500,122		2,400,932	3,465,000	—	1,147,858	10,713,912

Matthew E. Garth	2023	604,167	700,000	1,650,057	(1)	638,044	—	—	927,510	4,519,778

Nathan E. Baxter	2023	395,833	700,000	3,150,106	(1)	638,041	—	—	288,670	5,172,650

Michael C. Lukemire	2023	770,000	—	1,200,072	(1)	913,648	—	—	316,209	3,199,929
	2022	720,000	—	2,000,225		—	—	—	462,172	3,182,397
	2021	720,000	—	875,161		840,323	1,485,000	—	599,553	4,520,037

Denise S. Stump	2023	701,667	—	450,017	(1)	342,625	—	—	304,057	1,798,366
	2022	650,000	—	750,184		—	—	—	424,895	1,825,079
	2021	650,000	—	310,091		297,739	877,500	—	516,449	2,651,779

David C. Evans	2023	281,250	—	—		—	—	—	22,875	304,125
	2022	153,606	—	1,075,015		—	—	—	—	1,228,621

________________________

(1)    The Stock Awards reported in the Summary Compensation Table for 2023 Fiscal Year have been adjusted to remove the grant date value of the FY23 Equity Incentive Grant. The resulting total compensation value reflects the amounts that would have been reported had circumstances allowed us to maintain a cash-based incentive for the 2023 fiscal year.

NEO	SCT Stock Award Value	FY23 Equity Incentive Grant Value*	Pro Forma Stock Award Value
Mr. Hagedorn	$7,881,576	$(4,281,523)	$3,600,053
Mr. Garth	$2,782,880	$(1,132,823)	$1,650,057
Mr. Baxter	$3,911,473	$(761,367)	$3,150,106
Mr. Lukemire	$3,035,056	$(1,834,984)	$1,200,072
Ms. Stump	$1,642,769	$(1,192,752)	$450,017
Mr. Evans	n/a	n/a	n/a
________________________

*    Amounts shown in this column were not earned and were subsequently cancelled.

Grants of Plan-Based Awards Table

The following table sets forth information concerning equity-based awards made during the 2023 fiscal year as well as the range of potential payouts under the EIP, a non-equity incentive plan, with respect to performance goals for the 2023 fiscal year. No grants of plan-based awards were made in connection with Mr. Evans’ role as Interim Chief Financial Officer during the 2023 fiscal year. Compensation for his service as a non-employee director is reflected in the section captioned “NON-EMPLOYEE DIRECTOR COMPENSATION.” Based on the design of our annual cash incentive plan for the 2023 fiscal year and the reporting requirements for grants of plan-based awards, the following table reflects incentive payments, up to target, within the “Payouts Under Equity Incentive Plan Awards” columns, and the incremental cash incentive award payout opportunity above target, within the “Payouts Under Non-Equity Incentive Plan Awards” columns.

Grants of Plan-Based Awards for 2023 Fiscal Year

Name	Grant Date(1)		Payouts Under Non-Equity Incentive Plan Awards (2)			Payouts Under Equity Incentive Plan Awards (Common Shares)			Stock Awards: Number of Shares of Stock or Units (#)	Number of Shares Underlying Stock Options (#)	Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards (#)(3)
		Approval Date	Min. ($)	Target ($)	Max. ($)	Min.	Target	Max.

James Hagedorn
NSOs	11/4/2022	10/27/2022								200,507	50.40	2,740,931
PUs	2/3/2023	1/26/2023				—	43,759	43,759				3,600,053
FY23 Equity Incentive	11/11/2022	11/11/2022				33,497	66,993	66,993				4,281,523
EIP			—	—	3,150,000

Matthew E. Garth
NSOs	2/3/2023	1/26/2023								28,599	82.27	638,044
PUs	2/3/2023	1/26/2023				—	10,940	10,940				900,034
RSUs	12/1/2022	11/3/2022							13,580			750,023
FY23 Equity Incentive	12/1/2022	11/3/2022				10,256	20,511	20,511				1,132,823
EIP			—	—	1,132,812

Nathan E. Baxter
NSOs	4/28/2023	1/26/2023								35,212	66.81	638,041
PUs	4/28/2023	1/26/2023				—	13,472	13,472				900,064
RSUs	4/28/2023	1/26/2023							11,226			750,009
FY23 Equity Incentive	4/28/2023	1/26/2023				5,698	11,396	11,396				761,367
RSUs	9/5/2023	8/24/2023							27,448			1,500,033
EIP			—	—	761,301

Michael C. Lukemire
NSOs	11/4/2022	10/27/2022								66,836	50.40	913,648
PUs	2/3/2023	1/26/2023				—	14,587	14,587				1,200,072
FY23 Equity Incentive	11/11/2022	11/11/2022				14,356	28,712	28,712				1,834,984
EIP			—	—	1,350,000

Denise S. Stump
NSOs	11/4/2022	10/27/2022								25,064	50.40	342,625
PUs	2/3/2023	1/26/2023				—	5,470	5,470				450,017
FY23 Equity Incentive	11/11/2022	11/11/2022				9,332	18,663	18,663				1,192,752
EIP			—	—	877,500
________________________

(1)    In general, the grant date was established in accordance with the Company’s grant date protocol establishing an effective date for all annual long-term incentives as the second or third trading day following the first quarter earnings release with the exception of the FY23 Equity Incentive Grant and the NSOs granted on November 4, 2022. For awards made to newly hired or newly promoted NEOs, the grant date is generally effective commensurate with the NEOs’ date of hire or date of promotion.

(2)    These amounts reflect the incremental 150% cash incentive payout opportunity that each NEO was eligible to receive based on performance goals set for the EIP Business Performance Factors pursuant to the EIP for the 2023 fiscal year above a 100% target payout. EIP payouts up to the target (100%) payout amount were payable in Common Shares as reflected in the “Payouts Under Equity Incentive Plan Awards” columns. A detailed description of the performance goals for the EIP Business Performance Factors, and potential incentive award payouts under the EIP is provided in the section captioned “Elements of Executive Compensation — Annual Cash Incentive Compensation (short-term compensation element)” within the CD&A.

(3)    The grant date fair value of each RSU and PU award, and the the binomial value for each NSO award, was determined using the value of the underlying Common Shares on the date of grant listed, and was calculated in accordance with the equity compensation accounting provisions of FASB ASC Topic 718, without respect to forfeiture assumptions. Awards are subject to the following vesting provisions:

Award	Vesting Provision
NSOs	Three-year cliff vesting requirement
PUs	Three-year cliff vesting requirement and achievement of the pre-defined performance goals
Service-Based RSUs	Ratable vesting on the first and second anniversary of the grant date
FY23 Equity Incentive
Cliff vesting on September 30, 2023 and achievement of the pre-defined performance goals. No payouts were achieved for the 2023 fiscal year, and the FY23 Equity Incentive Grant was subsequently cancelled as of September 30, 2023

Outstanding Equity Awards Table

The following table provides information regarding outstanding equity-based awards as of September 30, 2023. Mr. Evans had no outstanding equity awards related to his role as Interim Chief Financial Officer as of September 30, 2023, however, his outstanding equity awards received for his service as a non-employee director are reflected in the section captioned “NON-EMPLOYEE DIRECTOR COMPENSATION.”

Outstanding Equity Awards at 2023 Fiscal Year-End

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)(3)	Market Value of Shares or Units That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested (#)(5)		Equity Incentive Plan Awards: Market or Payout Value Of Unearned Shares or Units That Have Not Vested ($)(7)
James Hagedorn	1/30/2015	142,733		59.62	1/30/2025
	1/29/2016	143,079		64.55	1/29/2026
	2/5/2021		39,263	236.53	2/5/2031	10,570	546,258
	2/4/2022					22,579	1,166,883	—	(6)	—
	11/4/2022		200,507	50.40	11/4/2032
	2/3/2023							43,759		2,261,465

Matthew E. Garth	12/1/2022					13,580	701,814
	2/3/2023		28,599	82.27	2/3/2033			10,940		565,379

Nathan E. Baxter	4/28/2023		35,212	66.81	4/28/2033	11,226	580,160	13,472		696,233
	9/5/2023					27,448	1,418,513

Michael C. Lukemire	2/5/2021		13,742	236.53	2/5/2031	3,700	191,216
	2/4/2022					7,527	388,995	—	(6)	—
	11/4/2022		66,836	50.40	11/4/2032
	2/3/2023							14,587		753,856

Denise S. Stump	2/5/2021		4,869	236.53	2/5/2031	1,311	67,752
	2/4/2022					2,823	145,893	—	(6)	—
	11/4/2022		25,064	50.40	11/4/2032
	2/3/2023							5,470		282,690

________________________

(1)    All of the NSOs shown in these two columns have a normal vesting date that is the third anniversary of the grant date shown in the column captioned “Grant Date.”

(2)    Each NSO was granted with an exercise price equal to the closing price of one Common Share on NYSE on the date of grant.

(3)    This column shows the aggregate number of RSUs outstanding as of September 30, 2023. The normal vesting date for each award based on the listed grant date is as follows:

Award Type	Grant Date	Normal Vesting Date	Vesting Schedule Notes
RSUs	2/5/2021	2/5/2024	Vests on the third anniversary of the grant date
RSUs	2/4/2022	2/4/2025	Vests on the third anniversary of the grant date
RSUs	12/1/2022	12/01/2023; 12/01/2024	Ratable vesting on the first and second anniversary of the grant date
RSUs	4/28/2023	4/28/2024; 4/28/2025	Ratable vesting on the first and second anniversary of the grant date
RSUs	9/5/2023	9/5/2026	Vests on the third anniversary of the grant date

(4)    Reflects the market value of unvested RSUs, computed by multiplying the closing price of our Common Shares on September 29, 2023 (the last trading day of the 2023 fiscal year) of $51.68 by the number of Common Shares underlying such unvested RSUs.

(5)    This column shows the aggregate number of Common Shares underlying the PUs outstanding as of September 30, 2023. In each case the number of Common Shares reported reflects probable payout based on accounting assumptions as of September 30, 2023 as indicated below.

Award Type	Grant Date	Probable Payout %
PUs	2/4/2022	0.0%
PUs	2/3/2023	100.0%
PUs	4/28/2023	100.0%

(6)    The following share amounts are not reportable based on the probable payout of 0% for PU awards granted February 4, 2022:

NEO	PU Shares
Mr. Hagedorn	22,579
Mr. Lukemire	7,527
Ms. Stump	2,823

(7)    Reflects the market value of unvested shares as of September 30, 2023 based on the closing stock price of our Common Shares on September 29, 2023 (the last trading day of the 2023 fiscal year) of $51.68. Value reflects actual or probable payout based on accounting assumptions as of September 30, 2023 as indicated in footnote (5).

Option Exercises and Stock Vested Table

The following table provides information concerning the aggregate amounts realized or received in connection with the exercise or vesting of equity-based awards for each NEO during the 2023 fiscal year.

Option Exercises and Stock Vested for 2023 Fiscal Year

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(4)
James Hagedorn	—	—	20,185	(2)	1,660,620
Matthew E. Garth	—	—	—		—
Nathan E. Baxter	—	—	—		—
Michael C. Lukemire	—	—	7,065	(2)	581,238
Denise S. Stump	—	—	2,503	(2)	205,922
David C. Evans	—	—	9,816	(3)	684,568
________________________

(1)    There were no option exercises for the 2023 fiscal year.

(2)    Reflects the number of Common Shares received in connection with the RSUs granted on February 3, 2020 that vested and settled on February 3, 2023 for Mr. Hagedorn, Mr. Lukemire and Ms. Stump.

(3)    Reflects the number of Common Shares received in connection with the RSUs granted for Mr. Evans’ service as interim Chief Financial Officer on September 1, 2022, a pro-rata portion of which vested and settled on March 3, 2023.

(4)    The value realized on the settlement of RSUs described above is calculated by multiplying the number of Common Shares underlying the vested shares or units by the closing price of our Common Shares on the applicable settlement date.

Pension Benefits Table

Scotts LLC maintains the Associates’ Pension Plan, a tax-qualified, non-contributory defined benefit pension plan. Eligibility for and accruals under the Associates’ Pension Plan were frozen as of December 31, 1997. Monthly benefits under the Associates’ Pension Plan upon normal retirement (age 65) are determined under the following formula:

(a)(i) 1.5% of the individual’s highest average annual compensation for 60 consecutive months during the 10-year period ending December 31, 1997; times

(ii) Years of benefit service through December 31, 1997; reduced by

(b)(i) 1.25% of the individual’s primary Social Security benefit (as of December 31, 1997); times

(ii) Years of benefit service through December 31, 1997.

Compensation includes all gross earnings plus 401(k) contributions and salary reduction contributions for welfare benefits (such as medical, dental, vision and flexible spending accounts), but does not include earnings in connection with foreign service, the value of a Company car or separation or other special allowances. An individual’s primary Social Security benefit is based on the Social Security Act as in effect on December 31, 1997, and assumes constant compensation through age 65 and that the individual will not retire earlier than age 65. No more than 40 years of benefit service are taken into account.

For Mr. Hagedorn, benefits under the Associates’ Pension Plan are supplemented by benefits under the Excess Pension Plan. The Excess Pension Plan was established October 1, 1993 and was frozen as of December 31, 1997. The Excess Pension Plan provides additional benefits to participants in the Associates’ Pension Plan whose benefits are reduced by limitations imposed under IRC § 415 and § 401(a)(17). Executive officers and certain key employees participating in the Excess Pension Plan will receive, at the time and in the same form as benefits are paid under the Associates’ Pension Plan, additional monthly benefits in an amount which, when added to the benefits paid to each participant under the Associates’ Pension Plan, will equal the benefit amount such participant would have earned but for the limitations imposed by the IRC.

The following table shows information related to the Associates’ Pension Plan and the Excess Pension Plan for Mr. Hagedorn and Mr. Lukemire, the only two NEOs who participate in either plan. Since both the Associates’ Pension Plan and the Excess Pension Plan were frozen as of December 31, 1997, no further years of credited service have been or may be earned after that date.

Pension Benefits at 2023 Fiscal Year-End

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)
James Hagedorn	The Scotts Company LLC Associates’ Pension Plan	9.917	227,529
	The Scotts Company LLC Excess Benefit Plan For Non Grandfathered Associates	2.000	43,565
	Total		271,094

Michael C. Lukemire	The Scotts Company LLC Associates’ Pension Plan	0.917	21,254
________________________

(1)    The number of years of credited service shown for each participant is the applicable service earned under each respective plan as of December 31, 1997, the date each of the plans were frozen. As a result, no additional benefits will be attributed to years of service after such date.

(2)    Assumptions used in the calculation of these amounts are included in Note 10 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the 2023 fiscal year.

Non-Qualified Deferred Compensation Table

The ERP is a non-qualified deferred compensation plan that provides executives, including the NEOs, the opportunity to: (1) defer compensation with respect to salary and amounts received in lieu of salary; and (2) defer compensation with respect to any Performance Award (as defined in the ERP). The ERP also includes Company SRA contributions which may be awarded to the NEOs at the discretion of the Compensation Committee. The ERP is an unfunded plan and is subject to the claims of the Company’s general creditors. For additional discussion, see section captioned “Elements of Executive Compensation — Retirement Plans and Deferred Compensation Benefits (long-term compensation element) — Executive Retirement Plan” within the CD&A.

Non-Qualified Deferred Compensation for 2023 Fiscal Year

Name	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(4)
James Hagedorn	21,583	628,659	1,860,530	—	10,636,439
Matthew E. Garth	69,800	—	2,247	—	72,047
Nathan E. Baxter	—	—	—	—	—
Michael C. Lukemire	71,626	281,202	931,527	—	6,103,551
Denise S. Stump	146,853	284,244	1,064,650	(167,175)	5,564,200
David C. Evans	—	—	—	—	—
________________________

(1)    These amounts reflect each NEOs’ contributions to the ERP during the 2023 fiscal year which are also included in base salary amounts reported in the Summary Compensation Table.

(2)    Reflects Company matching contributions and discretionary SRA contributions made to the ERP with respect to each NEO during the 2023 fiscal year as follows:

	ERP Match	SRA Contribution	Total
James Hagedorn	$45,325	$583,333	$628,659
Matthew E. Garth	—	—	—
Nathan E. Baxter	—	—	—
Michael C. Lukemire	31,201	250,000	281,201
Denise S. Stump	25,911	258,333	284,244
David C. Evans	—	—	—

    Mr. Hagedorn decided to voluntarily forgo $416,667 of his SRA contribution for the 2023 fiscal year. Company matching contributions to the ERP for a particular calendar year are not allocated until the first quarter of the subsequent calendar year. As a result, amounts reflected in this column do not include the following estimated Company matching contributions with respect to NEO contributions that were made to the ERP between January 1, 2023 and September 30, 2023: Mr. Hagedorn, $19,690; Mr. Garth, $68,531; Mr. Baxter, $0; Mr. Lukemire, $19,500; Ms. Stump, $15,688; and Mr. Evans, $0.

A description of the SRA contributions is set forth in the section captioned “Elements of Executive Compensation — Retirement Plans and Deferred Compensation Benefits (long-term compensation element) — Executive Retirement Plan” within the CD&A.

(3)    Represents aggregate earnings for the 2023 fiscal year allocated to each NEO’s account in accordance with the ERP. Under the terms of the ERP, each participant has the right to elect investment funds against which amounts allocated to such participant’s account under the ERP will be benchmarked. The investment funds include a Company stock fund and mutual funds that are substantially consistent with the investment options available under the RSP. Because there are no preferential earnings, these amounts are not reflected in the Summary Compensation Table.

(4)    Includes amounts previously reported as compensation to the NEOs in the Summary Compensation Table for the 2022 and 2021 fiscal years as follows: (a) Mr. Hagedorn, $2,168,951; (b) Mr. Garth, n/a; (c) Mr. Baxter, n/a; (d) Mr. Lukemire, $1,021,866; (e) Ms. Stump, $897,825; and (f) Mr. Evans, n/a. The aggregate balances shown for each of the NEOs is fully vested.

CEO PAY RATIO DISCLOSURE

We are providing the following information regarding the relationship of the annual total compensation of our CEO and that of our “median employee,” as required by Section 953(b) of the Dodd-Frank Act, and Item 402(u) of Regulation S-K.

Utilizing our defined methodology, we have identified our median employee for the 2023 fiscal year based on our employee population (including full-time, part-time, temporary and seasonal employees located within or outside of the United States, other than the CEO) as of September 30, 2023.

For the 2023 fiscal year, our median employee is a machine operator located in the United States:

•The annual total compensation of our median employee, excluding the CEO, was $58,683;

•The annual total compensation of our CEO, as reported in the Summary Compensation Table on page 48 of this Proxy Statement, was $11,994,566; and

•The ratio of the annual total compensation of our CEO to the annual total compensation of our median employee, excluding the CEO, was 204 to 1.

As of September 30, 2023, the identified population consisted of 5,437 employees. In accordance with the SEC’s de minimis exemption, which, depending on our circumstances, allows us to exclude up to 5% of our non-U.S. based employees. Therefore, we excluded 36 employees in China, 37 employees in Mexico and 37 employees in the Netherlands, as they represented less than 5% of our total employee population. Our median employee was identified utilizing calendar year-to-date gross wages (annualized for our non-seasonal associates) plus target cash incentive. For employees working outside of the United States, we converted wages to U.S. dollars using budgeted exchange rates. The annual total compensation for our median employee during the 2023 fiscal year was calculated using the same methodology we use for our NEOs, as reported in the Summary Compensation Table on page 48 of this Proxy Statement.

Note that the SEC’s pay ratio disclosure rules provide reporting companies with a great deal of flexibility in determining the methodology used to identify the median employee and the pay ratio. As such, our methodology may differ materially from the methodology used by other companies to prepare their pay ratio disclosures, which may contribute to a lack of comparability between our pay ratio and the pay ratio reported by other companies, including those within our industry.

PAY VERSUS PERFORMANCE

In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our CEO and all other NEOs (“Other NEOs”) and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

					Value of Initial Fixed $100 Investment based on:(4)
Year	SCT Total for CEO(1) $	CAP to CEO (1)(2)(3) $	Avg. SCT Total for Other NEOs (1) $	Avg. CAP Paid to Other NEOs (1)(2)(3) $	TSR $	S&P 500 Household Products Index TSR $	Net Income (Loss) ($M)	Non-GAAP Adj. EBITDA (5) ($M)
2023	11,994,566	6,794,634	3,983,355	2,698,654	36.6	106.1	(380.1)	446.9
2022	8,169,861	(3,411,145)	1,949,940	(949,567)	29.0	91.6	(437.5)	557.9
2021	10,713,912	8,226,342	2,761,516	2,446,250	97.0	99.9	513.4	902.6
________________________

(1)    James Hagedorn was our CEO for each year presented. The individuals comprising the Other NEOs for each year presented are listed below.

2023	2022	2021
Matthew E. Garth	David C. Evans	Cory J. Miller
Nathan E. Baxter	Michael C. Lukemire	Michael C. Lukemire
Michael C. Lukemire	Christopher J. Hagedorn	Christopher J. Hagedorn
Denise S. Stump	Denise S. Stump	Denise S. Stump
David C. Evans	Cory J. Miller	Thomas R. Coleman

(2)    The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

(3)    Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the CEO and the Other NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in row (A) reflect the amounts attributable to the Change in Pension Value reported in the Summary Compensation Table. Amounts in row (B) are based on the service cost for services rendered during the listed year. Amounts in row (C) are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table.

	2023	2022	2021
Summary Compensation Table Total for CEO	$11,994,566	$8,169,861	$10,713,912
- Aggregate change in actuarial present value of pension benefits (A)	—	—	—
+ Service cost of pension benefits (B)	—	—	—
- SCT Stock Awards / SCT Option Awards (C)	(10,622,507)	(6,000,143)	(4,901,054)
+ Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year	5,189,014	2,019,918	2,435,833
-/+ Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards	(577,472)	(3,953,686)	(1,951,224)
-/+ Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year	—	—	—
+ Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year	811,033	(3,647,095)	1,928,875
- Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year	—	—	—
+ Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included	—	—	—
Compensation Actually Paid to CEO	$6,794,634	$(3,411,145)	$8,226,342

	2023	2022	2021
Average Summary Compensation Table Total for all Other NEOs	$3,983,355	$1,949,940	$2,761,516
- Aggregate change in actuarial present value of pension benefits (A)	—	—	—
+ Service cost of pension benefits (B)	—	—	—
- SCT Stock Awards / SCT Option Awards (C)	(2,780,907)	(1,205,150)	(1,007,774)
+ Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year	1,411,361	459,236	532,710
-/+ Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards	(52,405)	(1,768,168)	(187,247)
-/+ Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year	—	20,990	—
+ Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year	137,250	(406,415)	347,045
- Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year	—	—	—
+ Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included	—	—	—
Average Compensation Actually Paid to all Other NEOs	$2,698,654	$(949,567)	$2,446,250

(4)    The Peer Group TSR set forth in this table utilizes the S&P 500 Household Products Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in the Company’s Annual Report on Form 10-K for the 2023 fiscal year. The comparison assumes $100 was invested for the period starting September 30, 2020, through the end of the listed year in the Company and in the S&P 500 Household Products Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

(5)    We determined Non-GAAP Adjusted EBITDA to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our CEO and Other NEOs in 2023. Non-GAAP Adjusted EBITDA is a non-GAAP financial performance measure, and is calculated as net income (loss) before interest, taxes, depreciation and amortization as well as certain other items such as the impact of the cumulative effect of changes in accounting, costs associated with debt refinancing and other non-recurring or non-cash items affecting net income (loss). A form of Adjusted EBITDA is used in agreements governing the Company’s outstanding indebtedness for debt covenant compliance purposes. Adjusted EBITDA as used in those agreements includes additional adjustments to the Adjusted EBITDA presented in this table which may decrease or increase Adjusted EBITDA for purposes of remaining consistent with the calculation of that measure as required by the Company's borrowing arrangements. See “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Measures” in the Company’s Annual Report on Form 10-K filed on November 22, 2023, for a reconciliation of Adjusted EBITDA to net income (loss) as reported under GAAP. This performance measure may not have been the most important financial performance measure for years 2022 and 2021 and we may determine a different financial performance measure to be the most important financial performance measure in future years.

Relationship Between CEO and Other NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our CEO, the average of Compensation Actually Paid to our Other NEOs, and the Scotts-Miracle Gro’s cumulative TSR over the three most recently completed fiscal years.

Relationship Between CEO and Other NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our CEO, the average of Compensation Actually Paid to our Other NEOs, and our Net Income (loss) during the three most recently completed fiscal years.

Relationship Between CEO and Other NEO Compensation Actually Paid and Company-Selected Measure

The following chart sets forth the relationship between Compensation Actually Paid to our CEO, the average of Compensation Actually Paid to our Other NEOs, and our Company-Selected Measure during the three most recently completed fiscal years.

Relationship Between Company TSR and Peer Group TSR

The following chart compares our cumulative TSR over the three most recently completed fiscal years to that of the S&P 500 Household Products Index over the same period.

Comparison of Cumulative TSR of Scotts Miracle-Gro Company and
S&P 500 Household Products Index
$200
$150
$100
$50
$0
TSR (9/30/2020 Indexed to $100)
99.9
91.6
106.13
97.0
29.0
36.64
9/30/2020
9/30/2021
9/30/2022
9/30/2023
Scotts Miracle-Gro Company TSR
S&P 500 Household Products Index TSR

Performance Measures Used to Link Company Performance and Compensation Actually Paid to the NEOs

The financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our CEO and other NEOs for 2023 to Company performance are Non-GAAP Adjusted EBITDA and Non-GAAP Free Cash Flow (these measures are not ranked). See the CD&A for a further description of the metrics used in the Company’s executive compensation program.

SEVERANCE AND CHANGE IN CONTROL (CIC) ARRANGEMENTS

Introduction

None of our NEOs has an employment agreement with the Company. Mr. Hagedorn, our CEO & President, has an executive severance agreement (“Hagedorn Severance Agreement”), which provides for certain compensation and benefits upon termination. Each of the NEOs currently employed by the Company other than Mr. Hagedorn is a participant in the Company’s Executive Severance Plan. The Hagedorn Severance Agreement and the Executive Severance Plan are described more fully below. In addition, the Stump Retention Agreement, which is described more fully below, provides for payments to Denise S. Stump upon termination under certain conditions (“Stump Retention Agreement”). Mr. Lukemire and Ms. Stump departed the Company on October 1, 2023 and will receive post-employment benefits as described below in the section captioned “PAYMENTS ON TERMINATION OF EMPLOYMENT AND/OR CHANGE IN CONTROL — Termination of Employment and Change in Control — Mr. Garth, Mr. Baxter, Mr. Lukemire and Ms Stump — Subsequent Departures of Mr. Lukemire and Ms. Stump Following the 2023 Fiscal Year.”

Hagedorn Severance Agreement

On December 11, 2013, Scotts LLC entered into the Hagedorn Severance Agreement with Mr. Hagedorn that superseded and terminated his then-effective employment agreement. Under the Hagedorn Severance Agreement, in the event of termination by the Company without Cause (as defined below) or by Mr. Hagedorn for Good Reason (as defined below), Mr. Hagedorn’s severance payments (“Severance Payments”) will equal the sum of (i) a lump sum cash amount equal to three multiplied by the sum of (A) Mr. Hagedorn’s base salary in effect immediately prior to the circumstances giving rise to the notice of termination, and (B) the highest annual bonus award paid to Mr. Hagedorn in respect of the three completed plan years preceding the termination date, (ii) to the extent permitted under each applicable plan or arrangement, a lump sum cash payment equal to Mr. Hagedorn’s accrued benefits as of the termination date under the Company’s pension plans, and (iii) a lump sum cash payment equal to the monthly premiums for a period of three years following the termination date that Mr. Hagedorn would incur if he continued coverage under applicable medical, disability and life insurance plans.

The Hagedorn Severance Agreement incorporates restrictive covenants in the form of an Employee Confidentiality, Noncompetition, Nonsolicitation Agreement (the “Hagedorn Noncompetition Agreement”), which is substantially similar to the agreements with the Company’s other executive officers and is broader in scope and applicability than the noncompetition covenant in his former employment agreement. As additional consideration to Mr. Hagedorn for expanding the conditions under which restrictive covenants will be enforceable, and subject to repayment upon certain defined circumstances, in the event of termination by the Company without Cause or by Mr. Hagedorn for Good Reason, the Hagedorn Severance Agreement provides that Mr. Hagedorn shall be entitled to a payment of $100,000 per month over 36 months (the “Noncompetition Payments”). Mr. Hagedorn would also be entitled to the Noncompetition Payments if he terminates his employment other than for Good Reason, and the Board, in its sole discretion, notifies Mr. Hagedorn that it intends to enforce the noncompetition restrictions set forth in the Hagedorn Noncompetition Agreement.

If Mr. Hagedorn is terminated for Cause, all restrictions in the Hagedorn Noncompetition Agreement apply and no Severance Payments or Noncompetition Payments will be made.

Mr. Hagedorn will be ineligible for any Severance Payments or Noncompetition Payments if he does not execute, or he revokes, a release substantially in the form attached to the Hagedorn Severance Agreement.

In the event of any termination of Mr. Hagedorn’s employment, Mr. Hagedorn must immediately resign from any director or employee or officer positions that he holds with the Company Group (as defined below) other than his position as a member of the Board. In addition, if Mr. Hagedorn and his affiliates cease to own in the aggregate at least 5% of the voting power of the Company’s outstanding securities, Mr. Hagedorn must also immediately resign from the Board, if requested by the Board, upon a termination of his employment by the Company for Cause.

The Hagedorn Severance Agreement includes a recovery right for incentive-based compensation. To the extent required by applicable law and whether or not then employed, any incentive-based compensation, whether cash or equity, received within the three-year period preceding the event giving rise to a repayment requirement will be repaid or returned by Mr. Hagedorn, or the after tax value (to the extent permissible under applicable law) repaid in the event that any equity has then been sold. This repayment/return obligation applies only to cash compensation received or equity awards granted after the effective date of the Hagedorn Severance Agreement, except as otherwise required by applicable law.

The term “Cause” is defined in the Hagedorn Severance Agreement to mean that Mr. Hagedorn has: (i) willfully and materially breached the terms of the Hagedorn Noncompetition Agreement; (ii) engaged in willful misconduct that has materially injured the business of the Company, Scotts LLC or any of their subsidiaries or any affiliates of those entities, on a consolidated basis, with the Company or Scotts LLC (collectively, the “Company Group”); (iii) willfully committed a material act of fraud or material breach of his duty of loyalty to the Company Group; (iv) willfully and continually failed to attempt in good faith to perform his duties under the Hagedorn Severance Agreement (other than any such failure resulting from his incapacity due to physical or mental illness); or (v) been convicted, or pled guilty or nolo contendere for the commission of an act or acts constituting a felony under the laws of the United States or any state thereof.

The term “Good Reason” is defined in the Hagedorn Severance Agreement to mean, without Mr. Hagedorn’s consent, the existence of one or more of the following conditions: (i) the assignment to Mr. Hagedorn of any duties inconsistent with his status as CEO of the Company or a substantial adverse alteration in the nature or status of his responsibilities; (ii) a reduction by the Company of Mr. Hagedorn’s total direct compensation at target for a fiscal year in the aggregate, which is equal to the sum of his base salary, target bonus opportunity, and the grant date value of any long-term awards for such year, based on the standard grant practices of the Compensation Committee for such year, to an amount less than $5,328,000; (iii) the requirement by the Company that Mr. Hagedorn relocate his primary personal residence; (iv) the failure by the Company, without Mr.

Hagedorn’s consent, to pay to him any portion of his current compensation, or to pay him any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven days of the date such compensation is due; (v) the failure by the Company to continue in effect any compensation or benefit plan in which Mr. Hagedorn is entitled to participate as of the effective date of the Hagedorn Severance Agreement or thereafter which is material to his total compensation, unless an equitable arrangement has been made with respect to such plan, or the failure by the Company to continue his participation therein (or in such substitute or alternative plan) on a basis not materially less favorable; (vi) the failure by the Company to continue to provide Mr. Hagedorn with benefits substantially similar to those enjoyed by him as of the effective date of the Hagedorn Severance Agreement or thereafter under any of the Company’s pension, life insurance, medical, health and accident, or disability plans in which he is entitled to participate, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive him of any material fringe benefit or perquisite that he enjoys, or the failure by the Company to provide him with the number of paid vacation days to which he is entitled on an annual basis as of the effective date of the Hagedorn Severance Agreement; or (vii) any purported termination of Mr. Hagedorn’s employment without Cause that is not effected pursuant to a notice of termination. Mr. Hagedorn must provide written notice within 90 days of an event he believes to be Good Reason and the Company is entitled to 30 days to cure after receipt of the Notice.

Executive Severance Plan

The Executive Severance Plan was amended and restated effective April 25, 2017. Under the terms of the Executive Severance Plan, each participant will be eligible to receive severance benefits in the event his or her employment is terminated involuntarily by the Company without Cause (as defined below), or by the participant for Good Reason (as defined below), provided certain conditions are satisfied. Subject to the terms of the Executive Severance Plan, the Compensation Committee designated each of Mr. Garth, Mr. Baxter, Mr. Lukemire and Ms. Stump as eligible participants.

The term “Cause” is defined in the Executive Severance Plan as: (a) willful and material breach of the terms of any agreement with the Company; (b) willful misconduct that materially injures the business of the Company or any affiliate; (c) the willful commission of a material act of fraud or a material breach of the duty of loyalty to the Company and its affiliates; (d) the willful failure to substantially perform one’s duties as an employee (for reasons other than physical or mental illness) after reasonable notice of that failure; or (e) conviction or entering into a plea of guilty or nolo contendere for the commission of an act or acts constituting a felony under the laws of the United States or any state thereof.

In order to receive benefits under the Executive Severance Plan as amended, each of Mr. Garth, Mr. Baxter, Mr. Lukemire and Ms. Stump (each a “Participant” and collectively the “Participants”) executed a Tier 1 participation agreement (the “Participation Agreement”) that reflects the terms of the amended plan, the form of which was approved by the Compensation Committee. Mr. Lukemire and Ms. Stump executed their respective Participation Agreements in 2017 and Mr. Garth and Mr. Baxter executed their Participation Agreements in 2023. Upon termination, each Participant must also execute a release agreement in favor of the Company as a condition to receiving benefits under the Executive Severance Plan.

The Participation Agreement provides for the following severance benefits in the event a Participant’s employment is terminated involuntarily without Cause or the Participant resigns for Good Reason:

•a continuation of base salary, in accordance with the Company’s normal payroll practices, for a period of 24 months after the date of termination (the “Severance Period”);

•a bonus amount equal to two times the target bonus opportunity for the year in which the termination occurs that is payable in two equal installments on the first and second anniversary of termination, subject to the Participant’s continued compliance with any post-employment obligations to the Company; and

•for a period of 24 months, an amount equal to the excess of the then-COBRA premium charged by the Company to terminated employees, over the premium charged to participants for the benefits in which they were enrolled at the effective date of termination (the “Benefits Offset Payment”).

All other benefits to which the Participant has a vested right as of the effective date of termination will be paid or provided according to the provisions of the plans or programs governing such benefits. In addition to the foregoing, in the event termination occurs within two years following a Change in Control (as defined in the Executive Severance Plan), the Participant will also receive a payment equal to the prorated annual bonus for the year in which termination occurs.

The Participation Agreement defines “Good Reason” as the existence of one or more of the following conditions without the Participant’s consent: (a) a material diminution in total direct compensation at target (meaning the sum of base salary, target bonus opportunity and grant date value of any long-term awards for a fiscal year/performance period, based on the standard grant practices of the Compensation Committee), other than as a result of (i) an across-the-board reduction for executives at the Participant’s level or (ii) a reduction in total direct compensation at target as a result of the Participant being on a performance improvement or disciplinary plan or (iii) a reduction in total direct compensation at target by reason of unique, supplemental, additional, or other one-time incentive compensation grants made in a prior year; or (b) a material diminution in authority, duties or responsibilities which shall not include (i) a change in position to another position which is at the same, or higher, officer level, and for which the participant is reasonably qualified by education, skills or experience or (ii) a requirement to be based at a different office of the Company from that to which the Participant was assigned prior to that required move; except in the instance that the Participant terminates service within two years after a Change in Control because of a requirement to perform services at a location that is more than 50 miles away from the location in which services were performed before the Change in Control, such termination shall constitute termination for Good Reason. Under the terms of the Participation Agreement, Good Reason exists only if the Company fails to cure the event giving rise to Good Reason within 30 days after receiving notice thereof from the Participant.

Due to the nature of his appointment as the Executive Vice President & Interim Chief Financial Officer, Mr. Evans is not a participant in the Executive Severance Plan and is not entitled to any severance benefits in connection with his interim appointment.

Stump Retention Agreement

On July 27, 2018, the Compensation Committee approved the Stump Retention Agreement, pursuant to which Ms. Stump may receive retention benefits (the “Retention Benefits”) in exchange for delaying her planned retirement date until at least December 31, 2020. The Compensation Committee believes it is in the best interest of the Company to retain Ms. Stump, who has served as the Company’s Executive Vice President, Global Human Resources since 2003, and is a valued and trusted business partner. The Company will pay benefits under the Stump Retention Agreement only if either of the following conditions is satisfied: (a) her employment with the Company terminates due to Retirement, as defined in the Stump Retention Agreement, or (b) her employment with the Company terminates at any time due to Disability, as defined in the Stump Retention Agreement. For purposes of the Stump Retention Agreement only, “Retirement” means that Ms. Stump has (i) voluntarily terminated employment with the Company on or after December 31, 2020, and (ii) provided written notice to the Company of her intent to so terminate her employment at least 12 months before her effective date of termination. Also for purposes of the Stump Retention Agreement, “Disability” means a condition for which she qualifies for benefits under The Scotts Miracle-Gro Company’s Long-Term Disability Plan or another long-term disability plan sponsored by the Company.

Provided Ms. Stump satisfies the conditions for payment under the Stump Retention Agreement, she would be eligible for the following Retention Benefits:

•Continuation of base salary, in accordance with the Company’s normal payroll practices, for a period of 24 months;

•A bonus multiple of two times the target bonus opportunity for the plan year in which the termination occurs, to be paid in two equal installments on the first and second anniversary of the termination effective date; and

•A monthly payment equal to the excess of the then COBRA premium charged by the Company to terminated employees over the premium charged to active employees, for a period of up to 24 months.

If Ms. Stump’s employment with the Company terminates for any reason other than Retirement or Disability, she shall not receive any benefits under the Stump Retention Agreement. However, she may be entitled to receive severance benefits pursuant to the Company’s Executive Severance Plan, depending on the circumstances surrounding her termination. In no event could Ms. Stump receive benefits under both the Executive Severance Plan and the Stump Retention Agreement.

Pursuant to the terms of the Stump Retention Agreement, Ms. Stump retired from the Company effective October 1, 2023, and will receive the benefits described above, among other benefits. Additional discussion of Ms. Stump’s retention benefits is discussed in the section captioned “PAYMENTS ON TERMINATION OF EMPLOYMENT AND/OR CHANGE IN CONTROL — Termination of Employment and Change in Control — Mr. Garth, Mr. Baxter, Mr. Lukemire and Ms Stump — Subsequent Departures of Mr. Lukemire and Ms. Stump Following the 2023 Fiscal Year.”

PAYMENTS ON TERMINATION OF EMPLOYMENT AND/OR CHANGE IN CONTROL

The Company and its subsidiaries have entered into certain agreements and maintain certain plans that may provide compensation to the NEOs employed by the Company and its subsidiaries in the event of a termination of employment and/or a change in control of the Company and that would provide compensation to the NEOs no longer employed by the Company or its subsidiaries upon termination of employment.

Severance Arrangements: None of our NEOs has an employment agreement with the Company. Effective December 11, 2013, Mr. Hagedorn entered into the Hagedorn Severance Agreement, which superseded and terminated his then-effective employment agreement. Each of the NEOs currently employed by the Company other than Mr. Hagedorn and Mr. Evans is a participant in the Company’s Executive Severance Plan.

The Hagedorn Severance Agreement and the Executive Severance Plan provide for severance and continued compensation and benefit eligibility as summarized in the table below.

	Prior to CIC		Within 2 Years Following CIC
	Involuntary Without Cause or Voluntary With Good Reason	Due to Death or Disability	Involuntary Without Cause or Voluntary With Good Reason
Salary Continuation:
CEO	3x base salary (lump sum)	None	3x base salary (lump sum)
All Other NEOs**	2x base salary	None*	2x base salary (lump sum)
Annual Incentive:
CEO	3x highest bonus paid in prior 3 years (lump sum)	None	3x highest bonus paid in prior 3 years (lump sum)
All Other NEOs**	2x target bonus	None*	2x target bonus plus prorated annual bonus (lump sum)
Welfare Benefits:
CEO	Coverage ends and CEO receives lump sum payment equal to the equivalent monthly premiums to continue medical, disability and life insurance for a period of 3 years	None	Coverage ends and CEO receives lump sum payment equal to the equivalent monthly premiums to continue medical, disability and life insurance for a period of 3 years
All Other NEOs**	Coverage ends and NEO receives Benefits Offset Payment for 24 months	None*	Coverage ends and NEO receives lump sum payment equal to Benefits Offset Payment for 24 months
Non-Compete Payments:
CEO	$3.6 million, payable in $100,000 monthly installments	None	$3.6 million, payable in $100,000 monthly installments
All Other NEOs**	No additional compensation provided	None	No additional compensation provided
________________________

*    The Stump Retention Agreement provides for certain payments to Ms. Stump in the event of termination due to Disability or Retirement as described above.

**    Does not apply to Mr. Evans since he is not a participant in the Company’s Executive Severance Plan.

Under the Executive Severance Plan, if an NEO terminates his or her employment voluntarily without Good Reason, other than for retirement, or such NEO’s employment is terminated for Cause, the NEO is not entitled to receive any additional base salary, annual incentive payment or welfare benefits. The Company’s specific obligations to each of the NEOs are detailed in the separate tables that follow.

Equity-Based Compensation Plans: Grants of NSOs, RSUs and PUs are typically subject to three-year, time-based vesting. However, our equity-based compensation plans generally provide for accelerated vesting (either full or partial) or forfeiture in certain situations, as indicated in the following table. These acceleration and forfeiture provisions apply to all Participants in our equity-based compensation plans.

Termination Due to:	Treatment of Unvested NSOs, RSUs and PUs
Retirement	Vest on date of termination (PUs remain subject to the achievement of performance criteria)

Death or Disability	Vest on date of termination

For Cause	Forfeited on date of termination

Any Other Reason	Forfeited on date of termination

Subsequent to Change in Control	Generally vest on date of termination within 24-months following a CIC (“double-trigger”) if the unvested awards are assumed, substituted or continued, as described below
________________________

Retirement: A voluntary termination after a participant reaches age 55 with 10 years of service. As of September 30, 2023, Mr. Hagedorn, Mr. Lukemire and Ms. Stump satisfy the requirements for retirement eligibility. For purposes of the Stump Retention Agreement only, the Retirement definition does not impact the treatment of equity awards and only provides for certain cash benefits upon termination due to Retirement.

Disability: Impairment that qualifies a participant for benefits under the Company’s long-term disability plan or any other long-term disability plan sponsored by the Company.

Treatment of Equity Awards Following a Change in Control: Upon a change in control, our LTIP generally imposes a “double-trigger” vesting provision, which provides for vesting upon involuntary termination of employment within 24 months after a change in control if (1) equity-based awards are assumed, continued or substituted in the transaction or (2) equity-based awards otherwise continue in effect after the transaction. On the other hand, if the Compensation Committee, after evaluating the facts and circumstances of a change in control event, reasonably concludes that equity-based awards will not be assumed, substituted or continued by the resulting entity, our “responsive” single trigger will take effect and the awards will generally cancel or vest in exchange for a lump sum cash payment. These vesting and forfeiture provisions generally apply to all participants in our LTIP.

Based on the vesting and forfeiture provisions, the following treatment applies to each equity-based award type subsequent to a CIC:

•If awards are assumed, substituted or continued: Following an involuntary termination, without Cause, within 24 months after a change in control of the Company, any conditions on the employee’s rights under, or any restrictions on transfer or exercisability applicable to each replaced or continued award, will be waived or lapse as of the date of termination (i.e., “double-trigger”),

•If awards are not substituted or continued:

◦NSOs: Subsequent to a change in control, and only if the unvested NSOs are not substituted or continued, (a) outstanding NSOs will be cancelled and the applicable NEO will receive cash in the amount of, or Common Shares having a fair value equal to, the difference between the change in control price per Common Share and the exercise price per Common Share associated with the cancelled NSO, or (b) the NEO exercises, with the permission of the Compensation Committee, the NEO’s outstanding NSOs within 15 days of the date of the change in control.

◦RSUs: Subsequent to a change in control, and only if the unvested RSUs are not substituted or continued, RSUs will vest in full and all restrictions relating to such awards will lapse. The vested awards will be distributed in (i) a single lump sum cash payment within 30 days following such change in control based on the change in control price, or (ii) at the Compensation Committee’s discretion, in the form of whole Common Shares of the Company or shares of any successor company.

◦PUs: Subsequent to a change in control, and only if the unvested PUs are not substituted or continued, all service-based vesting criteria will be deemed to be satisfied and performance goals associated with outstanding awards will be deemed to have been met on the date of the change in control (as specified in the applicable award agreement), all performance periods will be accelerated to the date of the change in control and all outstanding awards will be distributed in a single lump sum cash payment within 30 days following such change in control based on the change in control price.
Termination of Employment and Change in Control — James Hagedorn

The following table describes the approximate payments that would be made to Mr. Hagedorn pursuant to the Hagedorn Severance Agreement or other plans or individual award agreements in the event of his termination of employment under the circumstances described below or in the event of a change in control of the Company, assuming such termination of employment or change in control took place on September 30, 2023, the last day of the 2023 fiscal year. For further information concerning the outstanding equity-based awards held by Mr. Hagedorn as of September 30, 2023, see table captioned “Outstanding Equity Awards at 2023 Fiscal Year-End.”

	Termination Prior to CIC				Following CIC(1)
Executive Benefits and Payments Upon Termination	Involuntary Without Cause or Voluntary With Good Reason		Termination Due to Death or Disability		Involuntary Without Cause or Voluntary With Good Reason		CIC Only
Compensation(2):
Base Salary (3x annual base salary)	$3,600,000		$—		$3,600,000		$—
EIP(3)	10,395,000		—		10,395,000		—
EIP — Pro Rata Payout(4)	2,100,000		2,100,000		2,100,000		—
Equity-Based Compensation:
Stock Options:
Unvested and Accelerated(5)	256,649		256,649		256,649		—
Restricted Stock Units:
Unvested and Accelerated(6)	1,713,140	(6)	1,713,140	(6)	1,713,140	(6)	—
Performance Units:
Unvested and Accelerated(7)	2,261,465		2,261,465		2,261,465		—
Benefits and Perquisites:
Health & Welfare Benefits(8)	62,259		—		62,259		—
Accrued Retirement Benefits (vested):
Assoc. Pension Plan	n/a	(9)	n/a	(9)	n/a	(9)	—
Excess Benefit Plan	n/a	(9)	n/a	(9)	n/a	(9)	—
ERP	n/a	(9)	n/a	(9)	n/a	(9)	—
Other Payments:
Non-Compete Payments(10)	3,600,000		—		3,600,000		—
Total:	$23,988,513		$6,331,254		$23,988,513		$—
________________________

(1)    Assumes all unvested NSOs and RSUs will be assumed or substituted in connection with the change in control.

(2)    Equity valuations are based on the $51.68 closing price of our Common Shares on September 29, 2023 (the last trading day of the 2023 fiscal year).

(3)    Lump sum payment of cash severance benefit in an amount equal to three times the EIP payout for the 2021 fiscal year, the highest annual bonus paid in any of the three preceding years.

(4)    Since Mr. Hagedorn is retirement eligible, he is entitled to a lump sum pro-rata payout of the annual bonus under the EIP for the year of termination. This is in addition to any bonus amount payable under the Hagedorn Severance Agreement. The amount shown assumes that the EIP paid out at 100% of target, in cash.

(5)    Since Mr. Hagedorn is retirement eligible, all NSOs are subject to immediate vesting upon termination for any reason other than for Cause. Amount reported reflects the in-the-money value of the unvested NSOs as of September 30, 2023.

(6)    Since Mr. Hagedorn is retirement eligible, all RSUs and related deferred dividend equivalents associated with the unvested RSUs are subject to immediate vesting upon termination for any reason other than for Cause. The vested RSUs and related dividend equivalents are generally settled on the third anniversary of the grant date.

(7)    Since Mr. Hagedorn is retirement eligible, all PUs and related deferred dividend equivalents associated with the unvested PUs are deemed to vest in full on the third anniversary of the grant date upon termination for any reason other than for Cause (subject to the achievement of the underlying performance criteria which is assumed based on accounting assumptions as of September 30, 2023). The vested PUs and related dividend equivalents are generally settled on the third anniversary of the grant date.

(8)    Reflects lump sum payment equal to the equivalent monthly premiums to continue medical, disability and life insurance for a period of three years.

(9)    Excludes accrued benefits, which are fully vested as of September 30, 2023 (and are not further enhanced or accelerated as a result of the potential termination event) and further detailed in the “Pension Benefits at 2023 Fiscal Year-End” or the “Non-Qualified Deferred Compensation for 2023 Fiscal Year” compensation tables as applicable.

(10)    Per the Hagedorn Severance Agreement, Mr. Hagedorn will receive non-compete payments totaling $3.6 million, payable in $100,000 monthly installments over the three-year period following an involuntary termination by the Company without Cause, or a voluntary termination by Mr. Hagedorn for Good Reason (subject to Mr. Hagedorn executing a Release Agreement as prescribed by the Company).

Termination of Employment and Change in Control — Mr. Garth, Mr. Baxter, Mr. Lukemire and Ms. Stump

The following tables describe the approximate payments that would be made to each of the above-named NEOs pursuant to the Executive Severance Plan, the Stump Retention Agreement or other plans or individual award agreements in the event of termination of employment under the circumstances described below or in the event of a change in control of the Company, assuming such termination of employment or change in control took place on September 30, 2023, the last day of the 2023 fiscal year. No amounts are reflected in the following tables for Mr. Evans, since he was not entitled to any severance benefit in connection with his appointment as the Executive Vice President & Interim Chief Financial Officer. For further information concerning the outstanding equity-based awards held by each of the above-named NEOs as of September 30, 2023, see table captioned “Outstanding Equity Awards at 2023 Fiscal Year-End.”

Involuntary Termination Without Cause, or Voluntary Termination by NEO With Good Reason:

Executive Benefits and Payments Upon Termination	Mr. Garth		Mr. Baxter		Mr. Lukemire		Ms. Stump
Compensation(1):
Base Salary (2x annual base salary)(2)	$1,450,000		$1,900,000		$2,040,000		$1,920,000
EIP — Pro Rata Actual Payout(3)	754,795		507,534		962,500		631,500
EIP — Target Payout (2x target amount)(4)	1,812,500		2,375,000		2,550,000		1,728,000
Equity-Based Compensation:
Stock Options:
Unvested and Accelerated(5)	—		—		85,550		32,082
Restricted Stock Units:
Unvested and Accelerated(6)	701,814		580,160		580,211		213,645
Performance Units:
Unvested and Accelerated(7)	—		—		753,856		282,690
Benefits and Perquisites:
Benefits Offset Payment(8)	35,866		33,953		26,961		13,620
Accrued Retirement Benefits:
Assoc. Pension Plan	—		—		n/a	(9)	—
ERP	n/a	(9)	n/a	(9)	n/a	(9)	n/a	(9)
Total:	$4,754,975		$5,396,647		$6,999,078		$4,821,537
________________________

(1)    Equity valuations are based on the $51.68 closing price of our Common Shares on September 29, 2023 (the last trading day of the 2023 fiscal year).

(2)    Reflects two times the annual base salary rate in effect as of September 30, 2023 for each NEO.

(3)    For Mr. Garth and Mr. Baxter, if the involuntary termination without Cause occurred on the last day of the fiscal year they would be entitled to a pro-rata payout under the EIP. The amount reflects a pro-rated payment from their respective start dates during the 2023 fiscal year. Since Mr. Lukemire and Ms. Stump are retirement eligible, they are entitled to a lump sum pro-rata payout of the annual bonus under the EIP for the year of termination. The amount shown for all NEOs assumes that the EIP paid out at 100% of target, in cash. The prorated bonus is in addition to any bonus amount payable under the Executive Severance Plan.

(4)    Reflects a lump sum payment in an amount equal to two times the target annual bonus opportunity as of September 30, 2023, which would be payable to the NEO in two equal installments, on the first and second anniversary of the termination effective date, subject to the NEO’s continued compliance with any post-employment obligations to the Company.

(5)    For Mr. Garth and Mr. Baxter, all unvested NSOs are forfeited as of the date of termination. For Mr. Lukemire and Ms. Stump, based on their retirement eligibility, reflects immediate vesting of all outstanding and unvested NSOs upon termination for any reason other than for Cause. Amount reported reflects the in-the-money value of the unvested NSOs as of September 30, 2023.

(6)    For Mr. Garth and Mr. Baxter, reflects immediate vesting of unvested sign-on RSU grant and related deferred dividend equivalents issued at the time of hire. All other unvested RSUs for Mr. Garth and Mr. Baxter forfeit as of the date of termination. Since Mr. Lukemire and Ms. Stump are retirement eligible, all unvested RSUs and related deferred dividend equivalents are subject to immediate vesting upon termination for any reason other than for Cause. The vested RSUs and related dividend equivalents are generally settled on the third anniversary of the grant date.

(7)    For Mr. Garth and Mr. Baxter, all unvested PUs and related deferred dividend equivalents are forfeited as of the date of termination. Since Mr. Lukemire and Ms. Stump are retirement eligible, all unvested PUs and related deferred dividend equivalents associated with unvested PUs are deemed to vest in full on the third anniversary of the grant date upon termination for any reason other than for Cause (subject to the achievement of the underlying performance criteria, which is assumed based on accounting assumptions as of September 30, 2023). The vested PUs and related dividend equivalents are generally settled on the third anniversary of the grant date.

(8)    Reflects an amount equal to the excess of the current COBRA premium charged by the Company to terminated employees over the premium charged to active employees as of September 30, 2023; calculated for a period of 24 months and payable on a monthly basis.

(9)    Excludes accrued benefits, which are fully vested as of September 30, 2023 (and are not further enhanced or accelerated as a result of the potential termination event) and further detailed in the “Pension Benefits at 2023 Fiscal Year-End” or “Non-Qualified Deferred Compensation for 2023 Fiscal Year” compensation tables, as applicable.

Subsequent Departures of Mr. Lukemire and Ms. Stump Following the 2023 Fiscal Year

While the above table reflects the potential benefits and payments the NEOs would be eligible to receive based on the assumption that their respective employment was involuntarily terminated without Cause on September 30, 2023, both Mr. Lukemire and Ms. Stump departed the Company effective October 1, 2023 (the “Termination Date”).

With respect to Mr. Lukemire, although he initially conveyed an intent to retire before the end of the 2024 fiscal year, the Company and Mr. Lukemire made the decision to accelerate the timing of his retirement to October 1, 2023 to facilitate a restructuring of leadership that began several months earlier. In recognition and appreciation of the invaluable service Mr. Lukemire has provided the Company and its shareholders during his 27-year tenure, the Compensation Committee made the determination to treat his departure as an involuntary termination, without Cause, subject to Mr. Lukemire entering into a Separation Agreement and Release of All Claims, which he did on October 6, 2023 (the “Lukemire Separation Agreement”).

Pursuant to the terms of the Lukemire Separation Agreement, the Company will pay or make the following amounts and benefits available to Mr. Lukemire that are consistent with the “Severance Benefits” under his Tier 1 Participation Agreement (the “Participation Agreement”) under the Company’s Executive Severance Plan pursuant to an involuntary termination without Cause, and substantially equivalent to the separation benefits reflected in the table above: (a) severance pay equal to 24 months of salary, at Mr. Lukemire’s regular monthly base pay as of the Termination Date, payable in accordance with the Company’s standard payroll procedures; (b) for a period of 24 months, a benefits offset payment in an amount equal to the excess of the COBRA premium charged by the Company to terminated employees over the premium Mr. Lukemire paid as an active employee; and (c) in lieu of an annual bonus award for the year of termination, an amount equal to two times Mr. Lukemire’s Target Bonus Opportunity as of September 30, 2023, 50% of which is payable on the first scheduled pay date following the first anniversary of Mr. Lukemire’s Termination Date and 50% of which is payable on the first scheduled pay date following the second anniversary of Mr. Lukemire’s Termination Date, subject to Mr. Lukemire’s continued compliance as of the payment date with all of his post-employment obligations to the Company. In addition, Mr. Lukemire will also receive the following payments and benefits: (1) a lump sum payment of $30,000 in lieu of the outplacement services provided for in the Executive Severance Plan; (2) limited use of Company-owned aircraft for personal purposes, at his own expense, for a period of two years; and (3) conversion of a Company-paid golf club membership to a personal membership in Mr. Lukemire’s name. Since Mr. Lukemire was retirement eligible as of the Termination Date, as noted in the table above, he qualifies for favorable vesting treatment of any stock-based awards granted pursuant to the Long-Term Incentive Plan and the terms of the applicable award agreements; however, performance-based awards remain subject to the achievement of the underlying performance criteria.

With respect to Ms. Stump, she retired from the Company on October 1, 2023 pursuant to the terms of the Stump Retention Agreement. The Stump Retention Agreement has been in place since July 27, 2018, and has been disclosed in the proxy and other public filings every year since and is subject to Ms. Stump entering into a Separation Agreement and Release of All Claims, which she did on November 12, 2023 (the “Stump Separation Agreement”). Additional details about the terms of the Stump Retention Agreement are provided above. Pursuant to the terms of the Stump Separation Agreement, the Company will pay or make the following retention benefits available to Ms. Stump that are consistent with the “Severance Benefits” under her Participation Agreement under the Executive Severance Plan pursuant to an involuntary termination without Cause and substantially equivalent to the separation benefits reflected in the table above: (a) severance pay equal to 24 months of salary, at Ms. Stump’s regular monthly base pay as of the Termination Date, payable in accordance with the Company’s standard payroll procedures; (b) for a period of 24 months, a benefits offset payment in an amount equal to the excess of the COBRA premium charged by the Company to terminated employees over the premium Ms. Stump paid as an active employee; and (c) in lieu of an annual bonus award for the year of termination, an amount equal to two times Ms. Stump’s Target Bonus Opportunity as of September 30, 2023, 50% of which is payable on the first scheduled pay date following the first anniversary of Ms. Stump’s Termination Date and 50% of which is payable on the first scheduled pay date following the second anniversary of Ms. Stump’s Termination Date, subject to Ms. Stump’s continued compliance as of the payment date with all of her post-employment obligations to the Company. In addition to the retention benefits, Ms. Stump will also receive the following payments and benefits: (1) a lump sum payment of $30,000 in lieu of the outplacement services provided for in the Stump Retention Agreement; and (2) limited use of Company-owned aircraft for personal purposes, at her own expense, for a period of two years. Since Ms. Stump was retirement eligible as of the Termination Date, as noted in the table above, she qualifies for favorable vesting treatment of any stock-based awards granted pursuant to the Long-Term Incentive Plan and the terms of the applicable award agreements; however, performance-based awards remain subject to the achievement of the underlying performance criteria.

Termination Due to Death or Disability:

Executive Benefits and Payments Upon Termination	Mr. Garth		Mr. Baxter		Mr. Lukemire		Ms. Stump
Compensation(1):
Base Salary(2)	$—		$—		$—		$1,920,000
EIP — Pro Rata Actual Payout(3)	754,795		507,534		962,500		631,500
EIP — Target Payout (2x target amount)(4)	—		—		—		1,728,000
Equity-Based Compensation:
Stock Options:
Unvested and Accelerated(5)	—		—		85,550		32,082
Restricted Stock Units:
Unvested and Accelerated(6)	701,814		1,998,672		580,211		213,645
Performance Units:
Unvested and Accelerated(7)	565,379		696,233		753,856		282,690
Benefits and Perquisites:
Benefits Offset Payment(8)	—		—		—		13,620
Accrued Retirement Benefits:
Assoc. Pension Plan	—		—		n/a	(9)	—
ERP	n/a	(9)	n/a	(9)	n/a	(9)	n/a	(9)
Total:	$2,021,988		$3,202,439		$2,382,117		$4,821,537

________________________

(1)    Equity valuations are based on the $51.68 closing price of our Common Shares on September 29, 2023 (the last trading day of the 2023 fiscal year).

(2)    Reflects the continuation of Ms. Stump’s base salary as of September 30, 2023 for 24 months in the event of her Disability pursuant to the Stump Retention Agreement.

(3)    Reflects a lump sum payment in an amount equal to a prorated annual bonus award under the EIP for the year of termination, assuming the EIP paid out at 100% of target, in cash for all NEOs. For Mr. Garth and Mr. Baxter, the amount reflects a pro-rated payment from their respective start dates during the 2023 fiscal year. With respect to Ms. Stump, this payout is in addition to any bonus amount payable under the Stump Retention Agreement.

(4)    Reflects the bonus amount payable to Ms. Stump in the amount of two times her target annual bonus opportunity as of September 30, 2023, which would be payable in two equal installments on the first and second anniversary of the termination effective date in the event of her Disability under the Stump Retention Agreement, subject to Ms. Stump’s continued compliance with any post-employment obligations to the Company.

(5)    For Mr. Garth and Mr. Baxter, all unvested NSOs immediately vest in the event of termination due to death or disability; however, there is no in-the-money value for their unvested NSOs as of September 30, 2023. For Mr. Lukemire and Ms. Stump, based on their retirement eligibility, reflects immediate vesting of all outstanding and unvested NSOs upon termination for any reason other than for Cause. Amount reported reflects the in-the-money value of the unvested NSOs as of September 30, 2023.

(6)    Reflects immediate vesting and settlement of all unvested RSUs and related deferred dividend equivalents associated with unvested RSUs.

(7)    All unvested PUs and related deferred dividend equivalents associated with unvested PUs are deemed to vest in full on the third anniversary of the grant date upon termination due to death or disability (subject to the achievement of the underlying performance criteria, which is assumed based on accounting assumptions as of September 30, 2023). The vested PUs and related dividend equivalents are generally settled on the third anniversary of the grant date.

(8)    Reflects an amount equal to the excess of the current COBRA premium charged by the Company to terminated employees over the premium charged to active employees as of September 30, 2023; calculated for a period of 24 months and payable on a monthly basis.

(9)    Excludes accrued benefits, which are fully vested as of September 30, 2023 (and are not further enhanced or accelerated as a result of the potential termination event) and further detailed in the “Pension Benefits at 2023 Fiscal Year-End” or “Non-Qualified Deferred Compensation for 2023 Fiscal Year” compensation tables, as applicable.

Involuntary Termination Without Cause, or Voluntary Termination by NEO With Good Reason (within 2 years following CIC assuming awards are assumed, substituted or continued):

Executive Benefits and Payments Upon Termination	Mr. Garth	Mr. Baxter	Mr. Lukemire	Ms. Stump
Compensation(1):
Base Salary (2x annual base salary)(2)	$1,450,000	$1,900,000	$2,040,000	$1,920,000
EIP — Pro Rata Actual Payout(3)	754,795	507,534	962,500	631,500
EIP — Target Payout (2x target amount)(4)	1,812,500	2,375,000	2,550,000	1,728,000
Equity-Based Compensation:
Stock Options:
Unvested and Accelerated(5)	—	—	85,550	32,082
Restricted Stock Units:
Unvested and Accelerated(6)	701,814	1,998,672	580,211	213,645
Performance Units:
Unvested and Accelerated(7)	565,379	696,233	753,856	282,690
Benefits and Perquisites:
Benefits Offset Payment(8)	35,866	33,953	26,961	13,620
Accrued Retirement Benefits:
Assoc. Pension Plan(9)	—	—	n/a	—
ERP(9)	n/a	n/a	n/a	n/a
Total:	$5,320,354	$7,511,392	$6,999,078	$4,821,537
________________________

(1)    Equity valuations are based on the $51.68 closing price of our Common Shares on September 29, 2023 (the last trading day of the 2023 fiscal year).

(2)    Reflects two times the annual base salary rate in effect as of September 30, 2023 for each NEO.

(3)    For Mr. Garth and Mr. Baxter, if the involuntary termination without Cause occurred on the last day of the fiscal year, they would be entitled to a pro-rata payout under the EIP. The amount reflects a pro-rated payment from their respective start dates during the 2023 fiscal year. Since Mr. Lukemire and Ms. Stump are retirement eligible, they are entitled to a lump sum pro-rata payout of the annual bonus under the EIP for the year of termination. The amount shown assumes that the EIP paid out at 100% of target, in cash for all NEOs. The prorated bonus is in addition to any bonus amount payable under the Executive Severance Plan.

(4)    Reflects a lump sum payment in an amount equal to two times the target annual bonus opportunity as of September 30, 2023, which would be payable to the NEO in two equal installments on the first and second anniversary of the termination effective date, subject to the NEO’s continued compliance with any post-employment obligations to the Company.

(5)    Reflects immediate vesting of all outstanding and unvested NSOs upon termination for any reason other than for Cause. Amount reported reflects the in-the-money value of the unvested NSOs as of September 30, 2023.

(6)    All unvested RSUs and related deferred dividend equivalents are subject to immediate vesting upon termination for any reason other than for Cause. The vested RSUs and related dividend equivalents are generally settled on the third anniversary of the grant date.

(7)    All unvested PUs and related deferred dividend equivalents associated with unvested PUs are deemed to vest in full, at target level performance, upon termination for any reason other than for Cause. The vested PUs and related dividend equivalents are generally settled on the third anniversary of the grant date.

(8)    Reflects an amount equal to the excess of the current COBRA premium charged to terminated employees over the premium charged to active employees as of September 30, 2023; calculated for a period of 24 months and payable in a single lump sum.

(9)    Excludes accrued benefits, which are fully vested as of September 30, 2023 (and are not further enhanced or accelerated as a result of the potential termination event) and further detailed in the “Pension Benefits at 2023 Fiscal Year-End” or “Non-Qualified Deferred Compensation for 2023 Fiscal Year” compensation tables, as applicable.

Change in Control Only — No termination (assuming awards are assumed, substituted or continued):

Executive Benefits and Payments Upon Termination	Mr. Garth	Mr. Baxter	Mr. Lukemire	Ms. Stump
Compensation(1):
Base Salary (2x annual base salary)	$—	$—	$—	$—
EIP — Pro Rata Actual Payout	—	—	—	—
EIP — Target Payout (2x target)	—	—	—	—
Equity-Based Compensation:
Stock Options:
Unvested and Accelerated(2)	—	—	—	—
Restricted Stock Units:
Unvested and Accelerated(2)	—	—	—	—
Performance Units:
Unvested and Accelerated(2)	—	—	—	—
Benefits and Perquisites:
Benefits Offset Payment	—	—	—	—
Accrued Retirement Benefits:
Assoc. Pension Plan	—	—	—	—
ERP	—	—	—	—
Total:	$—	$—	$—	$—
________________________

(1)    Equity valuations are based on the $51.68 closing price of our Common Shares on September 29, 2023 (the last trading day of the 2023 fiscal year).

(2)    Assumes unvested NSOs, as well as unvested PUs and RSUs and related dividend equivalents will be assumed or substituted in connection with the change in control.

Employee Confidentiality, Noncompetition, Nonsolicitation Agreements

In connection with executing the Hagedorn Severance Agreement on December 11, 2013, Mr. Hagedorn became a party to the Hagedorn Noncompetition Agreement, pursuant to which Mr. Hagedorn has agreed to maintain the confidentiality of any “confidential information” (as that term is defined in the Hagedorn Noncompetition Agreement) of Scotts LLC and its affiliates and not to directly or indirectly disclose or reveal confidential information to any person or use confidential information for Mr. Hagedorn’s own personal benefit or for the benefit of any person other than Scotts LLC and its affiliates. The Hagedorn Noncompetition Agreement also contains provisions that prevent Mr. Hagedorn from engaging in specified competitive and solicitation activities during his employment with Scotts LLC and its affiliates, and for an additional three years thereafter. As additional consideration for entering into the Hagedorn Severance Agreement, which incorporates the Hagedorn Noncompetition Agreement, Mr. Hagedorn is entitled to receive non-compete payments totaling $3.6 million, payable in $100,000 monthly installments over the three-year restrictive period. However, the non-compete payments are only payable in the following situations: (1) in the event Mr. Hagedorn’s employment is terminated involuntarily without Cause; (2) in the event Mr. Hagedorn voluntarily terminates his employment with Good Reason; or (3) in the event Mr. Hagedorn voluntarily terminates his employment without Good Reason, provided the Board notifies Mr. Hagedorn that it intends to enforce the restrictive covenants. Failure to abide by the terms of the Hagedorn Noncompetition Agreement will result in forfeiture of any remaining non-compete payments, if applicable, and the repayment of any prior non-compete payments received by Mr. Hagedorn pursuant to the terms of the Hagedorn Severance Agreement. Failure to abide by the terms of the Hagedorn Noncompetition Agreement will also result in forfeiture of any future payment under the EIP and will require Mr. Hagedorn to return to Scotts LLC any monies paid to him under the EIP within the three years prior to breach.

Mr. Garth, Mr. Baxter, Mr. Lukemire and Ms. Stump are each parties to an employee confidentiality, noncompetition, nonsolicitation agreement with Scotts LLC (the “Noncompetition Agreement”), pursuant to which each executive officer (or former executive officer) has agreed to maintain the confidentiality of any “confidential information” (as that term is defined in the Noncompetition Agreement) of Scotts LLC and its affiliates and not to directly or indirectly disclose or reveal confidential information to any person or use confidential information for the individual’s own personal benefit or for the benefit of any person other than Scotts LLC and its affiliates. The Noncompetition Agreement also contains provisions that, to the extent permitted by applicable law, prevent the individual party to it from engaging in specified competitive and solicitation activities during his or her employment with Scotts LLC and its affiliates, and for an additional two years thereafter. Failure to abide by the terms of the Noncompetition Agreement will result in forfeiture of any future payment under the EIP and will require the individual to return to Scotts LLC any monies paid to him or her under the EIP within the three years prior to breach.

PROPOSAL NUMBER 2

ADVISORY VOTE ON THE COMPENSATION OF
THE COMPANY’S NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”)

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires that we provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs as set forth in this Proxy Statement. This proposal is commonly referred to as the “Say-on-Pay” vote.

Linking executive pay to shareholder value creation and attracting and retaining top performers are central to the design of our executive compensation programs. The Compensation Committee strives to achieve this linkage over both the short-term and long-term by establishing plan goals tied to shareholder value creation, that, when achieved or exceeded, reward our executives relative to the shareholder value they help create. Conversely, our NEOs receive lower compensation when financial targets and leadership objectives are not met, which was the case in the 2023 fiscal year. We believe shareholder value is ultimately created by sustained profitability growth, increased cash flow and demonstrated leadership by our NEOs. Our NEOs are directly aligned with, and invested in the success of our business because the majority of their compensation is impacted positively or negatively by our business results and share price. Our CD&A, which begins on page 26 of this Proxy Statement, provides a detailed description of our compensation philosophy and objectives, the elements of executive compensation we offer and our compensation practices. We encourage you to review the CD&A before voting on this proposal.

As explained in the CD&A, the Company undertook several initiatives across the enterprise during the 2023 fiscal year to maximize earnings and cash flow available to pay down debt and maintain compliance with the financial covenants under our credit facility. Our compensation programs for the 2023 fiscal year were designed to support these initiatives through several temporary stop-gap measures, including converting annual cash incentive compensation to equity, and a long-term incentive aligned to leverage ratio compliance. The proxy rules for reporting on our stop-gap measures distorted the pay levels for our NEOs shown in the Summary Compensation Table. Please note that because the Company did not achieve its performance targets for the 2023 fiscal year, none of our NEOs received an incentive payout for the 2023 fiscal year. A Pro Forma Summary Compensation Table has been included in this Proxy Statement to more accurately reflect the compensation received by our NEOs, which excludes the value of a Performance Unit Grant that was cancelled because plan performance goals were not achieved.

Highlights of our compensation philosophy and program for the 2023 fiscal year include the following:

•Performance-Based Pay: Performance should be the primary driver of compensation decisions. Consistent with this pay-for-performance philosophy, approximately 75%, on average, of the annual total direct compensation opportunity at target for our NEOs, including our CEO, was delivered in the form of variable pay tied to financial and/or share price performance.

•No Employment Agreements: The Company does not maintain employment agreements with any of the NEOs. Severance benefits for our CEO are provided under a separate severance agreement, and severance benefits for all other NEOs are generally provided under an executive severance plan. The Company has entered into arbitration agreements with our NEOs and other associates as a means to address certain potential employment issues that may arise.

•Limited Executive Perquisites: The Company does not offer cash-based executive perquisites, such as car allowances and financial planning services.

•Double-Trigger Change in Control Provisions: Our plans include “double-trigger” change in control provisions for equity-based awards that are assumed or substituted in the transaction or that continue in effect after the transaction if there is an involuntary termination of employment within 24 months after a change in control. This double-trigger provision provides protection for our impacted executives while protecting the interests of the shareholders.

•Clawback Provisions: All of our equity-based awards and annual incentive awards include provisions designed to recoup such awards for violation of non-compete covenants or other post-employment obligations to the Company, or otherwise engaging in certain conduct that is detrimental to the Company. In addition, our Dodd-Frank-compliant executive compensation clawback policy requires the Company to recover any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure in the event of a required accounting restatement due to material non-compliance with any applicable financial reporting requirement.

•Significant Stock Ownership: Each of our NEOs is expected to maintain a significant amount of his or her accumulated wealth in the form of Common Shares. The ownership guidelines are 10 times base salary for our CEO, 5 times base salary for our COO and 3 times base salary for all other NEOs.
•No Repricing or Backdating: We do not reprice underwater stock options or backdate options.
•No Excess Benefit Retirement Plan: Our excess benefit plan was frozen effective December 31, 1997 and the only NEO who was enrolled in this plan before it was frozen is our CEO.

•Independent Consultants: Our Compensation Committee engages independent consultants to advise it with respect to executive compensation levels and practices. The consultants provide no services to management and had no prior relationship with any of our NEOs.

•Compensation Risk Assessment: Management and our Compensation Committee evaluate our compensation plans and arrangements that represent material sources of variable pay, and have concluded for the 2023 fiscal year that the compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

•Independent Compensation Committee: Each member of our Compensation Committee satisfies the applicable independence requirements set forth in the NYSE Rules and under Rule 10C-1 promulgated by the SEC under the Exchange Act. Each member of our Compensation Committee also qualifies as a non-employee director for purposes of Rule 16b-3 under the Exchange Act.

•Anti-Hedging Policy: Our Insider Trading Policy prohibits all Company employees, including our NEOs, and members of the Board, from engaging in certain hedging transactions relating to Company securities held by them, including short sales, the purchase of puts, calls or listed options and hedging transactions such as prepaid variable forwards, equity swaps, caps, collars and exchange funds.

The Say-on-Pay vote is not intended to address any specific element of compensation, but rather provides shareholders an opportunity to express their views regarding the overall compensation of our NEOs and our executive compensation philosophy and objectives, guiding principles, policies and practices.

Recommendation and Vote

For the reasons set forth above, the Company is asking its shareholders to consider the financial covenant pressures the Company faced, the appropriateness of the Company’s response, and how the Company came out of the 2023 fiscal year with greater financial flexibility and better positioned to return to financial strength in the coming years, and support the compensation of the NEOs as set forth in this Proxy Statement by voting FOR the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Company’s Proxy Statement for the 2024 Annual Meeting of Shareholders, including the Compensation Discussion and Analysis, the executive compensation tables and the related footnote and narrative disclosures accompanying the tables.”

To be approved, this proposal requires the affirmative vote of the holders of a majority of the Company’s Common Shares present in person or by proxy and entitled to vote on the proposal, which means the votes cast “For” the proposal must exceed the votes cast “Against” the proposal. Abstentions will be treated as votes cast “Against” the proposal. Broker non-votes will not be counted in determining the required vote on the proposal.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

We highly value the opinions of our shareholders. Accordingly, although the vote is advisory only and not binding on the Company or the Board, the Compensation Committee will consider the outcome of the Say-on-Pay vote in connection with future executive compensation decisions.

PROPOSAL NUMBER 3

RATIFICATION OF THE SELECTION OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP (“Deloitte”) has served as the Company’s independent registered public accounting firm since 2005 and audited the Company’s consolidated financial statements as of and for the fiscal year ended September 30, 2023, and the Company’s internal control over financial reporting as of September 30, 2023. The Audit Committee is directly responsible for the selection of the Company’s independent registered public accounting firm and has selected Deloitte to audit the Company’s consolidated financial statements for the fiscal year ending September 30, 2024. Although it is not required to do so, the Board has determined to submit the Audit Committee’s selection of the independent registered public accounting firm to the Company’s shareholders for ratification as a matter of good corporate governance. In the event that the Audit Committee’s selection of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2024 is not ratified by the holders of a majority of the Common Shares represented at the Annual Meeting (with an abstention being treated the same as a vote “Against”), the Audit Committee will evaluate such shareholder vote when considering the selection of an independent registered public accounting firm for the fiscal year ending September 30, 2025. Even if the selection of Deloitte is ratified, the Audit Committee, in its discretion, could decide to terminate the engagement of Deloitte and to engage another independent registered public accounting firm if the Audit Committee determines such action is necessary or desirable.

Representatives of Deloitte are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

YOUR BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND THAT YOU VOTE FOR RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2024.

PROPOSAL NUMBER 4

APPROVAL OF AMENDMENT AND RESTATEMENT OF
THE SCOTTS MIRACLE-GRO COMPANY
LONG-TERM INCENTIVE PLAN

Proposal

We seek shareholder approval of the amendment and restatement of The Scotts Miracle-Gro Company Long-Term Incentive Plan (the “Plan”), which was adopted, subject to shareholder approval, by the Compensation and Organization Committee of the Board of Directors (“Compensation Committee”) of The Scotts Miracle-Gro Company (“Company”). The amendment and restatement of the Plan includes the following changes to the Plan:

•Increase in Aggregate Share Limit. The amendment and restatement increases the maximum number of Common Shares available for grant to participants under the Plan by 2,500,000 Common Shares.

We refer to the Plan as modified by the proposed amendment and restatement as the “Amended Plan.” A copy of the Amended Plan is attached to this Proxy Statement as Annex A. Capitalized terms that are used but not defined in this proposal are defined in the Amended Plan. The Amended Plan will become effective only if it is approved by our shareholders.

Background

The Company’s shareholders originally approved the Plan at the 2006 Annual Meeting of Shareholders, effective January 26, 2006. The Plan was amended and restated effective as of October 30, 2007 to reflect administrative changes and compliance with IRC § 409A. Subsequently, on January 20, 2010, the Plan was amended to allow award agreements for Plan awards granted on or after January 20, 2010 to specify different termination of service provisions than those set forth in the Plan. On January 20, 2011, the Company’s shareholders re-approved the material terms of the performance criteria under the Plan. The Plan was subsequently amended and restated effective January 17, 2013 to increase the aggregate and individual share and cash limits, create a fungible share pool, among other changes. The January 27, 2017 amendment and restatement, revised the aggregate and individual limits for share-based and cash-based awards under the Plan, modified the change in control definition, expanded the performance measures that were able to be considered by the Compensation Committee, and increased the number of Common Shares available for awards under the Plan, among other changes. The plan was amended and restated, effective January 24, 2022, to change the aggregate and individual limits for share-based awards under the Plan, expanded the performance measures that could be considered by the Compensation Committee, and increased the number of Common Shares available for awards under the Plan, among other changes. The most recent amendment and restatement, effective January 23, 2023, expanded the performance goals that could be considered by the Compensation Committee when setting Performance Goals for performance-based awards, and increased the number of Common Shares available for awards under the Plan, among other changes.

Purpose of this Request for Additional Shares

The Compensation Committee believes it will benefit the Company and its shareholders to continue to have equity-based awards available under the Amended Plan to be used to recruit new employees, directors or third-party service providers and for incentive purposes, where necessary or appropriate. The Amended Plan will continue to make Common Shares available for a variety of awards, allowing the Company to choose the form of award most appropriate to individual circumstances.

As explained in the CD&A, which begins on page 26 of this Proxy Statement, the Company undertook several initiatives across the enterprise during the 2023 fiscal year to maximize earnings and cash flow available to pay down debt and maintain compliance with the financial covenants under our credit facility. Our compensation programs for the 2023 fiscal year, which were designed to support these initiatives through a sharp emphasis on leverage ratio compliance, involved converting a significant portion of what have traditionally been cash-based incentive compensation opportunities for our incentive-eligible associates to equity. While our initiatives were successful in helping to position the Company to return to financial strength in the coming years, they required increased share utilization and contributed to the Company’s higher-than-typical dilution percentage in the 2023 fiscal year.

We intend to structure our 2024 fiscal year incentive programs more in line with our historic compensation practices, but we will continue to strategically prioritize the use of equity compensation instead of cash where deemed appropriate to preserve flexibility in our programs until we have returned to our historic leverage ratios. For example, the Company will continue to rely on converting annual cash incentive compensation to equity in the 2024 fiscal year to further maximize earnings and cash flow available to pay down debt and help reach the other financial goals in our operating plan. Accordingly, on a near-term basis, we will continue to use our Common Shares more quickly than our historic share usage rate.

Determination of Shares to be Available for Issuance

The Compensation Committee approved the additional share authorization requested under the proposed Amended Plan based, in part, on a belief that the number of Common Shares currently available under the Plan does not give us sufficient flexibility to adequately provide for future incentives, for retention of key associates, or to continue to support the Company’s near-term conversion of certain cash-based compensation to equity, so the Company can continue to prioritize debt reduction by maximizing earnings and cash flow. We will continue to have the authority to grant awards under the Plan, within the existing Plan limits, if shareholders do not approve this Proposal Number 4; however, the Company’s flexibility to award adequate levels of equity-based compensation to properly incentivize management and to promote long-term retention of key leaders will be limited.

If this Proposal Number 4 is approved by our shareholders at the Annual Meeting, the maximum aggregate number of Common Shares that may be issued with respect to grants made on and after January 22, 2024 will be equal to the sum of (i) 2,500,000 new Common Shares, plus (ii) 1,820,961 Common Shares, which is the number of Common Shares that remained available for awards under the Plan as of November 27, 2023 (per the supplemental disclosures outlined below), plus (iii) the number of Common Shares subject to outstanding awards under the Plan as of November 27, 2023 that terminate, expire, or are cancelled, forfeited, exchanged, or surrendered without having been exercised, vested, or paid under the Plan (not exceeding 3,576,618 Common Shares, per the supplemental disclosures outlined below). The share reserve is subject to adjustment as described under “Adjustments” below.

The number of Common Shares reserved for issuance under the Plan will be reduced on a one-for-one basis for each Common Share issued under the Amended Plan pursuant to a stock option or stock appreciation right and will be reduced by a fixed ratio of two to one (2:1) shares (“full value factor”) for each Common Share issued under the Amended Plan pursuant to any Plan award other than a stock option or stock appreciation right. For example, if shares are issued pursuant to an award of 1,000 restricted stock units, the share reserve under the Amended Plan will be reduced by 2,000 Common Shares.

When deciding on the number of Common Shares to be available for awards under the Amended Plan, the Compensation Committee considered a number of factors, including the number of Common Shares currently available under the Plan, our past share usage (run rate), the number of Common Shares needed for future awards, a dilution analysis, competitive data from relevant peer companies and the current and future accounting expenses associated with our equity award practices. The Company’s run rate has increased significantly in the 2023 fiscal year due to the Company’s decision to convert certain cash-based incentive compensation to equity in order to maximize earnings and cash flow available to pay down debt and maintain compliance with the financial covenants under our credit facility. The conversion of certain cash-based incentive compensation to equity, however, required increased share utilization and contributed to the Company’s higher-than-typical dilution percentage in the 2023 fiscal year. We anticipate that, on a near-term basis, our utilization of equity-based compensation will continue to contribute to a higher-than-typical dilution percentage until the Company completes the objective of returning to its historical leverage ratios, and to support our efforts to focus on retention of our key next-generation leaders below the executive officer level. Shareholder support of our request for additional shares under the Amended Plan is instrumental to preserving the Company’s ability to achieve those objectives.

Dilution Analysis

As of November 27, 2023, our capital structure consisted of 56,679,088 Common Shares outstanding. In addition, 1,820,961 Common Shares remained available for the grant of future awards under the Plan as of November 27, 2023 (per the supplemental disclosures outlined below). No awards have been granted after November 27, 2023, and prior to the date of this Proxy Statement. As of November 27, 2023, 3,576,618 total equity awards remain outstanding (per the supplemental disclosures outlined below). The proposed share authorization is a request for 2,500,000 new Common Shares to be available for awards under the Amended Plan.

Dilution Analysis — Supplemental Disclosures

The Company is providing the following supplemental disclosures to provide current information on the status of the outstanding equity awards and the shares that remain available to grant in the future as of the date of this Proxy Statement. The supplemental disclosures reconcile the differences between the outstanding equity awards and Common Shares available for future grant as reported in the Company’s Annual Report on Form 10-K for the 2023 fiscal year, with the share data used for purposes of presenting the dilution analysis of the proposed share request. Both the Company and the Compensation Committee urge our shareholders to carefully consider these supplemental disclosures when evaluating the potential cost and dilutive impact of the Company’s share request.

Outstanding Equity Awards as of November 27, 2023: Changes that have occurred subsequent to the 2023 fiscal year end reflect general exercise, settlement and cancellation activity, as well as additional grants that have been made pursuant to the Plan. The Company has provided the following supplemental disclosures table to provide a current view of the outstanding equity awards that should be considered in an analysis of the potential dilutive impact of the new share request:

Shares Underlying Outstanding Equity Awards as of November 27, 2023:

Shares Underlying Outstanding Equity Awards as reported on Form 10-K as of September 30, 2023	2,347,811
Awards settled between October 1, 2023 and November 27, 2023	(185,170)
Awards cancelled between October 1, 2023 and November 27, 2023	(221,542)
Awards granted between October 1, 2023 and November 27, 2023 (Options and full-value awards)(1)	1,500,338
Vested PU awards with deferred settlement dates	18,823
Shares reserved for incremental performance above target outstanding PU Awards, where applicable	116,358
Actual equity awards outstanding as of November 27, 2023	3,576,618
________________________

(1)    Includes 706,202 NSOs and RSUs awarded for retention of key next-generation leaders below the executive officer level and 794,136 NSOs and RSUs that were granted as part of the 2024 annual equity grant for approximately 50 members of management.

Shares Available to Grant as of November 27, 2023: When evaluating the potential dilutive impact of the new share request, it is necessary to adjust the Common Shares available to grant to reflect: (i) activity between October 1, 2023 and November 27, 2023; (ii) Common Shares reserved for potential future payouts above target, if applicable, for PUs outstanding as of November 27, 2023; and (iii) the corresponding 2:1 full value factor adjustment prescribed in the Plan. This adjustment to the number of Common Shares available for grant as of November 27, 2023, is reflected in the table below.

Shares Available for Future Grants as of November 27, 2023:

Shares available to underlie future grants as reported on Form 10-K as of September 30, 2023	3,230,724
Awards cancelled or settled without issuance of shares between October 1, 2023 and November 27, 2023(1) (returned to share pool)	536,227
Options granted between October 1, 2023 and November 27, 2023	(1,287,402)
Full-value awards granted between October 1, 2023 and November 27, 2023(1)	(425,872)
Shares reserved for performance above target for outstanding PU Awards, where applicable(1)	(232,716)
Actual shares available for future grant under the Plan as of November 27, 2023	1,820,961
________________________

(1)    Full value awards have been adjusted to reflect the 2:1 full value adjustment factor prescribed in the Plan.

Potential Overhang Calculation Based on Supplemental Disclosures: The supplemental disclosures provided above and below are an accurate reflection of the Common Shares available for future grants and Common Shares outstanding as of November 27, 2023 and provide a basis to evaluate the potential dilutive impact of the Company’s share request.

Potential Overhang with 2,500,000 New Common Shares:

Stock Options Outstanding as of November 27, 2023	2,460,204
Weighted Average Exercise Price of Stock Options Outstanding as of November 27, 2023	$64.70
Weighted Average Remaining Term of Stock Options Outstanding as of November 27, 2023	8.25
Outstanding Full Value Awards under the Plan as of November 27, 2023	1,116,414
Common Shares Available for Grant under the Plan as of November 27, 2023	1,820,961
Common Shares Requested	2,500,000

The table below shows our potential dilution levels (referred to as overhang) based on our fully diluted Common Shares and our request for 2,500,000 new Common Shares to be available for awards under the Amended Plan. The share authorization after adding the 2,500,000 new Common Shares represents, on a pro forma basis, approximately 12.23% of fully diluted Common Shares of the Company, including all Common Shares that will be authorized under the Amended Plan, as described in the table below. The Compensation Committee believes equity awards are an important component of our equity compensation program, and that this number of Common Shares available under the Amended Plan will allow us to continue awarding equity awards, including the continued use of equity in lieu of cash compensation to help the Company maximize earnings and cash flow available to pay down debt, reach the other financial goals in our operating plan and provide continued focus on retention of key next generation leaders, without an unreasonable amount of potential equity dilution.

	Before Share Authorization	After Share Authorization
Total Equity Awards Outstanding + Shares Available for Grant (A)	5,397,579	7,897,579
Common Shares Outstanding as of November 27, 2023 (B)	56,679,088	56,679,088
Fully Diluted Common Shares (C )	62,076,667	64,576,667
Simple Overhang (A ÷ B)	9.52%	13.93%
Fully Diluted Overhang (A ÷ C)	8.70%	12.23%

The Fully Diluted Common Shares in the foregoing table consists of the Common Shares Outstanding as of November 27, 2023 (on a pro forma basis) plus the Total Equity Awards Outstanding and Shares Available for Grant under the Plan as described in the foregoing table. Based on our current equity award practices and share price, the Compensation Committee estimates that the authorized Common Shares under the Plan may be sufficient to provide us with an opportunity to grant equity awards for two to three years, in amounts determined appropriate by the Compensation Committee. This is only an estimate, and circumstances could cause the share reserve to be used more quickly or more slowly. These circumstances include, but are not limited to, the future price of our Common Shares, the mix of cash, options and full value awards provided as long-term incentive compensation, grant amounts provided by our competitors, payout of performance-based awards in excess of target in the event of superior performance, hiring activity, and promotions during the next few years.

The following table illustrates our traditional run rate for full value awards, which includes the number of time-vested full value awards granted and the number of performance-based awards granted during each fiscal year under the Plan. In addition, this illustrates the run rate analysis that is generally conducted by certain shareholder services firms that includes the number of time-vested full value awards granted and the number of performance-based awards earned during the fiscal year.

						Run Rate
Fiscal Year	Stock Options(1)	Full Value Awards(1)(2)	Performance-Based Awards Granted(1)	Performance-Based Awards Earned	Weighted Average Common Shares Outstanding as of September 30	Traditional Run Rate (Using Performance Awards Granted)	Run Rate (Using Performance Awards Earned)
2023	696,268	479,787	707,665	250,586	56,000,000	3.36%	2.55%
2022	—	248,573	105,756	533,441	55,500,000	0.64%	1.41%
2021	183,553	80,109	1,903	26,729	55,700,000	0.48%	0.52%
3-Year Average						1.49%	1.49%
________________________

(1)    Reflects Stock Option and Full Value Awards granted made under the LTIP to employees, non-employee directors and third-party service providers.

(2)    This does not include the 0.8 million Common Shares issued in the 2023 fiscal year to a vendor who is an accredited investor as consideration for advertising services. The Company issued the Common Shares from its treasury share holdings and not pursuant to the Plan. The issuances of these Common Shares were exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and were acquired by the recipient for investment purposes. As a result, the Company does not consider these share issuances in the run rate calculations.

The Compensation Committee believes that our executive compensation program, and particularly the granting of equity awards, allows us to align the interests of officers and other employees who are selected to receive awards with those of our shareholders. The Amended Plan is designed to formulate a compensation program that will attract, motivate and retain officers and other employees who we expect will contribute to our financial success, as well as, on a near-term basis, help the Company maximize earnings and cash flow available to pay down debt and maintain compliance with the financial covenants under our credit facility. The Compensation Committee believes that awards granted pursuant to the Amended Plan are a key component of our compensation program. Accordingly, it is vital that an appropriate number of Common Shares be authorized for issuance under the Amended Plan.

Purpose

The purpose of the Amended Plan is to provide a means whereby employees, directors and third-party service providers develop a sense of proprietorship and personal involvement in the development and financial success of the Company and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. In addition, the purpose of the Amended Plan is to provide a means through which the Company may attract able individuals to become employees or serve as directors or third-party service providers and to provide a means whereby those individuals, upon whom the responsibilities of the successful administration and management of the Company are of importance, can acquire and maintain ownership of the Common Shares, thereby strengthening their concern for the welfare of the Company.

The following is a brief summary of the material features of the Amended Plan. This summary is qualified in its entirety by reference to the full text of the Amended Plan.

Summary of Operation of the Amended Plan

Share Authorization under the Amended Plan and Limitations on Plan Awards; Fungible Share Pool

The Plan currently authorizes 5,397,579 Common Shares as the maximum aggregate number of Common Shares that may be issued to employees, non-employee directors, and third-party service providers of the Company. Based on the number of Common Shares subject to outstanding awards under the Plan, 1,820,961 Common Shares remain available for issuance as of November 27, 2023, and the Compensation Committee is requesting an additional 2,500,000 Common Shares to be available for awards under the Amended Plan. If this Proposal Number 4 is approved by our shareholders at the Annual Meeting of Shareholders, the maximum aggregate number of Common Shares that may be issued with respect to grants made on and after January 22, 2024, will be equal to the sum of (i) 2,500,000 Common Shares, plus (ii) 1,820,961 Common Shares, which is the number of Common Shares that remained available for awards under the Plan as of November 27, 2023, plus (iii) the number of Common Shares subject to outstanding awards under the Plan as of November 27, 2023 that terminate, expire, or are cancelled, forfeited, exchanged, or surrendered without having been exercised, vested, or paid under the Plan (not exceeding 3,576,618 Common Shares). The share reserve is subject to adjustment as described under “Adjustments” below.

Common Shares available for issuance under the Amended Plan may be authorized and unissued Common Shares or treasury shares. The Amended Plan retains a “fungible share pool,” pursuant to which the number of Common Shares available for grant shall be reduced by one share for each share covered by an option or stock appreciation right granted on or after January 17, 2013, and the number of Common Shares available for grant shall be reduced by two shares for each share subject to any other type of award granted on or after January 17, 2013 (the “full value factor”). The full number of Common Shares covered by a stock appreciation right that is to be settled by the issuance of Common Shares will be counted against the number of Common Shares available under the Amended Plan, regardless of the number of Common Shares actually issued on the settlement of such stock appreciation right.

Within the overall share authorization under the Amended Plan, for Plan awards granted on and after January 22, 2024, no more than 4,320,961 Common Shares may be issued pursuant to incentive stock options granted under the Plan, subject to adjustment as described under “Adjustments” below.

The maximum grant date value of Common Shares subject to Plan awards granted to a non-employee director during any fiscal year, in the capacity as a non-employee director, will not exceed $500,000 in total value. For this purpose, the value shall be calculated based on the grant date fair value for such Plan awards for financial reporting purposes. The Company’s fiscal year is currently October 1 through September 30.

Any Common Shares related to awards under the Plan which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Common Shares, are settled in cash in lieu of Common Shares, or are exchanged with the Compensation Committee’s permission, prior to the issuance of Common Shares, for Plan awards not involving Common Shares, shall be available again for grant under the Amended Plan; provided, however, that the number of Common Shares that shall again be available shall be based on the full value factor if the previous award was not an option or stock appreciation right. If any Common Shares are withheld by the Company or are tendered (either actually or by attestation) by a participant to satisfy any tax withholding obligation with respect to a Plan award (other than an option or stock appreciation right), then the Common Shares so tendered or withheld shall again be available for issuance under the Amended Plan, and shall correspondingly increase the total number of Common Shares available for issuance under the Amended Plan, based on the full value factor.

Notwithstanding anything to the contrary in the prior paragraph, the following Common Shares will not again become available for issuance under the Amended Plan: (i) any Common Shares which would have been issued upon any exercise of an option award but for the fact that the exercise price was paid by a “net exercise” or any Common Shares tendered (either actually or by attestation) by a participant in payment of the exercise price of an option award; (ii) any Common Shares withheld by the Company or Common Shares tendered (either actually or by attestation) by a participant to satisfy any tax withholding obligation with respect to an option award or a stock appreciation right award (but not other Plan awards); (iii) Common Shares covered by a stock appreciation right award that are not issued in connection with the stock settlement upon its exercise; or (iv) Common Shares that are repurchased by the Company using option exercise proceeds.

Eligibility and Participation

As under the current Plan, all employees, directors and third-party service providers of the Company are eligible to participate in the Amended Plan. For purposes of the Amended Plan, an “employee” means any individual who performs services for and is designated as an employee of the Company, an affiliate of the Company or a subsidiary of the Company on the payroll records of the relevant entity; a “director” means any individual who is a member of the Board of the Company; and a “third-party service provider” means any consultant, agent, advisor or independent contractor who renders services to the Company, a subsidiary of the Company or an affiliate of the Company, other than a person who (a) provides services in connection with the offer or sale of the Company’s securities in a capital raising transaction or (b) directly or indirectly promotes or maintains a market for the Company’s securities.

Based on current grant practices, the Company estimates there are approximately 200 employees of the Company and its current affiliates and subsidiaries currently eligible to receive Plan awards, including the executive officers of the Company named in the Summary Compensation Table within this Proxy Statement. In addition, following the election of four directors at the Annual Meeting of Shareholders, there will be twelve directors (including Mr. Hagedorn in his capacity as CEO & President) of the Company eligible to receive Plan awards. Mr. Hagedorn does not receive additional compensation, including Plan awards, for his services as a director, and the Company does not intend to make any grants to Mr. Hagedorn under the Amended Plan for his services as a director. Currently, there is only one third-party service provider that has outstanding Plan awards, and the Company does not anticipate the number of third-party service providers receiving Plan awards in the future to increase significantly.

Performance Goals

Performance Goals shall be established by the Compensation Committee based on one or more of the following criteria or derivations of such criteria or other such criteria as determined by the Compensation Committee, including but not limited to the following: (a) net earnings or net income (before or after taxes); (b) earnings per share (basic or diluted); (c) net sales or revenue growth; (d) net operating profit; (e) return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, revenue or dividend yield); (f) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment); (g) earnings before or after taxes, interest, depreciation and/or amortization; (h) gross or operating margins; (i) productivity ratios; (j) share price (including, but not limited to, growth measures and total shareholder return); (k) expense targets; (l) margins; (m) operating efficiency; (n) market share; (o) customer satisfaction; (p) working capital targets; (q) economic value added or EVA(R) (net operating profit after tax minus the sum of capital multiplied by the cost of capital); (r) developing new products and lines of revenue; (s) reducing operating expenses; (t) developing new markets; (u) meeting completion schedules; (v) developing and managing relationships with regulatory and other governmental agencies; (w) managing cash; (x) managing claims against the Company, including litigation; (y) identifying and completing strategic acquisitions or joint ventures; and (z) debt leverage and/or any other bank covenant ratio. Any Performance Goal(s) may be used to measure the performance of the Company, a subsidiary and/or an affiliate as a whole, or any business unit or joint venture of the Company, a subsidiary, and/or an affiliate or any combination thereof, as the Compensation Committee may deem appropriate. Any of the above Performance Goals may be applied as compared to the performance of a group of comparator companies, or published or special index that the Compensation Committee, in its sole discretion, deems appropriate.

In addition, the Compensation Committee may provide in any award agreement that any evaluation of performance may include or exclude any of the following events that occurs during a performance period: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (iv) any reorganization and restructuring programs; (v) unusual and infrequently occurring items as described in applicable Accounting Principles Board opinions and in Management’s Discussion and Analysis of Financial Conditions and Results of Operations appearing in the Company’s annual report to shareholders for the applicable year; (vi) acquisitions or divestitures; (vii) foreign exchange gains and losses; and (viii) other appropriate events.

The Compensation Committee may provide for accelerated vesting of any Award based on the achievement of Performance Goals.

Administration

As under the current Plan, the Amended Plan is administered by the Compensation Committee (in the case of awards other than those granted to non-employee directors) or the Board of the Company (in the case of awards granted to non-employee directors). The term “Administrator” means the Compensation Committee or the Board, as applicable.

The Compensation Committee consists of, unless otherwise determined by the Board, not less than two members who shall be (i) “non-employee directors” within the meaning of Rule 16b-3(b)(3) (or any successor rule) under the Securities Exchange Act of 1934, as amended, and (ii) “independent directors” as determined in accordance with the independence standards established by the stock exchange on which Common Shares are at the time primarily traded.

The Compensation Committee has the full and exclusive discretionary power to: (i) interpret the terms and the intent of the Amended Plan and any award agreement or other agreement or document ancillary to, or in connection with, the Plan; (ii) determine eligibility for Plan awards granted to participants other than non-employee directors of the Company (which determination will be made by the Board); and (iii) adopt such rules, regulations, forms, instruments and guidelines for administering the Plan as the Compensation Committee deems necessary or proper. The Administrator has the authority to: (i) select Plan award recipients; (ii) establish all terms and conditions of Plan awards and award agreements, including the treatment of Plan awards following a change in control, and whether the terms of any exercise, vesting or restriction periods will be based upon the achievement of specific Performance Goals; (iii) grant Plan awards as an alternative to, or as the form of payment for, grants or rights earned or due under compensation plans or arrangements of the Company; and (iv) construe any provision of the Plan or any award agreement.

The Compensation Committee may delegate to one or more of its members or to one or more officers of the Company, its subsidiaries or affiliates, or to one or more agents or advisors, such administrative duties or powers as the Compensation Committee may deem advisable to the extent permitted or required by law or governing document. In addition, the Compensation Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Compensation Committee: (i) designate employees who are to receive Plan awards; and (ii) determine the size of any such Plan awards. However, the Compensation Committee may not delegate such responsibilities to any such officer for Plan awards granted to an employee who is, on the relevant date, an officer or director of the Company, or a more than 10% beneficial owner of any class of our equity securities that is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, as determined by the Board or Compensation Committee in accordance with Section 16 of the Securities Exchange Act of 1934, as amended; the resolution providing such authorization must set forth the total number of Plan awards such officer(s) may grant; and the officer(s) must report periodically to the Compensation Committee regarding the nature and scope of the Plan awards granted pursuant to the authority delegated.

Description of Plan Awards

As under the current Plan, the Amended Plan authorizes the grant or award of (i) incentive stock options; (ii) non-qualified stock options; (iii) stock appreciation rights; (iv) restricted stock; (v) restricted stock units; (vi) performance shares; (vii) performance units; and (viii) other equity-based awards not described by one of the foregoing awards (collectively, the “Plan awards”).

Only employees of the Company and its subsidiaries may be granted incentive stock options. Employees, directors and third-party service providers may be granted or awarded non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares or other equity-based awards.

Pursuant to the Amended Plan, each participant’s award agreement will set forth the extent to which the participant will have the right to exercise, retain or receive, as applicable, the Plan awards subject to such agreement following the termination of the participant’s employment with or provision of services to the Company, its affiliates and/or its subsidiaries, as the case may be. Such provisions are to be determined in the sole discretion of the Administrator, need not be uniform among all Plan awards, may differ from the termination provisions of the Amended Plan and may reflect distinctions based on the reason for termination.

Options

As under the current Plan, non-qualified stock options may be granted to any participant under the Amended Plan. However, incentive stock options may be granted only to eligible employees of the Company or of any parent or subsidiary corporation as permitted under the applicable provisions of the IRC. Options may be granted for terms of up to, but not exceeding, ten years from the date of grant. Further, no incentive stock option granted to a 10% shareholder (as described below) can be exercisable later than the day before the fifth anniversary of its grant date. Each option grant is to be evidenced by an award agreement that specifies the exercise price of the option, the maximum duration of the option, the number of Common Shares to which the option pertains, the conditions upon which the option will vest and become exercisable, including, without limitation, whether Options will vest based upon the achievement of specific Performance Goals, and such other provisions as the Administrator may determine.

The exercise price of each option granted to a participant will be specified in the award agreement by the Administrator. The exercise price must be at least 100% of the fair market value of the underlying Common Shares on the grant date; provided, however, that the option price must be at least 110% of the fair market value of a share on the grant date with respect to any incentive stock option issued to a participant who on the grant date owns more than 10% of the total combined voting power of the Company (as determined in accordance with the IRC) (a “10% Shareholder”). For purposes of the Amended Plan, the fair market value of a Common Share on a particular date will generally be the closing price of a Common Share on the relevant trading day or, if such day is not a trading day, on the next trading day on which Common Shares were publicly traded on the New York Stock Exchange (“NYSE”) (the “fair market value”). On November 27, 2023, the fair market value of the Company’s Common Shares was $56.02.

The exercise price of any option must be paid in full at the time of exercise (i) in cash or its equivalent; (ii) by tendering (either by actual delivery or attestation) previously acquired Common Shares having a fair market value equal to the exercise price; (iii) by a cashless broker-assisted exercise; (iv) by a combination of (i), (ii) and/or (iii); or (v) by any other method approved or accepted by the Compensation Committee in its sole discretion. If the exercise price is paid through the tender of previously acquired Common Shares, those Common Shares must have either been purchased on the open market or been held by the participant for at least six months (or such other period as the Compensation Committee permits) prior to their tender if acquired under the Amended Plan or any other compensation plan maintained by the Company.

Stock Appreciation Rights

The Administrator may, in its discretion, grant stock appreciation rights. The award agreement will specify the grant price, the term of the stock appreciation right and such other provisions as the Administrator determines, including, without limitation, whether a stock appreciation right will vest based upon the achievement of specific Performance Goals. The grant price of each stock appreciation right granted to a participant will be specified by the Administrator in the award agreement; however, the grant price must be at least equal to 100% of the fair market value of the underlying Common Shares as determined on the grant date. No stock appreciation right will be exercisable later than the tenth anniversary of its grant date.

Upon the exercise of a stock appreciation right, a participant will be entitled to receive payment from the Company in an amount determined by multiplying (i) the excess of the fair market value of a Common Share on the exercise date over the grant price by (ii) the number of Common Shares with respect to which the stock appreciation right is exercised. At the discretion of the Administrator, the payment upon stock appreciation right exercise may be made in cash, Common Shares or a combination thereof, or in any other manner approved by the Administrator. The Administrator’s determination regarding the form of stock appreciation right payout may be set forth in the award agreement pertaining to the grant of the stock appreciation right.

Restricted Stock and Restricted Stock Units

The Administrator may, in its discretion, grant restricted stock and/or restricted stock units to participants. The award agreement will specify the period(s) of restriction, the number of Common Shares covered by the restricted stock or restricted stock unit award, and such other provisions as the Administrator determines. Among other things, the Administrator may impose any conditions and/or restrictions it deems advisable including, without limitation: (i) a requirement that the participant pay a stipulated purchase price for each share of restricted stock or each restricted stock unit; (ii) whether shares of restricted stock and/or restricted stock units vest based upon the achievement of specified Performance Goals; (iii) time-based restrictions on vesting following the attainment of the Performance Goals; (iv) time-based restrictions and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which the Company’s Common Shares are listed or traded; (v) holding requirements or sales restrictions placed on the Common Shares upon vesting of such restricted stock or restricted stock units; and (vi) whether or not a participant may make or refrain from making an election under IRC § 83(b).

Except as provided under the Amended Plan and in a participant’s award agreement, Common Shares subject to a restricted stock award will become freely transferable by the participant after all the conditions and restrictions applicable to such Common Shares have been satisfied or lapse, and restricted stock units will be paid in cash, Common Shares or a combination of cash and Common Shares, as the Administrator determines. Unless otherwise determined by the Administrator and set forth in a participant’s award agreement, participants holding restricted stock may be granted the right to exercise full voting rights with respect to the underlying Common Shares during any period of restriction to the extent permitted or required by law. A participant will have no voting rights with respect to any restricted stock units granted under the Amended Plan.

Performance Units and Performance Shares

The Administrator may, in its discretion, grant performance units and/or performance shares to participants, as evidenced by an award agreement. The Administrator may establish Performance Goals for a participant for a particular performance period based upon various Performance Goals as described above under “Summary of Operation of the Amended Plan — Performance Goals.” Each performance unit will have an initial value that is established by the Administrator at the time of the grant. Each performance share will have an initial value equal to the fair market value of a Common Share on the grant date. The Administrator will set Performance Goals in its discretion which will, depending on the extent to which they are met, determine the value and/or number of performance units or performance shares that may be paid out to the participant. After the applicable performance period has ended, the holder of performance units or performance shares will be entitled to receive payout on the value and number of performance units or performance shares earned during such performance period to the extent Performance Goals have been met. The Administrator may pay earned performance units or performance shares in cash, in Common Shares, or a combination of both, equal to the value of the earned performance units or performance shares at the close of the applicable performance period.

Other Equity-Based Awards

The Administrator may, in its discretion, grant equity-based or equity-related awards not otherwise described in the Amended Plan (including the grant or offer for sale of unrestricted Common Shares) to participants, in such amounts and subject to such terms and conditions as the Administrator may determine. Each other equity-based award will be expressed in terms of Common Shares or units based on Common Shares, as determined by the Administrator. The Administrator may also establish Performance Goals in its discretion, and the value and/or number of other equity-based awards that may be paid out to a participant will depend on the extent to which such Performance Goals have been met. Payment, if any, other equity-based awards may be made in cash or Common Shares as the Administrator determines.

Dividends and Dividend Equivalents

Any participant may be granted dividends or dividend equivalents based on the dividends declared on the Common Shares underlying a Plan award (other than options or stock appreciation rights), to be credited as of the dividend payment dates, during the period between the grant date of the Plan award and the date the Plan award vests or expires, as determined by the Administrator; provided, however, that dividends or dividend equivalents shall be payable only when and to the extent the underlying Plan awards vest and become payable. Any such dividend equivalents will be converted to cash or additional Common Shares by such formula and at such time and subject to such limitations as may be determined by the Administrator.

Tax Withholding

Consistent with the Financial Accounting Standards Board’s Accounting Standards Update No. 2016-09 as released in March 2016, the Amended Plan provides that the Company has the right to withhold from any payment of cash or Common Shares to a participant or other person under the Plan an amount sufficient to cover any required withholding taxes, including a participant’s social security and Medicare taxes (FICA) and federal, state, local income tax or such other applicable taxes (“taxes”) with respect to a Plan award. The Company may require the payment of any taxes before issuing any Common Shares pursuant to a Plan award. The Compensation Committee may, if it deems appropriate in the case of a participant, withhold such taxes through a reduction of the number of Common Shares delivered to such participant, or allow the participant to elect to cover all or any part of such withholding for taxes, through a reduction of the number of Common Shares delivered to the participant or a subsequent return to the Company of Common Shares held by the participant, in each case valued in the same manner as used in computing the withholding taxes under applicable laws.

Participants Based Outside the United States

In order to comply with the laws in other countries in which the Company, its affiliates and/or its subsidiaries operate or have employees, directors or third-party service providers, the Compensation Committee has the power and authority to: (i) determine which affiliates and subsidiaries are covered by the Amended Plan; (ii) determine which employees, directors and/or third-party service providers outside the United States are eligible to participate in the Amended Plan; (iii) modify the terms and conditions of any Plan award granted to employees and/or third-party service providers outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; and (v) take any action, before or after a Plan award is made, that the Compensation Committee deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Change in Control

A “change in control” will be deemed to occur upon the occurrence of any of the following:

•a change in the majority of the members of the Board, from those in office on the date the Amended Plan is approved by the Company’s shareholders (“incumbent directors”), for any reason other than death (provided that any director whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the incumbent directors then in office will be counted as an incumbent director in determining if there has been a change in a majority of the Board);

•any person (other than the Company, any of the Company’s subsidiaries, any employee benefit plan of the Company or any of the Company’s subsidiaries or Hagedorn Partnership, L.P. or any party related to Hagedorn Partnership, L.P. as determined by the Compensation Committee) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than 30% of the combined voting power of the Company’s then outstanding securities;

•the consummation of (i) the merger or other business combination of the Company with or into another entity in which the shareholders of the Company immediately before the effective date of such transaction will own less than 50% of the voting power of such entity, or (ii) the sale or other disposition of all or substantially all of the assets of the Company;

•the adoption by the shareholders of the Company of a plan relating to the liquidation or dissolution of the Company; or

•for any reason, Hagedorn Partnership, L.P. or any party related to Hagedorn Partnership, L.P., as determined by the Compensation Committee, becomes the beneficial owner, directly or indirectly, of securities representing more than 49% of the combined voting power of the Company’s then outstanding securities.

The Compensation Committee may provide for a more restrictive definition of change in control in an award agreement if necessary or appropriate to comply with IRC § 409A or as the Compensation Committee deems appropriate.

In the event of a change in control, provided the outstanding awards are not assumed or substituted as provided below, outstanding awards shall be treated as follows. Each option and stock appreciation right (other than options and stock appreciation rights of non-employee directors of the Company) outstanding on the date of the change of control may be cancelled in exchange either for cash equal to the excess of the change in control price, as defined below, over the exercise price or grant price, as applicable, of the cancelled option or stock appreciation right or, in the discretion of the Compensation Committee, for whole Common Shares with a fair market value equal to the excess of the change in control price over the exercise price or grant price, as applicable, of the cancelled option or stock appreciation right plus cash equal to the value of any fractional common share. The Compensation Committee may allow participants to exercise any outstanding options or stock appreciation rights that are to be cancelled by following the normal procedures for exercising options and stock appreciation rights within 15 days of the date of the change in control. All Performance Goals will be deemed to have been met on the date of the change in control, all performance periods will be accelerated and all Plan awards for which Performance Goals have been established will be distributed in a single lump sum cash payment within 30 days following the change in control. All other then-outstanding Plan awards whose exercisability or vesting depends merely on the satisfaction of a service obligation by a participant to the Company, a subsidiary or an affiliate will vest in full and will be distributed, if not already held by the participant and to the extent applicable, in a single lump-sum cash payment within 30 days following the change in control based on the change in control price or, at the discretion of the Compensation Committee, in the form of whole Common Shares based on the change in control price.

The foregoing accelerated payments will not be made to a participant if the Compensation Committee determines, prior to the change in control and subject to requirements contained in the Amended Plan, that immediately after the change in control, the Amended Plan awards will be honored or assumed, or new rights with substantially equivalent economic value will be substituted therefor, by the employee’s employer, or (if the Company is the surviving company) that the Plan awards in effect immediately prior to the change in control will continue without change following the change in control. In that event, accelerated payments will be made in limited circumstances upon involuntary or constructive termination within 24 months immediately following the change in control.

The “change in control price” will be (i) the price per Common Share paid in connection with the transaction resulting in the change in control or (ii) in the event of a change in control not related to a transfer of Common Shares, the highest fair market value of a Common Share on NYSE on any of the 30 consecutive trading days ending on the last trading day before the change in control occurs.

Upon a change in control, outstanding non-qualified stock options or stock appreciation rights issued to non-employee directors of the Company will be cancelled unless (i) the Common Shares remain publicly traded or (ii) the non-employee director remains a director of the Company immediately following the change in control. Each non-qualified stock option or stock appreciation right issued to a non-employee director that is cancelled will be exchanged either for cash equal to the excess of the change in control price over the exercise price or grant price, as applicable, of the cancelled non-qualified stock option or stock appreciation right or, in the discretion of the Board, for whole Common Shares with a fair market value equal to the excess of the change in control price over the exercise price or grant price, as applicable, of the cancelled non-qualified stock option or stock appreciation right plus cash equal to the value of any fractional common share. The Board also may allow non-employee directors to exercise any outstanding non-qualified stock options or stock appreciation rights that are to be cancelled by following the normal procedures for exercising non-qualified stock options and stock appreciation rights within 15 days of the date of the change in control. Restricted stock or restricted stock units held by a non-employee director will be settled for a lump sum cash payment equal to the change in control price within 30 days following such change in control. All other types of Plan awards held by non-employee directors will be settled within 30 days following such change in control for a lump sum cash payment equal to the change in control price less any amount a non-employee director would be required to pay in order for the Plan award to be exercised or settled, other than any such amount related to taxes.

Notwithstanding the foregoing, the Plan awards subject to IRC § 409A will not be paid or settled upon change in control unless the change in control under the Amended Plan constitutes a “change in control event” under IRC § 409A and Treasury Regulation Section 1.409A-3(i)(5).

Forfeiture Events

The Administrator may specify in an award agreement that the participant’s rights, payments and benefits with respect to a Plan award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or Performance Goals of the Plan award. These events may include, but will not be limited to: (i) termination of employment for cause; (ii) termination of the participant’s provision of services to the Company, an affiliate and/or a subsidiary; (iii) violation of material policies of the Company, an affiliate and/or a subsidiary; (iv) breach of noncompetition, confidentiality or other restrictive covenants that may apply to the participant; or (v) other conduct by the participant that is detrimental to the business or reputation of the Company, its affiliates and/or its subsidiaries.

If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the participant must reimburse the Company the amount of any payment in settlement of a Plan award earned or accrued during the 12-month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement. All Plan awards are subject to any Company clawback or recoupment policies, share trading policies and other policies that the Company may implement. See the Compensation Discussion and Analysis for a description of the Company’s clawback policy.

Transferability of Plan Awards

During a participant’s lifetime, the participant’s Plan awards are exercisable only by the participant or the participant’s legal representative. Plan awards are not transferable other than by will or the laws of descent and distribution. No Plan awards may be subject to attachment, execution or levy of any kind, and any purported transfer in violation of the Amended Plan will be null and void. Notwithstanding the foregoing and subject to certain exceptions, the Administrator may, in its discretion, permit any or all Plan awards (other than incentive stock options) to be transferred (without value) by a participant.

Adjustments

In the event of any corporate event or transaction such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Common Shares, exchange of Common Shares, dividend in kind, or other similar change in capital structure, number of outstanding Common Shares or distribution to shareholders of the Company, the Compensation Committee, in its sole discretion, shall, as required to prevent dilution or enlargement of participants’ rights under the Amended Plan, substitute or adjust, as applicable: (i) the number and kind of Common Shares that may be issued under the Amended Plan or under particular forms of Plan awards; (ii) the full value factor described above; (iii) the number and kind of Common Shares subject to outstanding Plan awards; (iv) the exercise price or grant price applicable to outstanding Plan awards; and (v) other value determinations applicable to outstanding Plan awards.

The Compensation Committee, in its sole discretion, shall also make adjustments in the terms of any Plan award to reflect such changes or distributions and to modify any other terms of outstanding Plan awards, including modifications of Performance Goals and changes in the length of performance periods. Subject to certain provisos as set forth in the Amended Plan, the Compensation Committee may authorize the issuance or assumption of benefits under the Amended Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as the Compensation Committee may deem appropriate, subject to compliance with the applicable rules, if any, under the IRC.

The Compensation Committee may make adjustments in the terms and conditions of, and the criteria included in, Plan awards in recognition of unusual and infrequently occurring items affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations or accounting principles, as the Compensation Committee determines appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made under the Amended Plan. Notwithstanding anything to the contrary, an adjustment to an option or to a stock appreciation right can be made only to the extent such adjustment complies with the requirement of IRC § 409A.

Amendment, Modification, Suspension and Termination; Repricing Requires Shareholder Approval

As under the current Plan, the Compensation Committee may alter, amend, modify, suspend or terminate the Amended Plan, at any time and from time to time, or any award agreement under the Amended Plan in whole or in part; provided, however, that the Amended Plan provides that, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of Common Shares), the Compensation Committee shall not, without prior shareholder approval, (i) amend the terms of outstanding options or stock appreciation rights to reduce the exercise price of such outstanding options or stock appreciation rights, (ii) cancel outstanding options or stock appreciation rights in exchange for options or stock appreciation rights with an exercise price that is less than the exercise price of the original option or stock appreciation rights, or (iii) cancel outstanding options or stock appreciation rights with an exercise price above the current share price in exchange for cash or other securities. No material amendment of the Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rules.

The Amended Plan will terminate on January 23, 2032, unless terminated earlier as provided above.

U.S. Federal Income Tax Consequences

The following is a brief summary of the general U.S. federal income and employment tax consequences relating to the Amended Plan. This summary is based on U.S. federal tax laws and regulations in effect on the date of this Proxy Statement and does not purport to be a complete description of the U.S. federal income or employment tax laws.

Incentive Stock Options

Incentive stock options are intended to qualify for special treatment available under IRC § 422. A participant will not recognize any income when an incentive stock option is granted. No income is recognized upon the exercise of an incentive stock option (although the exercise of an incentive stock option may result in or increase alternative minimum tax liability). The Company will not receive a deduction at either the grant or exercise of an incentive stock option. Also, incentive stock options are not subject to employment taxes.

If a participant acquires Common Shares by exercising an incentive stock option and continues to hold those Common Shares for one year or, if longer, until the second anniversary of the grant date (each of these periods is called an “incentive stock option holding period”), the amount the participant receives when the participant disposes of the Common Shares, minus the exercise price, will be taxable as long-term capital gain or loss (this is referred to as a “qualifying disposition”). Upon a qualifying disposition, the Company is not entitled to a deduction.

If a participant disposes of the Common Shares before the end of either incentive stock option holding period (this is referred to as a “disqualifying disposition”), the participant will recognize ordinary income equal to the excess, if any, of (i) the fair market value of the Common Shares on the date the incentive stock option was exercised, or, if less, the amount received on the disposition, over (ii) the exercise price. The Company will be entitled to a deduction equal to the ordinary income that the participant recognizes. The participant’s additional gain will be taxable as long-term or short-term capital gain (depending on whether the participant held the Common Shares for more than one year).

If a participant uses Common Shares received in the prior exercise of an incentive stock option (“delivered shares”) to pay the exercise price of an incentive stock option, the participant’s payment will be treated as a disqualifying disposition of the delivered shares if the delivered shares are used to exercise an incentive stock option before the end of their incentive stock option holding periods. This type of disposition generally will cause the participant to recognize ordinary income on the delivered shares equal to the ordinary difference between the exercise price of the delivered shares and the fair market value of the delivered shares at exercise. The Company will be entitled to a deduction equal to the ordinary income that the participant recognizes. If a participant exercises an incentive stock option using (i) Common Shares that were not purchased pursuant to an incentive stock option or (ii) delivered shares that were purchased by exercising an incentive stock option that satisfied the incentive stock option holding periods, the participant generally will not recognize income, gain or loss in connection with the exercise.

If a participant exercises an incentive stock option using only delivered shares to pay the exercise price, the participant’s basis in the same number of new Common Shares will be the same as the participant’s basis in the delivered shares plus the taxable income, if any, that the participant recognized on the delivery of the delivered shares. Any additional new Common Shares will have a zero basis.

The rules that generally apply to incentive stock options do not apply when calculating any alternative minimum tax liability. When an incentive stock option is exercised, a participant must treat the excess, if any, of the fair market value of the Common Shares on the date of exercise over the exercise price as an item of adjustment for purposes of the alternative minimum tax. The rules affecting the application of the alternative minimum tax are complex and their effect depends on individual circumstances, including whether a participant has items of adjustment other than those derived from incentive stock options.

Non-Qualified Stock Options

Non-qualified stock options do not receive the special tax treatment afforded to incentive stock options under the IRC. A participant will not recognize any income when a non-qualified stock option is granted and the Company will not receive a deduction at that time. However, unlike an incentive stock option, when a non-qualified stock option is exercised, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the Common Shares that the participant purchased on the date of exercise over the exercise price. Also, unlike an incentive stock option, this same amount will be subject to employment taxes. If a participant uses Common Shares or a combination of Common Shares and cash to pay the exercise price of an non-qualified stock option, he or she will have ordinary income equal to the value of the number of Common Shares that the participant purchases over the value of the number of Common Shares the participant surrenders, less any cash the participant uses to pay the exercise price. This same amount will be subject to employment taxes. When a non-qualified stock option is exercised, the Company will be entitled to a deduction equal to the ordinary income that the participant recognizes.

If the amount a participant receives when the participant disposes of the Common Shares that the participant acquired by exercising a non-qualified stock option is larger than the exercise price the participant paid plus the amount of ordinary income recognized in the non-qualified stock option exercise, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the Common Shares for more than one year after the exercise of the non-qualified stock option. But, if the amount a participant receives when the participant disposes of the Common Shares that the participant acquired by exercising a non-qualified stock option is less than the exercise price the participant paid plus the amount of ordinary income recognized in the non-qualified stock option exercise, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the Common Shares for more than one year after the exercise of the non-qualified stock option.

Restricted Stock

Unless a participant makes an election under IRC § 83(b), the participant will not recognize taxable income when restricted stock is granted and the Company will not receive a deduction at that time. Instead, a participant will recognize ordinary income when the restricted stock vests (i.e., when the participant can no longer lose them or is transferable) equal to the fair market value of the Common Shares the participant receives when the restrictions lapse, less any amount paid for the restricted stock, and the Company generally will be entitled to a deduction equal to the ordinary income that the participant recognizes. Also, the same amount will be subject to employment taxes.

If the amount a participant receives when the participant disposes of these Common Shares is larger than the value of the Common Shares when the restricted stock vested, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the Common Shares for more than one year after the restricted stock vested. But, if the amount the participant receives when the participant disposes of these Common Shares is less than the value of the Common Shares when the restricted stock vested, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the Common Shares for more than one year after the restricted stock vested.

If a participant makes a Section 83(b) election, the participant will recognize ordinary income on the grant date equal to the fair market value of the Common Shares of restricted stock on the grant date, less any amount paid for the restricted stock, and the Company will be entitled to a deduction equal to the income that the participant recognizes at that time. Also, the same amount will be subject to employment taxes. However, the participant will not recognize income when (and if) the restrictions lapse. If a participant earns the Common Shares, any appreciation between the grant date and the date the participant disposes of the Common Shares will be treated as a long-term or short-term capital gain, depending on whether the participant held the Common Shares for more than one year after the grant date. But, if the amount the participant receives when the participant disposes of these Common Shares is less than the value of the Common Shares on the grant date, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the Common Shares for more than one year after the grant date. Also, if a participant forfeits the participant’s restricted stock, the participant’s tax deduction in connection with that forfeiture is limited to the amount, if any, paid for the restricted stock.

Stock Appreciation Rights

A participant will not recognize any income when a stock appreciation right is granted and the Company will not receive a deduction at that time. When a stock appreciation right is exercised, a participant will recognize ordinary income equal to the cash and/or fair market value of the Common Shares the participant receives upon exercise. The Company will be entitled to a deduction equal to the ordinary income that the participant recognizes. Also, the same amount will be subject to employment taxes. If the amount a participant receives when the participant disposes of any Common Shares acquired upon the exercise of a stock appreciation right is larger than the value of the Common Shares when the stock appreciation right was exercised, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the Common Shares for more than one year after the stock appreciation right was exercised. But, if the amount the participant receives when the participant disposes of these Common Shares is less than the value of the Common Shares when the stock appreciation right was exercised, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the Common Shares for more than one year after the stock appreciation right was exercised.

Restricted Stock Units, Performance Units and Performance Shares

A participant will not recognize taxable income when the Company grants the participant restricted stock units, performance units or performance shares and the Company will not receive a deduction at that time. However, if the participant earns the Plan award, the participant will recognize ordinary income equal to the cash and/or the fair market value of the Common Shares the participant receives at the time of delivery. Also, the same amount will be subject to employment taxes. The Company generally will be entitled to a deduction equal to the ordinary income that the participant recognizes.

If the amount a participant receives when the participant disposes of the Common Shares acquired upon the settlement of a restricted stock unit, performance unit or performance share is larger than the value of the Common Shares when the participant received them, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the Common Shares for more than one year after they were issued. But, if the amount the participant receives when the participant disposes of these Common Shares is less than the value of the Common Shares when they were issued, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the Common Shares for more than one year after they were issued.

Section 409A of the IRC

The Amended Plan provides that the Plan is intended to comply with the requirements of IRC § 409A to the extent applicable. All Plan awards shall be construed and administered such that the Plan award either (i) qualifies for an exemption from the requirements of IRC § 409A or (ii) satisfies the requirements of IRC § 409A. If a Plan award is subject to IRC § 409A, unless the award agreement provides otherwise: (i) distributions shall only be made in a manner and upon an event permitted under IRC § 409A; (ii) payments to be made upon a termination of employment shall only be made upon a “separation from service” under IRC § 409A; (iii) payments to be made upon a change in control shall only be made upon a “change of control event” under IRC § 409A; (iv) each payment shall be treated as a separate payment for purposes of IRC § 409A; and (v) in no event shall a participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with IRC § 409A.

Any Plan award granted under the Plan that is subject to IRC § 409A, and that is to be distributed to a “specified employee” (as defined under IRC § 409A) upon a termination of employment shall be administered so that any distribution with respect to such Plan award shall be postponed for six months following the date of the participant’s termination of employment, if required by IRC § 409A. If a distribution is delayed pursuant to IRC § 409A, the distribution shall be paid within 30 days after the end of the six-month period. If the participant dies during such six-month period, any postponed amounts shall be paid within 90 days of the participant’s death.

Although the Company intends to administer the Plan to prevent taxation under IRC § 409A, the Company does not represent or warrant that the Plan or any Plan award complies with any provision of federal, state, local or other tax law.

Other Tax Consequences

State tax consequences may in some cases differ from those described above. In some instances, participants may be subject to tax in jurisdictions other than the United States and may result in tax consequences that differ from those described above.

New Plan Benefits Under the Amended Plan

The Compensation Committee has not granted any awards under the Amended Plan subject to stockholder approval of the Amended Plan. Participation and the types of awards under the Amended Plan are subject to the discretion of the Compensation Committee, consistent with the terms and limitations of the Amended Plan, and as a result, the benefits or amounts that will be received by any participant or groups of participants under the Amended Plan are not currently determinable. For information on awards granted between October 1, 2022 and September 30, 2023 under the Plan to our named executive officers, see sections captioned “EXECUTIVE COMPENSATION TABLES — Summary Compensation Table” and “EXECUTIVE COMPENSATION TABLES — Grants of Plan-Based Awards Table” in this Proxy Statement.

Recommendation and Vote

The affirmative vote of holders of a majority of the Company’s Common Shares that are voted on the proposal is necessary to approve this proposal. Under applicable NYSE Rules, broker non-votes will not be treated as votes cast. Abstentions will be treated as votes cast and will have the effect of a vote “against” this proposal.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE SCOTTS MIRACLE-GRO COMPANY LONG-TERM INCENTIVE PLAN.

AUDIT COMMITTEE MATTERS

In accordance with applicable SEC Rules, the Audit Committee issued the following report on November 22, 2023. The Audit Committee consisted of the following members as of such date: Edith Avilés; David C. Evans, Chair; Mark D. Kingdon; and Nancy G. Mistretta.

Report of the Audit Committee for the 2023 Fiscal Year

Role of the Audit Committee, Independent Registered Public Accounting Firm and Management

The Audit Committee consists of four directors, each of whom satisfies the applicable independence requirements set forth in the NYSE Rules and under SEC Rule 10A-3, and operates under a written charter adopted by the Board. A copy of the Audit Committee charter is posted under the “Corporate Governance” heading on the Company’s Internet website at http://investor.scotts.com.

The role of the Audit Committee is to assist the Board in its oversight of the Company’s financial reporting process. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Company’s independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity to accounting principles generally accepted in the United States. The Audit Committee is responsible for the appointment, compensation and oversight of the work of the Company’s independent registered public accounting firm.

In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the Company’s audited financial statements. The Audit Committee also has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, issued by the U.S. Public Company Accounting Oversight Board or the PCAOB. In addition, the Audit Committee has received from the Company’s independent registered public accounting firm the written disclosures and the letter required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence regarding the Company’s independent registered public accounting firm’s communications with the Audit Committee concerning independence, has discussed with the Company’s independent registered public accounting firm their independence from the Company and its management, and has considered whether the Company’s independent registered public accounting firm’s provision of non-audit services to the Company is compatible with maintaining the auditors’ independence.

The Audit Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The internal auditors are responsible for preparing an annual audit plan and conducting internal audits under the control of the Company’s Chief Internal Auditor, who is accountable to the Audit Committee. The Audit Committee met with the internal auditors and the Company’s independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. In addition, the Audit Committee met with the Chief Financial Officer and other executive officers of the Company to discuss the processes that they have undertaken to evaluate the accuracy and fair presentation of the Company’s financial statements and the effectiveness of the Company’s systems of disclosure controls and procedures and internal control over financial reporting.

Audit Committee Recommendation

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the Company’s audited financial statements be included in the Company’s 2023 Annual Report to Shareholders and Annual Report on Form 10-K for the 2023 fiscal year for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors of the Company:

David C. Evans, Chair
Edith Avilés
Mark D. Kingdon
Nancy G. Mistretta

Fees of the Independent Registered Public Accounting Firm

Audit Fees

The aggregate audit fees billed by Deloitte, including expenses, for the 2023 fiscal year and the 2022 fiscal year were $2,556,930 and $2,499,631, respectively. These amounts included fees for professional services rendered by Deloitte in connection with (1) its audit of the Company’s consolidated financial statements, (2) its audit of the effectiveness of the Company’s internal control over financial reporting and (3) its review of the unaudited consolidated interim financial statements included in the Company’s Quarterly Reports on Form 10-Q, as well as fees for services performed in connection with consents related to SEC registration statements and reports related to statutory audits.

Audit-Related Fees

The aggregate fees for audit-related services rendered by Deloitte, including expenses, for the 2023 fiscal year and the 2022 fiscal year were $1,028,467 and $1,200,000, respectively. Audit-related fees include fees for services related to (i) acquisitions and divestitures, (ii) audit-related research and assistance and (iii) internal control reviews.

Tax Fees

The aggregate fees for tax services rendered by Deloitte, including expenses, for the 2023 fiscal year and the 2022 fiscal year were $31,675 and $221,672, respectively. Tax fees are related to tax compliance and advisory services and assistance with tax audits.

All Other Fees

The aggregate fees for non-audit services rendered by Deloitte for the 2023 fiscal year and the 2022 fiscal year were $4,055 and zero, respectively. The fees under this category are related to technical subscriptions.

Pre-Approval of Services Performed by the Independent Registered Public Accounting Firm

None of the services described under the headings “Audit-Related Fees,” “Tax Fees” or “All Other Fees” above were approved by the Audit Committee pursuant to the waiver procedure set forth in 17 C.F.R. § 210.2-01(c)(7)(i).

The Audit Committee’s “Policies and Procedures Regarding Approval of Services Provided by the Independent Registered Public Accounting Firm” are set forth below.

THE SCOTTS MIRACLE-GRO COMPANY
THE AUDIT COMMITTEE
POLICIES AND PROCEDURES REGARDING APPROVAL OF SERVICES
PROVIDED BY THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Purpose and Applicability

We recognize the importance of maintaining the independent and objective viewpoint of our independent registered public accounting firm. We believe that maintaining independence, both in fact and in appearance, is a shared responsibility involving management, the Audit Committee and the independent registered public accounting firm.

The Scotts Miracle-Gro Company (together with its consolidated subsidiaries, “the Company”) recognizes that the independent registered public accounting firm possesses a unique knowledge of the Company and can provide necessary and valuable services to the Company in addition to the annual audit. Consequently, this policy sets forth policies, guidelines and procedures to be followed by the Company when retaining the independent registered public accounting firm to perform audit and non-audit services.

Policy Statement

All services provided by the independent registered public accounting firm, including audit services, audit-related services, non-audit services, tax services and program and subscription services, must be pre-approved by the Audit Committee or a designated member of the Audit Committee (“Designated Member”). Pre-approval may be of classes of permitted services, such as “audit services,” “merger and acquisition due diligence services” or similar broadly defined predictable or recurring services. Such classes of services could include the following illustrative examples:

•Audits of the Company’s financial statements required by law, the SEC, lenders, statutory requirements, regulators and others.

•Consents, comfort letters, reviews of registration statements and similar services that incorporate or include financial statements of the Company.

•Employee benefit plan audits.

•Tax compliance and related support for any tax returns filed by the Company.

•Tax planning and support.

•Merger and acquisition due diligence services.

•Internal control reviews.

•Program and subscription services, including educational programs and seminars, webcasts/podcasts, database subscriptions, research reports, surveys and similar or related tools and services.

The Audit Committee may choose to establish fee thresholds for pre-approved services (for example: “merger and acquisition due diligence services with fees not to exceed $100,000 without additional pre-approval from the Audit Committee”).

The Audit Committee may delegate to a Designated Member, who must satisfy the applicable independence requirements set forth in the NYSE Rules, the authority to grant pre-approvals of permitted services, or classes of permitted services, to be provided by the independent registered public accounting firm. Any decision by a Designated Member to pre-approve a permitted service shall be reported to the Audit Committee at its next regularly scheduled meeting.

All fees (audit, audit-related, tax and other) paid to the independent registered public accounting firm are disclosed in accordance with applicable SEC Rules.

Prohibited Services

The Company may not engage the independent registered public accounting firm to provide the non-audit services described below:

1.    Bookkeeping or other services related to the accounting records or financial statements of the Company. The independent registered public accounting firm cannot maintain or prepare the Company’s accounting records, prepare the Company’s financial statements that are filed with the SEC or prepare or originate source data underlying the Company’s financial statements, unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company’s financial statements.

2.    Financial information systems design and implementation. The independent registered public accounting firm cannot directly or indirectly operate, or supervise the operation of, the Company’s information system or manage the Company’s local area network, or design or implement a hardware or software system that aggregates source data underlying the Company’s financial statements or generates information that is significant to the Company’s financial statements or other financial information systems taken as a whole, unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company’s financial statements.

3.    Appraisal or valuation services, fairness opinions or contribution-in-kind reports. The independent registered public accounting firm cannot provide any appraisal service, valuation service or any service involving a fairness opinion or contribution-in-kind report for the Company, unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company’s financial statements.

4.    Actuarial services. The independent registered public accounting firm cannot provide any actuarially-oriented advisory service involving the determination of amounts recorded in the financial statements and related accounts for the Company other than assisting the Company in understanding the methods, models, assumptions and inputs used in computing an amount, unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company’s financial statements.

5.    Internal audit outsourcing services. The independent registered public accounting firm cannot provide any internal audit service to the Company that relates to the Company’s internal accounting controls, financial systems or financial statements, unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company’s financial statements.

6.    Management functions. Neither the independent registered public accounting firm, nor any of its partners or employees, can act, temporarily or permanently, as a director, officer or employee of the Company, or perform any decision-making, supervisory or ongoing monitoring function for the Company.

7.    Human resources. The independent registered public accounting firm cannot (A) search for or seek out prospective candidates for the Company’s managerial, executive or director positions; (B) engage in psychological testing, or other formal testing or evaluation programs, for the Company; (C) undertake reference checks of prospective candidates for executive or director positions with the Company; (D) act as a negotiator on the Company’s behalf, such as determining position, status or title, compensation, fringe benefits or other conditions of employment; or (E) recommend or advise the Company to hire a specific candidate for a specific job (except that the independent registered public accounting firm may, upon request by the Company, interview candidates and advise the Company on the candidate’s competence for financial accounting, administrative or control positions).

8.    Broker-dealer, investment advisor or investment banking services. The independent registered public accounting firm cannot act as a broker-dealer, promoter or underwriter on behalf of the Company, make investment decisions on behalf of the Company or otherwise have discretionary authority over the Company’s investments, execute a transaction to buy or sell the Company’s investment, or have custody of assets of the Company, such as taking temporary possession of securities purchased by the Company.

9.    Legal Services. The independent registered public accounting firm cannot provide any service to the Company that, under the circumstances in which the service is provided, could be provided only by someone licensed, admitted or otherwise qualified to practice law in the jurisdiction in which the service is provided.

10.    Expert services unrelated to the audit. The independent registered public accounting firm cannot provide an expert opinion or other expert service for the Company, or the Company’s legal representative, for the purpose of advocating the Company’s interests in litigation or in a regulatory or administrative proceeding or investigation. In any litigation or regulatory or administrative proceeding or investigation, the independent registered public accounting firm may provide factual accounts, including in testimony, of work performed or explain the positions taken or conclusions reached during the performance of any service provided by the independent registered public accounting firm to the Company.

Non-prohibited services shall be deemed to be permitted services and may be provided to the Company with the pre-approval of a Designated Member or the full Audit Committee, as described herein.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the transactions described below, since the beginning of the 2023 fiscal year, the Company is not aware of any transactions in which it or any of its subsidiaries was or will be a participant and in which any persons deemed to be “related persons” for purposes of Item 404(a) of SEC Regulation S-K had or will have a direct or indirect material interest that required the review and approval or ratification of the Governance Committee pursuant to the Company’s Related Person Transaction Policy and disclosure pursuant to Item 404(a) of SEC Regulation S-K:

Scotts LLC maintains a “time sharing agreement,” as that term is defined in the provisions of 14 C.F.R. § 91.501(b)(6) and (c)(1), as amended, with the Company’s CEO & President, Mr. Hagedorn. The agreement permits Mr. Hagedorn to purchase flight hours on Company aircraft for personal use at a cost that is calculated as the lesser of the Company’s incremental direct operating cost per flight hour or the maximum charge allowed for such flight as set forth in 14 C.F.R. § 91.501(d), as amended. During the 2023 fiscal year, Mr. Hagedorn purchased 138.4 flight hours under his time sharing agreement at a cost of $332,432, plus applicable federal excise taxes. Under the terms of the time sharing agreement, which is governed by the rules of the Federal Aviation Administration, the Company remains responsible for providing licensed and qualified pilots, maintaining the aircraft in airworthy operating condition, and carrying in full force and effect public liability, property damage, “all-risk” hull and any other necessary policies of insurance in respect of the aircraft, naming Mr. Hagedorn as an additional insured.

From time to time, Scotts LLC leases aircraft for business use from Hagedorn Aviation, Inc. (“Hagedorn Aviation”), an aircraft operating company of which Mr. Hagedorn is the majority shareholder. During the 2023 fiscal year, the Company leased Hagedorn Aviation aircraft at a cost of $211,813. Because fuel that has been purchased on a Company account is sometimes used in Hagedorn Aviation aircraft, Hagedorn Aviation is obligated to reimburse the Company for fuel used during the 2023 fiscal year in the amount of $985,972. The Company also has agreements with Hagedorn Aviation pursuant to which the Company, for a fee, provides Hagedorn Aviation with access to the services of the Company’s aviation mechanics and/or pilots in circumstances involving non-business, non-commuting flights on personal aircraft. The agreements were approved by the Governance Committee based on the Company’s interest in ensuring the safety and security of Mr. Hagedorn and provide that if Hagedorn Aviation uses the Company’s aviation mechanics and/or pilots from time to time, Hagedorn Aviation must reimburse the Company at annually established rates reflecting the costs to the Company of employing the aviation mechanics and/or pilots, as appropriate. During the 2023 fiscal year, Hagedorn Aviation accessed the services of pilots and mechanics in the amount of $12,045 and $16,575, respectively.

The Farms For City Kids Foundation, Inc. (“Farms”) is a 501(c)(3) nonprofit organization that annually hosts more than 750 students in an all-expense paid one-week residential educational program at Spring Brook Farm in Reading, Vermont, a working farmstead that Farms owns and operates. Modeled on a similar program in the United Kingdom, Farms provides school-aged children from less-advantaged backgrounds in areas including metropolitan New York, Boston and Vermont with educational opportunities they would not otherwise have. By engaging in hands-on learning in outdoor classrooms, these young people connect with the natural world and explore new dimensions of learning as academics integrate with everyday farm activities and sustainable agricultural practices. Mr. Hagedorn and his wife, Karli Hagedorn, founded Farms in 1992, and they currently serve as board members as well as Vice President and President, respectively. During the 2023 fiscal year, Farms received $625,504 in support that the Company either directly provided or helped generate.

The Hagedorn Legacy Foundation (“HLF”) is a private charitable foundation with 501(c)(3) status. HLF’s directors and officers include Mr. Hagedorn, other members of the Hagedorn family and certain Company employees. The Scotts Miracle-Gro Foundation (“SMGF”) is a 501(c)(3) established in 2018 to promote the Company’s support of efforts to address environmental and social issues that impact the community. SMGF focuses its work in four areas: community enhancement, environmental improvement, youth empowerment, and social justice. HLF and SMGF have partnered over the years to fund an endowment at The Ohio State University that provides direct scholarship support for entrepreneurially minded students who have a financial need. SMGF also collaborates with HLF on its Legacy Project, a unique jointly funded coaching program that gives motivated students personal one-on-one coaching to help them successfully move through their high school years and into a post-secondary learning experience. Students get opportunities to interact with entrepreneurial thinkers, learn more about their own character strengths, develop and work toward their own goals, develop inquiry, problem-solving, and other skills for success in the professional world, and they receive financial support for college or other post-secondary training. During the 2023 fiscal year, HLF received an aggregate of $221,159 comprised of direct financial support from SMGF and/or indirect administrative support from Scotts LLC.

Christopher J. Hagedorn is the son of Mr. Hagedorn. Mr. C. Hagedorn is currently employed by The Hawthorne Gardening Company, a subsidiary of the Company as Division President. During the 2023 fiscal year, Mr. C. Hagedorn received salary, bonus and other payments in the amount of $1,577,672. Mr. C. Hagedorn is also eligible to participate in the incentive plans, retirement plans, insurance programs, health benefits and other similar employee welfare benefit arrangements available to other employees of comparable level and on substantially similar terms and conditions.

Nicholas Hagedorn is the son of Mr. Hagedorn and brother of Mr. C. Hagedorn. Mr. N. Hagedorn is currently employed by The Hawthorne Gardening Company, a subsidiary of the Company as Chief Genetics Officer. During the 2023 fiscal year, Mr. N. Hagedorn received salary, bonus and other payments in the amount of $252,864. Mr. N. Hagedorn is also eligible to participate in the incentive plans, retirement plans, insurance programs, health benefits and other similar employee welfare benefit arrangements available to other employees of comparable level and on substantially similar terms and conditions.

Jordan Littlefield, Ms. Littlefield’s son, is currently employed by Scotts LLC as Brand Director. During the 2023 fiscal year, Mr. Littlefield received salary, bonus and other payments in the amount of $252,398. Mr. Littlefield is also eligible to participate in the incentive plans, retirement plans, insurance programs, health benefits and other similar employee welfare benefit arrangements available to other employees of comparable level and on substantially similar terms and conditions.

Amanda Rico, Ms. Stump’s daughter, was employed by The Hawthorne Gardening Company, a subsidiary of the Company as Vice President, Human Resources until October 1, 2022. During the 2023 fiscal year, Ms. Rico received transition payments and other financial benefits in the amount of $256,598. Ms. Rico was also eligible to participate in the incentive plans, retirement plans, insurance programs, health benefits and other similar employee welfare benefit arrangements available to other employees of comparable level and on substantially similar terms and conditions.

Adam Hanft, a current non-employee director, is the principal and Chief Executive Officer of Hanft Ideas LLC and is an award-winning brand strategist whose creative contributions are widely recognized. Hanft Ideas LLC had entered into a letter agreement, which ended on January 31, 2023, with Hanft Ideas LLC to provide strategic consulting services to the Company on marketing matters, including (i) providing insights and expertise to help inspire and develop a culture of creativity, (ii) providing recommendations to our CEO on marketing strategy issues, (iii) periodically participating in marketing meetings to support the execution of marketing initiatives, and (iv) providing support on other marketing issues as requested by the Company. During the 2023 fiscal year, in exchange for consulting services, the Company paid Hanft Ideas LLC $300,000. The amounts paid by the Company for consulting services are in addition to the cash, equity or other compensation Mr. Hanft receives for his services as a director on our Board.

Policies and Procedures with Respect to Related Person Transactions

The Board has adopted a written Related Person Transaction Policy (the “Related Person Policy”) to assist it in reviewing and approving or ratifying transactions with persons who are deemed “related persons” for purposes of Item 404(a) of SEC Regulation S-K (collectively, “related persons”), and to assist the Company in the preparation of the related person transaction disclosures required by the SEC. The Related Person Policy supplements the Company’s other policies that may apply to transactions with related persons, such as the Corporate Governance Guidelines and the Code of Business Conduct and Ethics. Any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which: (i) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year; (ii) the Company or one of its subsidiaries is a participant; and (iii) any related person has or will have a direct or indirect interest, is within the scope of the Related Person Policy.

The Company’s directors and executive officers are required to provide prompt and detailed notice of any potential Related Person Transaction (as defined in the Related Person Policy) to the Chair of the Governance Committee. If a Related Person Transaction is related to the employment, compensation or benefits of any person, the Compensation Committee shall exercise the authority of the Governance Committee with respect to such transaction. For purposes of this discussion, the Governance Committee or Compensation Committee, when exercising its authority pursuant to the Related Person Policy, shall be referred to as the RPT Approving Committee

The Chair of the RPT Approving Committee will analyze the particular transaction and determine whether the transaction constitutes a Related Person Transaction requiring compliance with the Related Person Policy. The RPT Approving Committee shall conduct a reasonable prior review of the material facts of all Related Person Transactions that require the RPT Approving Committee’s approval and either approve or prohibit the transaction if it determines it to be inconsistent with the interests of the Company and its shareholders.

In determining whether to approve or prohibit a Related Person Transaction, the RPT Approving Committee will take into account, among other factors it deems appropriate, whether the Related Person Transaction is on terms no less favorable to the Company or the applicable subsidiary than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. No director may participate in the discussion or approval of any Related Person Transaction in which such director has a direct or indirect interest, other than to provide material information about the Related Person Transaction to the RPT Approving Committee.

If a Related Person Transaction is ongoing, the RPT Approving Committee may establish guidelines for the Company’s management to follow in the ongoing dealings of the Company or the applicable subsidiary with the related person. Further, on at least an annual basis, the RPT Approving Committee will review and assess each ongoing Related Person Transaction to ensure that such Related Person Transaction remains appropriate and any established guidelines for the Related Person Transaction are being complied with.

The following transactions have been deemed to be pre-approved for purposes of the Related Person Policy:

•ordinary course transactions not exceeding $120,000;

•executive officer compensation arrangements, provided that (a) the related compensation is required to be reported in the Company’s proxy statement pursuant to the compensation disclosure requirements of the SEC, or (b) the executive officer is not an immediate family member of another executive officer or director of the Company, the related compensation would have been reported in the Company’s proxy statement pursuant to the compensation disclosure requirements of the SEC if the executive officer was an “NEO,” and the Compensation Committee approved the compensation;

•director compensation arrangements approved by the Board, provided that the related compensation is required to be reported in the Company’s proxy statement pursuant to the compensation disclosure requirements of the SEC;

•transactions with other companies where the related person’s interest is solely as an employee (other than an executive officer), a director or less than 10% owner of the other company, if the aggregate amount is less than $1.0 million or 2% of the other company’s total annual revenues;

•charitable contributions where the related person’s only relationship to the charitable organization, foundation or university is as an employee (other than an executive officer) or a director, if the aggregate amount is less than $1.0 million or 2% of the charitable organization’s total annual receipts;

•transactions where the related person’s interest arises solely from the ownership of Common Shares and all shareholders receive a proportional benefit (e.g., dividends);

•transactions involving competitive bids;

•regulated transactions; and

•certain banking-related services.

The RPT Approving Committee reviewed each of the Related Person Transactions discussed above and, after considering all of their relevant facts and circumstances, approved them for the 2023 fiscal year.

EQUITY COMPENSATION PLAN INFORMATION

There are three equity compensation plans under which the Common Shares are authorized for issuance to eligible directors, officers, employees or third-party service providers:

•the Long-Term Incentive Plan;

•the Discounted Stock Purchase Plan; and

•the ERP.

The following table summarizes equity compensation plan information for the Long-Term Incentive Plan and the Discounted Stock Purchase Plan as a group, both of which are shareholder approved, and for the ERP, which is not subject to shareholder approval, in each case as of September 30, 2023. No disclosure is included in respect of the RSP as it is intended to meet the qualification requirements of IRC § 401(a).

The information included below reflects the equity compensation plan information as of September 30, 2023 and therefore does not correspond to the supplemental disclosure included in “PROPOSAL NUMBER 4 — APPROVAL OF AMENDMENT AND RESTATEMENT OF THE SCOTTS MIRACLE-GRO COMPANY LONG-TERM INCENTIVE PLAN” which reflect our Common Shares to be Issued and our Common Shares remaining available for grant as of November 27, 2023.

Plan Category	(a) Number of Common Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		(c) Number of Common Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Common Shares Reflected In Column(a))
Equity compensation plans approved by shareholders	2,347,811	(1)	$76.64	(2)	3,351,042	(3)
Equity compensation plans not approved by shareholders	n/a	(4)	n/a		n/a	(5)
Total	2,347,811		$76.64	(2)	3,351,042
________________________

(1)    Includes 1,191,183 Common Shares issuable upon exercise of NSOs granted under the Long-Term Incentive Plan, of which 399,223 are fully vested as of September 30, 2023; 611,838 Common Shares issuable upon vesting of RSUs and DSUs granted under the Long-Term Incentive Plan (23,909 of which are fully vested as of September 30, 2023); and 544,790 Common Shares representing the target number of PUs granted under the Long-Term Incentive Plan (assuming the underlying performance criteria applicable to the PUs achieve a target level of performance for the applicable performance periods).

The number of Common Shares reported in column (a) does not reflect up to an additional 121,440 Common Shares that may pay out if the outstanding PUs granted in the 2022 fiscal year achieve the 250% maximum payout level.

(2)    Represents the weighted-average exercise price of outstanding NSOs granted under the Long-Term Incentive Plan.

(3)    Includes 120,318 Common Shares remaining available for issuance under the Discounted Stock Purchase Plan and 3,230,724 Common Shares authorized and remaining available for issuance under the Long-Term Incentive Plan. This amount may be reduced proportionate to the maximum amount of Common Shares that may be paid out if the PUs achieve a payout above target level as discussed in note (1) above, and further reduced by the 2:1 full value adjustment factor pursuant to the terms of the Long-Term Incentive Plan.

(4)    As of September 30, 2023, the Company is holding 207,992 Common Shares which were credited to the respective bookkeeping accounts of participants in the ERP. This number has been rounded to the nearest whole Common Share. Such Common Shares were acquired by the Company at fair value in the open market, based on a participant directed election to designate a portion of its respective salary and bonus deferrals as Supplemental Retirement Account contributions to be invested in Common Shares and distributed to the participant at the applicable distribution date(s).

The Common Shares, which are held in a trust account for the benefit of the participant, are already included as part of the Company’s issued and outstanding share balance as of September 30, 2023.

(5)    Since the Common Shares held in the ERP are acquired by the plan as market shares, the ERP does not provide for a specified limit on the number of Common Shares that may be credited to participants’ bookkeeping accounts. Please see the description of the ERP in the section captioned “Elements of Executive Compensation — Retirement Plans and Deferred Compensation Benefits (long-term compensation element)” within the CD&A. Participant account balances in the ERP may be credited to one or more benchmark investment funds, including a Company stock fund and mutual fund investments, which are substantially consistent with the investment options permitted under the RSP. The amount credited to the benchmark Company stock fund is recorded as Common Shares. The amount credited to one of the benchmark mutual fund investments is recorded as mutual fund shares.

Discounted Stock Purchase Plan

The Company currently maintains a Discounted Stock Purchase Plan, which provides a means for eligible associates to purchase Common Shares at a price equal to at least 85% of the fair value of the Common Shares on the applicable Purchase Date (as defined in the Discounted Stock Purchase Plan). Participants in the Discounted Stock Purchase Plan may elect to purchase Common Shares either via payroll deductions each pay period or via lump contributions to the plan; both methods are subject to an aggregate purchase limit of $36,000 per plan year.

Any U.S.-based full-time or permanent part-time employee of the Company (or a designated subsidiary of the Company) who has reached age 18 and has been an employee for at least 15 days before the applicable Purchase Date is eligible to participate in the Discounted Stock Purchase Plan. Any employee of the Company (or a designated subsidiary of the Company) based in Canada or The Netherlands who meets certain eligibility criteria is also eligible to participate in the Discounted Stock Purchase Plan.

Common Shares acquired through the Discounted Stock Purchase Plan are held in a custodial account maintained on the participant’s behalf, and may not be sold until the earliest of: (1) the date the participant terminates employment; (2) 12 months after a Purchase Date; or (3) the date on which a change in control affecting the Company occurs. Upon any such event, all whole Common Shares and cash held in a participant’s custodial account will be made available to the participant under procedures developed by the custodian for the Discounted Stock Purchase Plan and the committee appointed by the Board to administer the Discounted Stock Purchase Plan. Any fractional Common Shares that are to be withdrawn from a custodial account will be distributed in cash equal to the fair value of the fractional Common Share on the termination date.

Participants are entitled to vote the number of whole and fractional Common Shares credited to their respective custodial accounts.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Common Shares are the only outstanding class of voting securities of the Company. The following table furnishes certain information regarding the beneficial ownership of the Common Shares as of November 27, 2023 by each of the current directors of the Company, each nominee for election as a director, each NEO listed in the Summary Compensation Table, all current directors and executive officers as a group, and all persons known to the Company to beneficially own more than 5% of the outstanding Common Shares. With respect to the 5% holders, the reported Common Shares are as of the date described in the applicable footnote. As of November 27, 2023, there were 56,679,088 Common Shares issued and outstanding.

	Amount and Nature of Beneficial Ownership(1)
Name and Address of Beneficial Owner	Common Shares Presently Held	Common Share Equivalents Presently Held(2)	Options(3)	Total	Percent of Class
Edith Avilés	1,419	—	—	1,419(4)	*
Nathan E. Baxter (5)	13,970,651(6)	—	—	13,970,651(7)	24.65%
David C. Evans (5)	12,538	—	—	12,538(8)	*
Matthew E. Garth (5)	594	6,790(9)	—	7,384(10)	*
James Hagedorn (5)	14,009,229(11)	547(12)	803,529(13)	14,813,305(14)	25.77%
Adam Hanft	29,496	2,544(15)	—	32,040(16)	*
Stephen L. Johnson	14,832	2,674(17)	—	17,506(18)	*
Thomas N. Kelly Jr.	10,152	2,544(19)	—	12,696(20)	*
Mark D. Kingdon	—	—	—	—(21)	*
Katherine Hagedorn Littlefield	13,974,598(22)	2,544(23)	—	13,977,142	24.66%
Michael C. Lukemire (5)(24)	95,813(25)	—	80,578(26)	176,391(27)	*
Nancy G. Mistretta	16,795	2,544(28)	—	19,339(29)	*
Brian E. Sandoval	—	1,442(30)	—	1,442(31)	*
Peter E. Shumlin	7,790	4,086(32)	—	11,876(33)	*
Denise S. Stump (5)(34)	35,828(35)	532(36)	29,933(37)	66,293(38)	*
John R. Vines	12,013	2,987(39)	—	15,000(40)	*
All current directors and executive officers as a group (17 individuals)	14,297,521	29,234	923,465	15,250,220(41)	26.46%
Hagedorn Partnership, L.P.	13,970,295(42)	—	—	13,970,295	24.65%
44 South Bayles Ave., Suite 218, Port Washington, NY 11050
Kayne Anderson Rudnick Investment Management LLC (43)	4,753,635(44)	—	—	4,753,635	8.39%
2000 Avenue of the Stars, Suite 1110 Los Angeles, CA 90067
The Vanguard Group (45)	4,545,408(46)	—	—	4,545,408	8.02%
100 Vanguard Blvd. Malvern, PA 19355
BlackRock, Inc. (47)	3,747,962(48)	—	—	3,747,962	6.61%
55 East 52nd Street New York, NY 10055
T. Rowe Price Associates, Inc. (49)	3,330,654(50)	—	—	3,330,654	5.88%
100 E. Pratt Street Baltimore, MD 21202
________________________
* Less than 1%

(1)Unless otherwise indicated, the beneficial owner has sole voting and dispositive power as to all Common Shares reflected in the table. All fractional Common Shares have been rounded to the nearest whole Common Share. The mailing address of each of the current executive officers and directors of the Company is 14111 Scottslawn Road, Marysville, Ohio 43041.

(2)Common Share Equivalents Presently Held amounts include (in each case to the extent such Common Shares may be acquired within 60 days of November 27, 2023): (a) Common Shares represented by amounts credited to the benchmark Company stock fund within the executive officer’s bookkeeping account under the ERP; (b) Common Shares subject to RSUs or PUs granted to executive officers under the Long-Term Incentive Plan; and (c) Common Shares subject to DSUs and/or RSUs granted to non-employee directors (together with related dividend equivalents) under the Long-Term Incentive Plan. The individual has no voting or dispositive power with respect to the Common Shares attributable to the individual’s bookkeeping account under the ERP or the Common Shares subject to RSUs, PUs or DSUs.

Amounts credited to the benchmark Company stock fund under the ERP are to be distributed in Common Shares.

Each whole RSU or PU (to the extent the underlying performance criteria are achieved) granted to an executive officer represents a contingent right to receive one Common Share. In general, RSUs and PUs granted to an executive officer vest on the third anniversary of the grant date, and are subject to earlier vesting in the event of retirement, death or disability of the individual or a change in control of the Company in certain circumstances, but otherwise will be forfeited in the event of termination prior to the third anniversary of the grant date. Subject to the terms of the Long-Term Incentive Plan, whole vested RSU or PU granted to an executive officer will be settled in a lump sum as soon as administratively practicable, but in no event later than 90 days following the earliest to occur of: (i) termination due to death or disability; or (ii) the third anniversary of the grant date.

Each whole RSU granted to a non-employee director represents a contingent right to receive one Common Share. In general, RSUs granted to non-employee directors vest on the first anniversary of the grant date and the vested RSUs are settled on the third anniversary of the grant date. Each dividend equivalent represents the right to receive additional RSUs in respect of dividends that are declared and paid during the period beginning on the grant date and ending on the settlement date with respect to the Common Share represented by the related RSU. Additional details about the vesting and settlement schedule associated with RSUs granted to non-employee directors is discussed in the section captioned “NON-EMPLOYEE DIRECTOR COMPENSATION.”

Each whole DSU granted to a non-employee director, which is fully vested at the date of grant, represents a contingent right to receive one Common Share on a pre-defined future date. Each dividend equivalent represents the right to receive additional DSUs in respect of dividends that are declared and paid during the period beginning on the grant date and ending on the settlement date with respect to the Common Share represented by the related DSU. With respect to Mr. Johnson and Mr. Shumlin, amounts include fully vested DSUs granted in connection with their elections to defer a portion of the cash retainer received for services as a director in one or more prior years.

(3)     Amounts represent Common Shares that can be acquired upon the exercise of options that are currently exercisable or will first become exercisable within 60 days of November 27, 2023.

(4)    Does not include 2,636 Common Shares that are the subject of RSUs granted to Ms. Avilés, which remain subject to vesting and/or settlement provisions.

(5)    Individual named in the Summary Compensation Table.

(6)    Mr. Baxter is a general partner of Hagedorn Partnership, L.P. (the “Hagedorn Partnership”), and has shared voting power with respect to the Common Shares held by the Hagedorn Partnership. See note (42) below for additional information regarding the Hagedorn Partnership. Includes, in addition to those Common Shares described in note (42) below, 356 Common Shares held in his custodial account under the Discounted Stock Purchase Plan.

(7)    Does not include the aggregate of: (a) 103,864 Common Shares that are the subject of NSOs granted to Mr. Baxter; (b) 13,472 Common Shares that are the subject of PUs granted to Mr. Baxter; and (c) 38,674 Common Shares that are the subject of RSUs granted to Mr. Baxter, all of which remain subject to either the underlying performance criteria, vesting and/or settlement provisions.

(8)    Does not include 5,180 Common Shares that are the subject of RSUs granted to Mr. Evans, which remain subject to vesting and/or settlement provisions.

(9)    Represents Common Shares that are the subject of RSUs granted to Mr. Garth, which remain subject to vesting and/or settlement provisions.

(10)    Does not include the aggregate of: (a) 108,581 Common Shares that are the subject of NSOs granted to Mr. Garth; (b) 10,940 Common Shares that are the subject of PUs granted to Mr. Garth; and (c) 6,790 Common Shares that are the subject of RSUs granted to Mr. Garth, all of which remain subject to either the underlying performance criteria, vesting and/or settlement provisions.

(11)    Mr. Hagedorn is a general partner of the Hagedorn Partnership and has shared voting power with respect to the Common Shares held by the Hagedorn Partnership and sole investment power with respect to 1,475,074 of such Common Shares. See note (42) below for additional information regarding the Hagedorn Partnership. Includes, in addition to those Common Shares described in note (42) below, (a) 27,384 Common Shares that are allocated to Mr. Hagedorn’s account and held by the trustee under the RSP; and (b) 11,550 Common Shares held in his custodial account under the Discounted Stock Purchase Plan.

(12)     Represents Common Shares credited to the benchmark Company stock fund within Mr. Hagedorn’s bookkeeping account under the ERP.

(13)    Represents Common Shares that are the subject of NSOs granted to Mr. Hagedorn that are either fully vested or subject to retirement provisions.

(14)    Does not include the aggregate of: (a) 181,797 Common Shares credited to the benchmark Company stock fund within Mr. Hagedorn’s bookkeeping account under the ERP; (b) 66,338 Common Shares that are the subject of PUs granted to Mr. Hagedorn; and (c) 33,149 Common Shares that are the subject of RSUs granted to Mr. Hagedorn, all of which remain subject to either the underlying performance criteria, vesting and/or settlement provisions.

(15)    Represents Common Shares that are the subject of RSUs granted to Mr. Hanft, which remain subject to vesting and/or settlement provisions.

(16)    Does not include 2,636 Common Shares that are the subject of RSUs granted to Mr. Hanft, which remain subject to vesting and/or settlement provisions.

(17)    Represents the aggregate of: (a) 2,544 Common Shares that are the subject of RSUs granted to Mr. Johnson; and (b) 130 Common Shares that are the subject of DSUs granted to Mr. Johnson in connection with his election to defer 25% of his cash retainer for services as a director, all of which remain subject to vesting and/or settlement provisions.

(18)    Does not include 2,636 Common Shares that are the subject of RSUs granted to Mr. Johnson, which remain subject to vesting and/or settlement provisions.

(19)    Represents Common Shares that are the subject of RSUs granted to Mr. Kelly, which remain subject to vesting and/or settlement provisions.

(20)    Does not include 2,636 Common Shares that are the subject of RSUs granted to Mr. Kelly, which remain subject to vesting and/or settlement provisions.

(21)    Does not include 1,516 Common Shares that are the subject of RSUs granted to Mr. Kingdon, which remain subject to vesting and/or settlement provisions.

(22)    Ms. Littlefield is a general partner of the Hagedorn Partnership and has shared voting power with respect to the Common Shares held by the Hagedorn Partnership and sole investment power with respect to 2,721,349 of such Common Shares. See note (42) below for additional information regarding the Hagedorn Partnership. Includes, in addition to those Common Shares described in note (42) below, 4,303 Common Shares held by Ms. Littlefield directly.

(23)    Represents Common Shares that are the subject of RSUs granted to Ms. Littlefield, which remain subject to vesting and/or settlement provisions.

(24)    Mr. Lukemire’s holdings are as of October 1, 2023, the date he departed from the Company.

(25)    Represents the aggregate of: (a) 95,210 Common Shares held by Mr. Lukemire directly; and (b) 603 Common Shares that are allocated to Mr. Lukemire’s account and held by the trustee under the RSP.

(26)    Represents Common Shares that are the subject of NSOs granted to Mr. Lukemire that are either fully vested or subject to retirement provisions.

(27)    Does not include the aggregate of: (a) 11,227 Common Shares that are the subject of RSUs granted to Mr. Lukemire; and (b) 22,114 Common Shares that are the subject of PUs granted to Mr. Lukemire, all of which remain subject to either the underlying performance criteria, vesting and/or settlement provisions.

(28)    Represents Common Shares that are the subject of RSUs granted to Ms. Mistretta, which remain subject to vesting and/or settlement provisions.

(29)    Does not include 2,636 Common Shares that are the subject of RSUs granted to Ms. Mistretta, which remain subject to vesting and/or settlement provisions.

(30)    Represents Common Shares that are the subject of RSUs granted to Mr. Sandoval, which remain subject to vesting and/or settlement provisions.

(31)    Does not include 4,079 Common Shares that are the subject of RSUs granted to Mr. Sandoval, which remain subject to vesting and/or settlement provisions.

(32)    Represents the aggregate of: (a) 2,544 Common Shares that are the subject of RSUs granted to Mr. Shumlin; and (b) 1,542 Common Shares that are the subject of DSUs granted to Mr. Shumlin in connection with his election to defer 100% of his cash retainer for services as a director, all of which remain subject to vesting and/or settlement provisions.

(33)    Does not include 4,079 Common Shares that are the subject of RSUs granted to Mr. Shumlin, which remain subject to vesting and/or settlement provisions.

(34)    Ms. Stump’s holdings are as of October 1, 2023, the date she departed from the Company.

(35)    Represents the aggregate of: (a) 35,428 Common Shares held by Ms. Stump directly; and (b) 400 Common Shares held in her custodial account under the Discounted Stock Purchase Plan.

(36)    Represents Common Shares credited to the benchmark Company stock fund within Ms. Stump’s bookkeeping account under the ERP.

(37)    Represents Common Shares that are the subject of NSOs granted to Ms. Stump that are either fully vested or subject to retirement provisions.

(38)    Does not include the aggregate of: (a) 13,004 Common Shares credited to the benchmark Company stock fund within Ms. Stump’s bookkeeping account under the ERP; (b) 4,134 Common Shares that are the subject of RSUs granted to Ms. Stump; and (c) 8,293 Common Shares that are the subject of PUs granted to Ms. Stump, all of which remain subject to either the underlying performance criteria, vesting and/or settlement provisions.

(39)    Represents Common Shares that are the subject of RSUs granted to General Vines, which remain subject to vesting and/or settlement provisions.

(40)    Does not include 3,263 Common Shares that are the subject of RSUs granted to General Vines, which remain subject to vesting and/or settlement provisions.

(41)    Does not include 922,516 Common Shares which remain subject to either the underlying performance criteria, vesting and/or settlement provisions.

(42)    The Hagedorn Partnership is the record owner of 13,970,295 Common Shares. Of those Common Shares, 1,100,000 are pledged as security for a line of credit with a bank. James Hagedorn, Katherine Hagedorn Littlefield, Robert Hagedorn,

Susan Hagedorn and Nathan E. Baxter are general partners of the Hagedorn Partnership and, with the exception of Mr. Baxter, the former shareholders of Stern’s Miracle-Gro Products, Inc. (“Miracle-Gro Products”). All but Mr. Baxter are siblings. The general partners (a) share voting power with respect to the Common Shares held by the Hagedorn Partnership and (b) sole investment power with respect to the Common Shares held in the applicable general partner’s account at the Hagedorn Partnership. James Hagedorn and Katherine Hagedorn Littlefield are directors of the Company. James Hagedorn and Nathan E. Baxter are executive officers of the Company.

The Amended and Restated Agreement and Plan of Merger, dated as of May 19, 1995 (the “Miracle-Gro Merger Agreement”), among The Scotts Company, ZYX Corporation, Miracle-Gro Products, Stern’s Nurseries, Inc., Miracle-Gro Lawn Products Inc., Miracle-Gro Products Limited, the Hagedorn Partnership, the general partners of the Hagedorn Partnership at that time, Horace Hagedorn, Community Funds and John Kenlon, as amended by the First Amendment to Amended and Restated Agreement and Plan of Merger, made and entered into as of October 1, 1999 (the “First Amendment”), limits the ability of the Hagedorn Partnership and the other shareholders of Miracle-Gro Products (the “Miracle-Gro Shareholders”) to acquire additional voting securities of the Company. Under the terms of the Merger Agreement, as amended by the First Amendment, the Miracle-Gro Shareholders may not collectively acquire, directly or indirectly, beneficial ownership of Voting Stock (defined in the Miracle-Gro Merger Agreement, as amended by the First Amendment, to mean the Common Shares and any other securities issued by the Company that are entitled to vote generally for the election of directors of the Company) representing more than 49% of the total voting power of the outstanding Voting Stock, except pursuant to a tender offer for 100% of that total voting power, which tender offer is made at a price per share that is not less than the market price per share on the last trading day before the announcement of the tender offer and is conditioned upon the receipt of at least 50% of the Voting Stock beneficially owned by shareholders of the Company other than the Miracle-Gro Shareholders and their affiliates and associates.

(43)    All information presented in this table regarding Kayne Anderson Rudnick Investment Management, LLC (“Kayne”) was derived from the Schedule 13G/A (the “Kayne Schedule 13G”), filed by Kayne with the SEC on February 14, 2023 to report beneficial ownership of the Company’s Common Shares as of December 31, 2022.

(44)    In the Kayne Schedule 13G, Kayne reported sole voting power with respect to 3,719,597 Common Shares, shared voting power with respect to 779,330 Common Shares, sole dispositive power with respect to 3,974,305 Common Shares and shared dispositive power with respect to 779,330 Common Shares.

(45)    All information presented in this table regarding The Vanguard Group (“Vanguard”) was derived from the Schedule 13G/A (the “Vanguard Schedule 13G”), filed by Vanguard with the SEC on February 9, 2023 to report beneficial ownership of the Company’s Common Shares as of December 30, 2022.

(46)    In the Vanguard Schedule 13G, Vanguard reported sole voting power with respect to 0 Common Shares, shared voting power with respect to 15,058 Common Shares, sole dispositive power with respect to 4,491,302 Common Shares and shared dispositive power with respect to 54,106 Common Shares.

(47)    All information presented in this table regarding BlackRock, Inc. (“BlackRock”) was derived from the Schedule 13G/A (the “BlackRock Schedule 13G”), filed by BlackRock with the SEC on February 1, 2023 to report beneficial ownership of the Company’s Common Shares as of December 31, 2022.

(48)    In the BlackRock Schedule 13G, BlackRock reported sole voting power with respect to 3,622,538 Common Shares, shared voting power with respect to 0 Common Shares, sole dispositive power with respect to 3,747,962 Common Shares and shared dispositive power with respect to 0 Common Shares.

(49)    All information presented in this table regarding T. Rowe Price Associates, Inc. (“Price”) was derived from the Schedule 13G (the “Price Schedule 13G”), filed by Price with the SEC on February 14, 2023 to report beneficial ownership of the Company’s Common Shares as of December 31, 2022.

(50)    In the Price Schedule 13G, Price reported sole voting power with respect to 1,349,842 Common Shares, shared voting power with respect to 0 Common Shares, sole dispositive power with respect to 3,330,654 Common Shares and shared dispositive power with respect to 0 Common Shares.

DELINQUENT 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and any persons beneficially holding more than 10% of the Company’s outstanding Common Shares to file statements reporting their initial beneficial ownership of Common Shares, and any subsequent changes in beneficial ownership, with the SEC by specified due dates that have been established by the SEC. Based solely upon the Company’s review of (a) Section 16(a) statements filed on behalf of these persons for their respective transactions during the Company’s 2023 fiscal year and (b) representations received from these persons that no other Section 16(a) statements were required to be filed by them for their respective transactions during the Company’s 2023 fiscal year, the Company believes that all Section 16(a) filing requirements applicable to its directors and executive officers and persons beneficially holding more than 10% of the Company’s outstanding Common Shares were complied with during the Company’s 2023 fiscal year, except each of Mr. Hagedorn, Mr. C. Hagedorn, Denise S. Stump, Michael C. Lukemire, and Ivan C. Smith filed one report late and Mr. Evans filed two reports late.

SHAREHOLDER PROPOSALS FOR 2025 ANNUAL MEETING OF SHAREHOLDERS

Shareholder proposals must be received by the Corporate Secretary of the Company no later than August 15, 2024 to be eligible for inclusion in the Company’s form of proxy, notice of meeting and proxy statement relating to the 2025 Annual Meeting of Shareholders. The Company will not be required to include in its proxy materials a shareholder proposal that is received after that date or that otherwise fails to meet the requirements for shareholder proposals established by applicable SEC Rules. In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies for the 2025 Annual Meeting of Shareholders in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 of the Exchange Act no later than November 23, 2024.

The SEC has promulgated rules relating to the exercise of discretionary voting authority pursuant to proxies solicited by the Board. If a shareholder intends to present a proposal at the 2025 Annual Meeting of Shareholders without including that proposal in the Company’s proxy materials and written notice of the proposal is not received by the Corporate Secretary of the Company by October 29, 2024, or if the Company meets other requirements of the applicable SEC Rules, then the proxies solicited by the Board for use at the 2025 Annual Meeting of Shareholders will confer discretionary authority to the individuals acting under the proxies to vote on the proposal at the 2025 Annual Meeting of Shareholders.

In each case, written notice must be given to the Company’s Corporate Secretary at the following address: The Scotts Miracle-Gro Company, 14111 Scottslawn Road, Marysville, Ohio 43041, Attn: Corporate Secretary.

The Company’s 2025 Annual Meeting of Shareholders is currently scheduled to be held on January 27, 2025.

OTHER BUSINESS

As of the date of this Proxy Statement, the Board knows of no matter that will be properly presented for action at the Annual Meeting other than those matters discussed in this Proxy Statement. However, if any other matter requiring a vote of the shareholders properly comes before the Annual Meeting, the individuals acting under the proxies solicited by the Board will vote and act according to their best judgments in light of the conditions then prevailing, to the extent permitted under applicable law.

ANNUAL REPORT ON FORM 10-K

Audited consolidated financial statements for the Company and its subsidiaries for the 2023 fiscal year are included in the Company’s 2023 Annual Report. Copies of the Company’s 2023 Annual Report and the Company’s Annual Report on Form 10-K for the 2023 fiscal year (excluding exhibits, unless such exhibits have been specifically incorporated by reference therein) may be obtained, without charge, from the Company’s Investor Relations Department at 14111 Scottslawn Road, Marysville, Ohio 43041. The Company’s Annual Report on Form 10-K for the 2023 fiscal year is also available on the Company’s website located at http://investor.scotts.com and on the SEC’s website located at www.sec.gov.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

Registered shareholders can further save the Company expense by consenting to receive all future proxy statements, forms of proxy and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please access the website www.proxyvote.com when transmitting your voting instructions and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. Your choice will remain in effect unless and until you revoke it.

To revoke your decision to receive or access shareholder communications electronically, access the website www.proxyvote.com, enter your current PIN, select “Cancel my Enrollment” and click on the Submit button. After submitting your entry, the Cancel Enrollment Confirmation screen will be displayed. This screen will show your current Enrollment Number. To confirm your enrollment cancellation, click on the Submit button. Otherwise, click on the Back button to return to the Enrollment Maintenance screen. After submitting your entry, the Cancel Enrollment Complete screen will be displayed. This screen will indicate that your enrollment has been cancelled. You may be asked to complete a brief survey to help us understand why you opted out of electronic delivery. You will be sent an e-mail message confirming the cancellation of your enrollment. No further electronic communications will be conducted for your account and your Enrollment Number will be marked as “Inactive.” You may at any time reactivate your enrollment. You will be responsible for any fees or charges that you would typically pay for access to the Internet.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The SEC has implemented rules regarding the delivery of proxy materials (i.e., annual reports to shareholders, proxy statements and Notices of Internet Availability of Proxy Materials) to two or more registered shareholders sharing the same household. This method of delivery, often referred to as “householding,” permits the Company to send: (a) a single annual report and/or a single proxy statement; or (b) a single Notice of Internet Availability of Proxy Materials to multiple registered shareholders who share an address. In each case, each registered shareholder at the shared address must consent to the householding process in accordance with applicable SEC Rules. Each registered shareholder would continue to receive a separate form of proxy with proxy materials delivered by mail or e-mail.

Only one copy of this Proxy Statement and the Company’s 2023 Annual Report or one copy of the Notice of Internet Availability of Proxy Materials is being delivered to multiple registered shareholders at a shared address who have affirmatively consented, in writing, to the householding process, unless the Company has subsequently received contrary instructions from one or more of such registered shareholders. A separate form of proxy is being included for each account at the shared address to which paper copies of this Proxy Statement and the Company’s 2023 Annual Report have been delivered. The Company will promptly deliver, upon written or oral request, a separate copy of this Proxy Statement and the Company’s 2023 Annual Report or a separate copy of the Notice of Internet Availability of Proxy Materials to a registered shareholder at a shared address to which a single copy of these documents was delivered. A registered shareholder at a shared address may contact the Company by mail addressed to The Scotts Miracle-Gro Company, Investor Relations Department, 14111 Scottslawn Road, Marysville, Ohio 43041, or by phone at (937) 644-0011, to: (a) request additional copies of this Proxy Statement and the Company’s 2023 Annual Report or the Notice of Internet Availability of Proxy Materials; or (b) notify the Company that such registered shareholder wishes to receive a separate annual report to shareholders, proxy statement or Notice of Internet Availability of Proxy Materials, as applicable, in the future.

Registered shareholders who share an address may request delivery of a single copy of annual reports to shareholders, proxy statements or Notices of Internet Availability of Proxy Materials, as applicable, in the future, if they are currently receiving multiple copies, by contacting the Company as described in the preceding paragraph.

Many brokerage firms and other holders of record have also instituted householding. If your family or others with a shared address have one or more “street name” accounts under which you beneficially own Common Shares, you may have received householding information from your broker/dealer, financial institution or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of this Proxy Statement and the Company’s 2023 Annual Report or the Notice of Internet Availability of Proxy Materials or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding.

By Order of the Board of Directors,

JAMES HAGEDORN
Chairman of the Board, Chief Executive Officer & President

Annex A
THE SCOTTS MIRACLE-GRO COMPANY
LONG-TERM INCENTIVE PLAN
(EFFECTIVE AS OF JANUARY 22, 2024)

Article 1.

Establishment, Purpose, and Duration

1.1    Establishment. This Plan, an incentive compensation plan, was established by The Scotts Miracle-Gro Company. This Plan was originally effective on January 26, 2006, was amended and restated effective as of October 30, 2007, January 20, 2010, January 17, 2013, January 27, 2017, January 24, 2022, January 23, 2023 and is hereby further amended and restated effective as of January 22, 2024 (the “Effective Date”), as set forth in this document. This Plan shall remain in effect as provided in Section 1.3 hereof.

This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Other Stock-Based Awards. Awards granted under the Plan prior to the Effective Date shall continue to be governed by the applicable Award Agreements and the terms of the Plan without giving effect to the changes made pursuant to this amendment and restatement, and the Committee shall administer such Awards in accordance with the Plan without giving effect to changes made pursuant to this amendment and restatement.

1.2    Purpose of this Plan. The purpose of this Plan is to provide a means whereby Employees, Directors, and Third-Party Service Providers develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. A further purpose of this Plan is to provide a means through which the Company may attract able individuals to become Employees or serve as Directors or Third-Party Service Providers and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company.

1.3    Duration of this Plan. Unless sooner terminated as provided herein, this Plan shall terminate on January 23, 2032. After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions.

Article 2.

Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1    “Affiliate” shall mean any corporation or other entity (including, but not limited to, a partnership or a limited liability company), that is affiliated with the Company through stock or equity ownership or otherwise, and is designated as an Affiliate for purposes of this Plan by the Committee.

2.2    “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.3    “Award Agreement” means either (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including in each case any amendment or modification thereof. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

2.4    “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.5    “Board” or “Board of Directors” means the Board of Directors of the Company.

2.6    “Cause” means, unless otherwise specified in an Award Agreement or in an applicable employment agreement between the Company and a Participant, with respect to any Participant, that the Participant has:

(a)    willfully and materially breached the terms of any employment agreement between the Participant and the Company;

(b)    engaged in willful misconduct that has materially injured the business of the Company or any Subsidiary or Affiliate;

(c)    willfully committed a material act of fraud or material breach of the Participant’s duty of loyalty to the Company or any Subsidiary or Affiliate;

(d)    willfully and continually failed to attempt in good faith to perform the Participant’s duties hereunder (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness), after written notice has been delivered to the Participant by the Company, which notice specifically identifies the manner in which the Participant has not attempted in good faith to perform his duties; or

(e)    been convicted, or plead guilty or nolo contendere for the commission of an act or acts constituting a felony under the laws of the United States or any state thereof.

For purposes of subsections (a) - (d), no act, or failure to act, on the Participant’s part shall be deemed “willful” unless, the Company reasonably determines, in good faith, that it was done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his act, or failure to act, was in the best interest of the Company or any Subsidiary or Affiliate.

2.7    “Change in Control” means the occurrence of any of the following:

(a)    The members of the Board on the Effective Date (“Incumbent Directors”) cease for any reason other than death to constitute at least a majority of the members of the Board, provided that any director whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the then Incumbent Directors also will be treated as an Incumbent Director; or

(b)    Any “person,” including a “group” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act, but excluding the Company, any of its Subsidiaries, any employee benefit plan of the Company or any of its Subsidiaries or Hagedorn Partnership, L.P. or any party related to Hagedorn Partnership, L.P. as determined by the Committee) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than thirty percent (30%) of the combined voting power of the Company’s then outstanding securities; or

(c)    Consummation of (i) the merger or other business combination of the Company with or into another entity in which the shareholders of the Company immediately before the effective date of such merger or other business combination own less than fifty percent (50%) of the voting power in such entity; or (ii) the sale or other disposition of all or substantially all of the assets of the Company; or

(d)    The adoption by the shareholders of the Company of a plan relating to the liquidation or dissolution of the Company; or

(e)    For any reason, Hagedorn Partnership, L.P. or any party related to Hagedorn Partnership, L.P. as determined by the Committee becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than forty-nine percent (49%) of the combined voting power of the Company’s then outstanding securities.

The Committee may provide for a more restrictive definition of Change in Control in an Award Agreement if necessary or appropriate to comply with Code Section 409A or as the Committee deems appropriate.

Notwithstanding the foregoing, an Award that is subject to Code Section 409A will not be paid or settled upon a Change in Control unless the Change in Control also constitutes a “change in control event” under Code Section 409A and Treasury Regulation Section 1.409A-3(i)(5).

2.8    “Change in Control Price” means the price per Share paid in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change in Control occurring solely by reason of events not related to a transfer of Shares, the highest Fair Market Value of a Share on any of the thirty (30) consecutive trading days ending on the last trading day before the Change in Control occurs.

2.9    “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision, as well as any applicable interpretative guidance issued related thereto.

2.10    “Committee” means the Compensation and Organization Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

2.11    “Company” means The Scotts Miracle-Gro Company, an Ohio corporation, and any successor thereto as provided in Article 19 herein.

2.12    “Director” means any individual who is a member of the Board of Directors of the Company.

2.13    “Dividend Equivalent” has the meaning set forth in Article 13.

2.14    “Effective Date” has the meaning set forth in Section 1.1.

2.15    “Employee” means any individual who performs services for and is designated as an employee of the Company, its Affiliates, and/or its Subsidiaries on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company, Affiliate, and/or Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company, Affiliate, and/or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company, Affiliate, and/or Subsidiary during such period.

2.16    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.17    “Fair Market Value” or “FMV” means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share reported on the New York Stock Exchange (“NYSE”) or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, Fair Market Value shall be deemed to be equal to the closing price of a Share on the relevant date if it is a trading day or, if such date is not a trading day, on the next trading day. In the event Shares are not publicly traded at the time a determination of their value is required to be made hereunder (a) with respect to NQSOs, SARs and Awards that are subject to Code Section 409A, “Fair Market Value” shall mean the value as determined by the Committee through the reasonable application of a reasonable valuation method, taking into account all information material to the value of the Company, within the meaning of Code Section 409A and (b) with respect to all other Awards, the determination of “Fair Market Value” shall be made by the Committee in such manner as it deems appropriate. Such definition(s) of FMV shall be specified in each Award Agreement and may differ depending on whether FMV is in reference to the grant, exercise, vesting, settlement, or payout of an Award.

2.18    “Full-Value Award” means an Award other than in the form of an ISO, NQSO, or SAR, and which is settled by the issuance of Shares.

2.19    “Full-Value Factor” has the meaning set forth in Section 4.1(b).

2.20    “Grant Date” means the date an Award is granted to a Participant pursuant to the Plan.

2.21    “Grant Price” means the price established at the time of grant of a SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.

2.22    “Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422, or any successor provision.

2.23    “Insider” shall mean an individual who is, on the relevant date, an officer or Director of the Company, or a more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board or Committee in accordance with Section 16 of the Exchange Act.

2.24    “Non-employee Director” means a Director who is not an Employee on the Grant Date.

2.25    “Non-employee Director Award” means any NQSO, SAR, or Full-Value Award granted to a Participant who is a Non-employee Director pursuant to such applicable terms, conditions, and limitations as the Board or Committee may establish in accordance with this Plan.

2.26    “Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.27    “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

2.28    “Option Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

2.29    “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.

2.30    “Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

2.31    “Performance Goals” shall be established by the Committee, based on one or more of the following criteria or derivations of such criteria or such other criteria as determined by the Committee, including but not limited to the following: net earnings or net income (before or after taxes); earnings per share (basic or diluted); net sales or revenue growth; net operating profit; return measures (including, but not limited to, return on assets, capital, invested capital, investor return, equity, sales, revenue or dividend yield); cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); earnings before or after taxes, interest, depreciation, and/or amortization; gross or operating margins; productivity ratios; share price (including, but not limited to, growth measures and total shareholder return); expense targets; margins; operating efficiency; market share; customer satisfaction; working capital targets; economic value added or EVA(R) (net operating profit after tax minus the sum of capital multiplied by the cost of capital); developing new products and lines of revenue; reducing operating expenses; developing new markets; meeting completion schedules; developing and managing relationships with regulatory and other governmental agencies; managing cash; managing claims against the Company, including litigation; identifying and completing strategic acquisitions or joint ventures; and debt leverage and/or any other bank covenant ratio. Any Performance Goal(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit or joint venture of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Goals as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate. The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) unusual and infrequently occurring items as described in applicable Accounting Principles Board opinions and in management’s discussion and analysis of financial conditions and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (f) acquisitions or divestitures, (g) foreign exchange gains and losses, and (h) other appropriate events. The Committee has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals.

2.32    “Performance Period” means the period of time during which the Performance Goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.33    “Performance Share” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria or Performance Goal(s), as applicable, have been achieved.

2.34    “Performance Unit” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria or Performance Goals, as applicable, have been achieved.

2.35    “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of Performance Goals, or the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

2.36    “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.37    “Plan” means The Scotts Miracle-Gro Company Long-Term Incentive Plan, as amended and restated from time to time.

2.38    “Plan Year” means the Company’s fiscal year.

2.39    “Restricted Stock” means an Award granted to a Participant pursuant to Article 8.

2.40    “Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8, except no Shares are actually awarded to the Participant on the Grant Date.

2.41    “Share” means a common share of the Company, without par value per share.

2.42    “Stock Appreciation Right” or “SAR” means an Award granted to a Participant pursuant to Article 7.

2.43    “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

2.44    “Termination” or “Terminate” means: (a) if a Participant is an Employee, cessation of the employee-employer relationship between a Participant and the Company and all Affiliates and Subsidiaries for any reason; (b) if a Participant is a Non-employee Director, termination of the Non-employee Director’s service on the Board for any reason; and (c) if a Participant is a Third-Party Service Provider, termination of the Third-Party Service Provider’s service relationship with the Company and all Affiliates and Subsidiaries for any reason. Notwithstanding the foregoing, with respect to any Award subject to Code Section 409A, any such cessation or termination also must constitute a “separation from service” as defined under Treasury Regulation Section 1.409A-1(h). Effective for Awards granted on or after January 20, 2010, an Award Agreement may specify a different definition of “Termination” or “Terminate,” that will apply to such Award Agreement; provided that no such different definition shall cause the term of the Award to which it relates to extend beyond the maximum possible term for such Award contemplated under the applicable provisions of this Plan and any applicable law, regulation or stock exchange rule.

2.45    “Third-Party Service Provider” means any consultant, agent, advisor, or independent contractor who renders services to the Company, a Subsidiary, or an Affiliate that (a) are not in connection with the offer or sale of the Company’s securities in a capital raising transaction, and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

Article 3.

Administration

3.1    General. The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee shall be comprised, unless otherwise determined by the Board, solely of not less than two members who shall be (i) “non-employee directors” within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Exchange Act, and (ii) “independent directors,” as determined in accordance with the independence standards established by the stock exchange on which the Shares are at the time primarily traded. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals. By accepting an Award under this Plan, each Participant agrees to all Committee determinations as described above.

3.2    Authority of the Committee. The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of this Plan and any Award Agreement or other agreement or document ancillary to or in connection with this Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering this Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements and whether the terms of any exercise, vesting or restriction periods will be based upon the achievement of specific Performance Goals, granting Awards as an alternative to or as the form of payment for grants or rights earned or due under compensation plans or arrangements of the Company, construing any provision of the Plan or any Award Agreement, and, subject to Article 17, adopting modifications and amendments to this Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate.

3.3    Delegation. The Committee may delegate to one or more of its members or to one or more officers of the Company, and/or its Subsidiaries and Affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is considered an Insider; (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated. Notwithstanding the foregoing, awards to Non-employee Directors shall be administered and interpreted by the Board.

Article 4.

Shares Subject to this Plan and Maximum Awards

4.1    Number of Shares Available for Awards.

(a)    Subject to adjustment as provided in Section 4.3 herein, the maximum number of Shares that may be issued under the Plan with respect to Awards granted on or after the Effective Date (the “Share Authorization”) is the sum of: (i) two million five hundred thousand (2,500,000) Shares, plus (ii) the number of Shares that remained available for Awards under the Plan as of November 27, 2023 (1,820,961), plus (iii) the number of Shares subject to outstanding Awards under the Plan as of November 27, 2023 that terminate, expire, or are cancelled, forfeited, exchanged, or surrendered without having been exercised, vested, or paid under the Plan (not exceeding 3,576,618 Shares). The Shares available for issuance under this Plan may be authorized and unissued Shares or treasury Shares.

(b)    Subject to the provisions of Section 4.2, in determining the number of Shares that remain available for issuance to Participants pursuant to Awards granted under this Plan on or after January 17, 2013, the Share Authorization shall be reduced by one Share for each Share covered by an Option or Stock Appreciation Right granted on or after January 17, 2013, and the Share Authorization shall be reduced by two Shares (the “Full Value Factor”) per each Share subject to an Award, other than an Option or Stock Appreciation Right, granted on or after January 17, 2013. If a Stock Appreciation Right is settled by the issuance of Shares, the Share Authorization shall be reduced by the number of Shares covered by the Stock Appreciation Right rather than the number of Shares issued in settlement of the Stock Appreciation Right.

(c)    Subject to adjustment as provided in Section 4.3, the maximum number of Shares of the Share Authorization that may be issued pursuant to the exercise of ISOs granted on or after the Effective Date, shall be four million three hundred twenty thousand nine hundred and sixty-one (4,320,961) Shares.
(d)    The maximum Grant Date value of Shares subject to Awards granted to a Non-employee Director during any Plan Year, in the Participant’s capacity as a Non-employee Director, shall not exceed $500,000 in total value. For purposes of this limit, the value of such Awards shall be calculated based on the Grant Date fair value of such Awards for financial reporting purposes.

4.2    Reallocation of Shares. To the extent that Awards terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, then the Shares subject to such Award shall be available again for grant under Section 4.1(a) of this Plan; provided, however, that the number of Shares that shall again be available shall be based on the Full Value Factor if the previous Award was not an Option or Stock Appreciation Right. If any Shares are withheld by the Company or are tendered (either actually or by attestation) by a Participant to satisfy any tax withholding obligation with respect to an Award (other than an Option or Stock Appreciation Right), then the Shares so tendered or withheld shall again be available for issuance under the Plan and correspondingly increase the total number of Shares available for issuance under Section 4.1(a) of the Plan based on the Full Value Factor. Notwithstanding anything to the contrary in this Section 4.2, the following Shares will not again become available for issuance under the Plan: (i) any Shares which would have been issued upon any exercise of an Option but for the fact that the exercise price was paid by a “net exercise” or any Shares tendered (either actually or by attestation) by a Participant in payment of the exercise price of an Option; (ii) any Shares withheld by the Company or Shares tendered (either actually or by attestation) by a Participant to satisfy any tax withholding obligation with respect to an Option or a Stock Appreciation Right (but not other Awards); (iii) Shares covered by a Stock Appreciation Right that are not issued in connection with the stock settlement upon its exercise; or (iv) Shares that are repurchased by the Company using Option exercise proceeds.

4.3    Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure, number of outstanding Shares or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the Full Value Factor set forth in Section 4.1, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, and other value determinations applicable to outstanding Awards.

The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect such changes or distributions and to modify any other terms of outstanding Awards, including modifications of Performance Goals and changes in the length of applicable Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

Notwithstanding anything to the contrary in this Section 4.3, an adjustment to an Option or SAR shall be made only to the extent such adjustment complies with the requirements of Code Section 409A.

Subject to the provisions of Article 17 and notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate (including, but not limited to, a conversion of equity awards into Awards under this Plan in a manner consistent with paragraph 53 of FASB Interpretation No. 44), subject to compliance with the rules under Code Sections 409A, 422 and 424, as and where applicable.

Article 5.

Eligibility and Participation

5.1    Eligibility. Individuals eligible to participate in this Plan include all Employees, Directors, and Third-Party Service Providers.

5.2    Actual Participation. Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of, each Award.

Article 6.

Stock Options

6.1    Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion; provided that ISOs may be granted only to eligible Employees of the Company or of any parent or subsidiary corporation (as permitted under Code Sections 422 and 424).

6.2    Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which the Option shall become vested and exercisable, including, without limitation, whether Options will vest based upon the achievement of specific Performance Goals, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

6.3    Option Price. The Option Price for each grant of an Option under this Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the Grant Date; provided, further, however, that the Option Price must be at least equal to one hundred and ten percent (110%) of the FMV of a Share on the Grant Date with respect to any ISO issued to a Participant who, on the Grant Date, owns (as defined in Code Section 424(d)) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its subsidiary corporation (as defined in Code Section 424(f)) (a “10% Shareholder”).

6.4    Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the day before the tenth (10th) anniversary of the Grant Date; provided, further, however, that no ISO granted to a 10% Shareholder shall be exercisable later than the day before the fifth (5th) anniversary of its Grant Date.

6.5    Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant. Notwithstanding anything in this Plan to the contrary, to the extent that the aggregate FMV of the Shares (determined as of the Grant Date of the applicable ISO) with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and its subsidiary corporations (as defined in Code Section 424(f)) exceeds $100,000, such Options shall be treated as Nonqualified Stock Options.

6.6    Payment. Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price (provided that except as otherwise determined by the Committee, the Shares that are tendered must have been held by the Participant for at least six (6) months (or such other period, if any, as the Committee may permit) prior to their tender to satisfy the Option Price if acquired under this Plan or any other compensation plan maintained by the Company or have been purchased on the open market); (c) by a cashless (broker-assisted) exercise; (d) by a combination of (a), (b) and/or (c); or (e) any other method approved or accepted by the Committee in its sole discretion, including by the withholding of Shares subject to the exercisable Option, which have a Fair Market Value on the date of exercise equal to the Option Price, if permitted by the Committee.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

6.7    Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

6.8    Termination of Employment or Service. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following the Participant’s Termination. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for Termination.

6.9    Notification of Disqualifying Disposition. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) calendar days thereof.

Article 7.

Stock Appreciation Rights

7.1    Grant of SARs. Subject to the terms and conditions of this Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee.

Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of this Plan, in determining the terms and conditions pertaining to such SARs, including, without limitation, whether SARs will vest based upon the achievement of specific Performance Goals.

The Grant Price for each grant of a SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, the Grant Price on the Grant Date must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the Grant Date.

7.2    SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

7.3    Term of SAR. The term of a SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and no SAR shall be exercisable later than the tenth (10th) anniversary date of its Grant Date.

7.4    Exercise of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

7.5    Settlement of SARs. Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)    The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(b)    The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout may be set forth in the Award Agreement pertaining to the grant of the SAR.

7.6    Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following the Participant’s Termination. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to this Plan, and may reflect distinctions based on the reasons for Termination.

7.7    Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of a SAR granted pursuant to this Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of a SAR for a specified period of time.

Article 8.

Restricted Stock and Restricted Stock Units

8.1    Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of this Plan or an Award Agreement, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the Grant Date.

8.2    Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

8.3    Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable, including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, whether Shares of Restricted Stock and/or Restricted Stock Units will vest based upon the achievement of specific Performance Goals, time-based restrictions on vesting following the attainment of the Performance Goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.

8.4    Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.3, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

The sale or transfer of the common shares of The Scotts Miracle-Gro Company represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in The Scotts Miracle-Gro Company Long-Term Incentive Plan, and in the associated Award Agreement. A copy of this Plan and such Award Agreement will be provided by The Scotts Miracle-Gro Company, without charge, within five (5) days after receipt of a written request therefor.

8.5    Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

8.6    Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following the Participant’s Termination. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to this Plan, and may reflect distinctions based on the reasons for Termination.

8.7    Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Code Section 83(b). If a Participant makes an election pursuant to Code Section 83(b) concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

Article 9.

Performance Units/Performance Shares

9.1    Grant of Performance Units/Performance Shares. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

9.2    Value of Performance Units/Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the Grant Date. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.

9.3    Earning of Performance Units/Performance Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended (unless otherwise specified in the Award Agreement), the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved.

9.4    Form and Timing of Payment of Performance Units/Performance Shares. Payment of earned Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period (unless otherwise specified in the Award Agreement). Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

9.5    Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following the Participant’s Termination. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to this Plan, and may reflect distinctions based on the reasons for Termination.

9.6    Performance Units and Performance Shares shall be transferred or paid to the Participant as determined by the Committee in the applicable Award Agreement, consistent with the requirements of Code Section 409A.

Article 10.

Other Stock-Based Awards

10.1    Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.2    Value of Other Stock-Based Awards. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish Performance Goals in its discretion applicable to Other Stock-Based Awards. If the Committee exercises its discretion to establish Performance Goals, the number and/or value of Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the Performance Goals are met.

10.3    Payment of Other Stock-Based Awards. Payment, if any, with respect to an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines and as specified in the Award Agreement.

10.4    Termination of Employment or Service. The Committee shall determine the extent to which the Participant shall have the right to receive Other Stock-Based Awards following the Participant’s Termination. Such provisions shall be determined in the sole discretion of the Committee, shall be included in an agreement entered into with each Participant, need not be uniform among all Awards of Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for Termination.

Article 11.

Transferability of Awards

11.1    Transferability. Except as provided in Section 11.2 below, during a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant or the Participant’s legal representative. Awards shall not be transferable other than by will or the laws of descent and distribution; no Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind; and any purported transfer in violation hereof shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares issuable in the event of, or following, the Participant’s death, may be provided.

11.2    Committee Action. The Committee may, in its discretion, determine that notwithstanding Section 11.1, any or all Awards (other than ISOs) shall be transferable to and exercisable by such transferees, and subject to such terms and conditions, as the Committee may deem appropriate; provided, however, no Award may be transferred for value (as defined in the General Instructions to Form S-8).

Article 12.

Non-employee Director Awards

The Board shall determine all Awards to Non-employee Directors. The terms and conditions of any grant to any such Non-employee Director shall be set forth in an Award Agreement.

Article 13.

Dividends or Dividend Equivalents

Any Participant selected by the Committee may be granted dividends or Dividend Equivalents based on the dividends declared on Shares that are subject to any Award (other than Options or SARs), to be credited as of dividend payment dates, during the period between the Grant Date and the date the Award becomes payable or as otherwise provided in an Award Agreement, as determined by the Committee; provided, however, that dividends or Dividend Equivalents on Shares shall be payable only when and to the extent that the underlying Awards vest and become payable. Such dividends and Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee.

Article 14.

Beneficiary Designation

Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s spouse, executor, administrator, or legal representative in that order.

Article 15.

Rights of Participants

15.1    Employment or Service. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries, to Terminate any Participant at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a Director or Third-Party Service Provider for any specified period of time.

Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 17, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

15.2    Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

15.3    Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 16.

Change in Control

16.1    Accelerated Vesting and Settlement. Subject to Section 16.2, on the date of any Change in Control:

(a)    Each Option and SAR (other than Options and SARs of Non-employee Directors) outstanding on the date of a Change in Control (whether or not exercisable) will be cancelled in exchange (i) for cash equal to the excess of the Change in Control Price over the Option Price or Grant Price, as applicable, associated with the cancelled Option or SAR or, (ii) at the Committee’s discretion, for whole Shares with a Fair Market Value equal to the excess of the Change in Control Price over the Option Price or Grant Price, as applicable, associated with the cancelled Option or SAR and the Fair Market Value of any fractional Share will be distributed in cash. However, the Committee, in its sole discretion, may offer the holders of the Options or SARs to be cancelled a reasonable opportunity (not longer than 15 days beginning on the date of the Change in Control) to exercise all their outstanding Options and SARs (whether or not otherwise then exercisable);

(b)    Except as otherwise provided in an Award Agreement, all performance goals associated with Awards for which Performance Goals have been established will be deemed to have been met on the date of the Change in Control, all Performance Periods accelerated to the date of the Change in Control and all outstanding Awards for which Performance Goals have been established (including those subject to the acceleration described in this subsection) will be distributed in a single lump sum cash payment within thirty (30) days following such Change in Control; and

(c)    All other then-outstanding Awards whose exercisability or vesting depends merely on the satisfaction of a service obligation by a Participant to the Company, Subsidiary, or Affiliate (“Service Award”) shall vest in full and be free of restrictions related to the vesting of such Awards. All Service Awards whose vesting is so accelerated will be distributed, if not already held by a Participant and to the extent applicable, (i) in a single lump-sum cash payment within thirty (30) days following such Change in Control based on the Change in Control Price or, (ii) at the Committee’s discretion, in the form of whole Shares based on the Change in Control Price.

16.2    Alternative Awards. Section 16.1 will not apply to the extent that the Committee reasonably concludes in good faith before the Change in Control occurs that Awards will be honored or assumed, or new rights will be substituted (collectively, “Alternative Awards”), by the Employee’s employer (or the parent or a subsidiary of that employer), or (if the Company is the surviving company) that the Awards in effect immediately prior to the Change in Control shall continue without change following the Change in Control (“Continued Award”), provided that any Alternative Award or Continued Award must, as applicable:

(a)    Be based on stock that is (or, within 60 days of the Change in Control, will be) traded on an established securities market;

(b)    Provide the Employee with the rights and entitlements substantially equivalent to or better than the rights, terms and conditions of each Award for which it is substituted, including an identical or better exercise or vesting schedule and identical or, in the case of an Award that is not subject to Code Section 409A, better timing and methods of payment;

(c)    Have substantially equivalent economic value to the Award (determined at the time of the Change in Control) for which it is substituted; and

(d)    Provide that, if the Employee is involuntarily Terminated without Cause or the Employee constructively Terminates within twenty-four (24) months following the Change in Control, any conditions on the Employee’s rights under, or any restrictions on transfer or exercisability applicable to, each Alternative Award or Continued Award will be waived or lapse. For purposes of this section, a constructive Termination means a Termination by an Employee following a material reduction in the Employee’s compensation or job responsibilities (when compared to the Employee’s compensation and job responsibilities on the date of the Change in Control) or the relocation of the Employee’s principal place of employment to a location at least fifty (50) miles from his or her principal place of employment on the date of the Change in Control (or other location to which the Employee has been reassigned with his or her written consent), in each case without the Employee’s written consent.

Notwithstanding anything herein to the contrary, no Alternative Award shall be made with respect to an Option or SAR if it would cause the Option or SAR to fail to comply with the requirements of Code Section 409A.

16.3    Non-employee Directors’ Awards. Upon a Change in Control, each outstanding:

(a)    Option or SAR held by a Non-employee Director will be cancelled unless (i) the Shares continues to be traded on an established securities market after the Change in Control or (ii) the Non-employee Director continues to be a Board member after the Change in Control. In the situations just described, the Options or SARs held by a Non-employee Director will be unaffected by a Change in Control. Any Options and SARs held by a Non-employee Director to be cancelled under the next preceding sentence will be exchanged (iii) for cash equal to the excess of the Change in Control Price over the Option Price or Grant Price, as applicable, associated with the cancelled Option or SAR held by a Non-employee Director or, (iv) at the Board’s discretion, for whole Shares with a Fair Market Value equal to the excess of the Change in Control Price over the Option Price or Grant Price, as applicable, associated with the cancelled Option or SAR held by a Non-employee Director and the Fair Market Value of any fractional Share will be distributed in cash. However, the Board, in its sole discretion, may offer Non-employee Directors holding Options or SARs to be cancelled a reasonable opportunity (not longer than 15 days beginning on the date of the Change in Control) to exercise all their outstanding Options and SARs (whether or not otherwise then exercisable).

(b)    Restricted Stock or Restricted Stock Unit held by a Non-employee Director will be settled within thirty (30) days following such Change in Control for a lump sum cash payment equal to the Change in Control Price.

(c)    All other types of Awards held by a Non-employee Director will be settled within thirty (30) days following such Change in Control for a lump sum cash payment equal to the Change in Control Price less any amount the Non-employee Director would be required to pay in order for the Award to be exercised or settled, other than any such amount related to taxes.

Article 17.

Amendment, Modification, Suspension, and Termination

17.1    Amendment, Modification, Suspension, and Termination. Subject to Section 17.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan and any Award Agreement in whole or in part; provided, however, that except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of Shares), the Company shall not, without the prior approval of the Company’s shareholders, (i) amend the terms of outstanding Options or SARs to reduce the exercise price of such outstanding Options or SARs, (ii) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs, or (iii) cancel outstanding Options or SARs with an exercise price above the current stock price in exchange for cash or other securities. No material amendment of this Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.

17.2    Adjustment of Awards Upon the Occurrence of Certain Unusual and Infrequently Occurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or infrequently occurring events (including, without limitation, the events described in Section 4.3 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan. Notwithstanding anything to the contrary in this Section 17.2, an adjustment to an Option or SAR shall be made only to the extent such adjustment complies with the requirements of Code Section 409A.

17.3    Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary (other than Section 17.4), no termination, amendment, suspension, or modification of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.

17.4    Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Board may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, each Participant agrees to any amendment made pursuant to this Section 17.4 to any Award granted under the Plan without further consideration or action.

Article 18.

Tax Withholding

The Company has the right to withhold from any payment of cash or Shares to a Participant or other person under the Plan an amount sufficient to cover any required withholding taxes, including the Participant’s social security and Medicare taxes (FICA) and federal, state, local income tax or such other applicable taxes (“Taxes”) with respect to an Award. The Company may require the payment of any Taxes before issuing any Shares pursuant to an Award. The Committee may, if it deems appropriate in the case of a Participant, withhold such Taxes through a reduction of the number of Shares issued to such Participant, or allow the Participant to elect to cover all or any part of such withholding for Taxes, through a reduction of the number of Shares issued to the Participant or a subsequent return to the Company of Shares held by the Participant, in each case valued in the same manner as used in computing the withholding taxes under the applicable laws.

Article 19.

Successors

All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 20.

General Provisions

20.1    Forfeiture Events.

(a)    The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, Termination for Cause, termination of the Participant’s provision of services to the Company, Affiliate, and/or Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

(b)    If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve (12)-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurs) of the financial document embodying such financial reporting requirement.

20.2    Legend. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

20.3    Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

20.4    Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

20.5    Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchange as may be required.

20.6    Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a)    Obtaining any approvals from governmental agencies that the Company determines are necessary; and

(b)    Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary.

20.7    Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

20.8    Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

20.9    Employees Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have

Employees, Directors, or Third-Party Service Providers, the Committee, in its sole discretion, shall have the power and authority to:

(a)    Determine which Affiliates and Subsidiaries shall be covered by this Plan;

(b)    Determine which Employees, Directors, and/or Third-Party Service Providers outside the United States are eligible to participate in this Plan;

(c)    Modify the terms and conditions of any Award granted to Employees and/or Third-Party Service Providers outside the United States to comply with applicable foreign laws;

(d)    Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 20.9 by the Committee shall be attached to this Plan document as appendices; and

(e)    Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

20.10    Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

20.11    Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries, and/or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company, its Subsidiaries, and/or its Affiliates under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

20.12    No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

20.13    Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

20.14    Deferred Compensation. This Plan is intended to comply with the requirements of Code Section 409A, to the extent applicable. All Awards shall be construed and administered such that the Award either (i) qualifies for an exemption from the requirements of Code Section 409A or (ii) satisfies the requirements of Code Section 409A. If an Award is subject to Code Section 409A, unless the Agreement specifically provides otherwise: (i) distributions shall only be made in a manner and upon an event permitted under Code Section 409A, (ii) payments to be made upon a termination of employment shall only be made upon a “separation from service” under Code Section 409A, (iii) payments to be made upon a Change in Control shall only be made upon a “change of control event” under Code Section 409A, (iv) each payment shall be treated as a separate payment for purposes of Code Section 409A, and (v) in no event shall a Participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with Code Section 409A. Any Award granted under this
Plan that is subject to Code Section 409A and that is to be distributed to a “specified employee” (as defined below) upon Termination shall be administered so that any distribution with respect to such Award shall be postponed for six months following the date of the Participant’s Termination, if required by Code Section 409A. If a distribution is delayed pursuant to Code Section 409A, the distribution shall be paid within 30 days after the end of the six-month period. If the Participant dies during such six-month period, any postponed amounts shall be paid within 90 days of the Participant’s death. The determination of “specified employees,” including the number and identity of persons considered “specified employees” and the identification date, shall be made by the Committee or its delegate each year in accordance with Code Section 416(i) and the “specified employee” requirements of Code Section 409A. In no event shall the Company have any responsibility or liability if any Award does not meet the applicable requirements of Code Section 409A. Although the Company intends to administer the Plan to prevent taxation under Code Section 409A, the Company does not represent or warrant that the Plan or any Award complies with any provision of federal, state, local or other tax law.

20.15    Company Policies. All Awards granted under the Plan shall be subject to any applicable Company clawback or recoupment policies, share trading policies and other policies that may be implemented by the Company from time to time.

20.16    Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

20.17    No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

20.18    Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Ohio, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Ohio, to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

20.19    Indemnification. Subject to requirements of Ohio law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability, or expense is a result of his/her own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Articles of Incorporation or Code of Regulations, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

20.20    Controlling Language. Unless otherwise specified herein, in the event of a conflict between the terms of the Plan and the terms of an Award Agreement, the terms of the Plan shall control.

THE SCOTTS MIRACLE-GRO CO. ATTN: KATHY UTTLEY — PARALEGAL 14111 SCOTTSLAWN ROAD MARYSVILLE, OH 43041
VOTE BY INTERNET
Before The Meeting — Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time on January 21, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting — Go to www.virtualshareholdermeeting.com/SMG2024

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by The Scotts Miracle-Gro Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM Eastern Time on January 21, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to The Scotts Miracle-Gro Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E53514-P15388-Z73574	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

THE SCOTTS MIRACLE-GRO COMPANY
Your Board of Directors recommends you vote FOR the following:
1.	Election of four directors, each to serve for a term of three years to expire at the 2027 Annual Meeting of Shareholders:
	Nominees:	For	Against	Abstain
	1a. Thomas N. Kelly Jr.	☐	☐	☐
	1b. Brian E. Sandoval	☐	☐	☐
	1c. Peter E. Shumlin	☐	☐	☐
	1d. John R. Vines	☐	☐	☐

Your Board of Directors recommends that you vote FOR the following proposals:						For	Against	Abstain
2.	Approval, on an advisory basis, of the compensation of the Company's named executive officers.					☐	☐	☐
3.	Ratification of the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2024.					☐	☐	☐
4.	Approval of an amendment and restatement of The Scotts Miracle-Gro Company Long-Term Incentive Plan to increase the maximum number of common shares available for grant to participants.					☐	☐	☐

The undersigned shareholder(s) authorize(s) the individuals designated to vote this proxy to vote, in their discretion, to the extent permitted by applicable law, upon such other matters (none known by the Company at the time of solicitation of this proxy) as may properly come before the Annual Meeting or any adjournment or postponement.

Please sign exactly as your name appears hereon. The signer hereby revokes all prior proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.
Note: Please fill in, sign, date and return this proxy card in the enclosed envelope. When signing as Attorney, Executor, Administrator, Trustee or Guardian, please give full title as such. If shareholder is a corporation, please sign the full corporate name by an authorized officer. If shareholder is a partnership or other entity, an authorized person should sign in the entity's name. Joint Owners must each sign individually.

]			Date		Signature (Joint Owners)		Date

NOTICE OF VIRTUAL ANNUAL MEETING OF SHAREHOLDERS
MONDAY, JANUARY 22, 2024, AT 9:00 A.M., EASTERN TIME
Access to this year’s virtual Annual Meeting of Shareholders will be available at
www.virtualshareholdermeeting.com/SMG2024. A replay of the meeting will be available for 1 year.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of
Shareholders To Be Held on January 22, 2024:
The Notice of Annual Meeting of Shareholders, Proxy Statement and 2023 Annual Report are available at
www.proxyvote.com.

E53515-P15388-Z73574
THE SCOTTS MIRACLE-GRO COMPANY
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 22, 2024
The holder(s) of common shares of The Scotts Miracle-Gro Company (the "Company") identified on this proxy card hereby appoint(s) James Hagedorn and Dimiter Todorov, and each of them, the proxies of the shareholder(s), with full power of substitution in each, to attend the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held via live webcast only at www.virtualshareholdermeeting.com/SMG2024, on Monday, January 22, 2024, at 9:00 a.m., Eastern Time, and any adjournment or postponement, and to vote all of the common shares which the shareholder(s) is/are entitled to vote at such Annual Meeting or any adjournment or postponement.

Where a choice is indicated, the common shares represented by this proxy card, when properly executed and returned, will be voted or not voted as specified. If no choice is indicated, the common shares represented by this proxy card when properly executed and returned will be voted "FOR" the election of the nominees listed in Proposal Number 1 as directors of the Company, to the extent permitted by applicable law, "FOR" approval, on an advisory basis, of the compensation of the Company's named executive officers as set forth in Proposal Number 2, “FOR” ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm listed in Proposal Number 3, “FOR” the approval of an amendment and restatement of The Scotts Miracle-Gro Company Long-Term Incentive Plan to increase the maximum number of common shares available for grant to participants under the plan as set forth in Proposal Number 4. If any other matters are properly brought before the Annual Meeting or any adjournment or postponement, or if a nominee for election as a director named in the Proxy Statement who would have otherwise received the required number of votes is unable to serve or for good cause will not serve, the common shares represented by this proxy card will be voted in the discretion of the individuals designated to vote this proxy card, to the extent permitted by applicable law, on such matters or for such substitute nominee(s) as the directors of the Company may recommend.

If common shares are allocated to the account of a shareholder under The Scotts Company LLC Retirement Savings Plan (the “RSP”), then the shareholder hereby directs the Trustee of the RSP to vote all common shares of the Company allocated to such account under the RSP in accordance with the instructions given herein, at the Company’s Annual Meeting and at any adjournment or postponement, on the matters set forth on the reverse side. If no instructions are given, the proxy will not be voted by the Trustee of the RSP.

The shareholder(s) hereby acknowledge(s) receipt of the Notice of Annual Meeting of Shareholders and the related Proxy Statement for the January 22, 2024 Annual Meeting, as well as the Company’s 2023 Annual Report. Any proxy heretofore given to vote the common shares which the shareholder(s) is/are entitled to vote at the Annual Meeting is hereby revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE SCOTTS MIRACLE-GRO COMPANY.
(This proxy card continues and must be signed and dated on the reverse side.)